Exhibit 10.6

EXECUTION VERSION

ABL CREDIT AGREEMENT

Dated as of July 27, 2012

Among

PC INTERMEDIATE HOLDINGS, INC.

PC MERGER SUB, INC.

(to be merged with and into

PARTY CITY HOLDINGS INC.)

PC FINANCE SUB, INC.

(to be merged with and into

PARTY CITY CORPORATION)

THE SUBSIDIARIES OF THE BORROWERS

FROM TIME TO TIME PARTY HERETO

THE FINANCIAL INSTITUTIONS PARTY HERETO

as the Lenders,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Administrative Agent,

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

GOLDMAN SACHS LENDING PARTNERS LLC

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A.,

as Syndication Agent,

BARCLAYS BANK PLC,

GOLDMAN SACHS LENDING PARTNERS LLC

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Documentation Agents,

BMO HARRIS BANK N.A.

TD BANK N.A.,

US BANK N.A.,

and

WELLS FARGO BANK, N.A.,

as Senior Managing Agents

i

(Cont.)

(Cont.)

(Cont.)

SCHEDULES:
1.01(a)	—	Commitment Schedule
1.01(b)	—	Existing Letters of Credit
1.01(c)	—	Mortgaged Properties
1.01(d)	—	Adjustments to Consolidated Adjusted EBITDA
1.01(e)	—	Disqualified Institutions
2.21(a)	—	DDAs
2.21(b)	—	Credit Card Arrangements
2.21(c)	—	Blocked Accounts
3.05	—	Real Property
3.15	—	Capitalization and Subsidiaries
5.13(b)	—	Post-Closing Obligations
4.01(b)	—	Local Counsel
6.01(i)	—	Existing Indebtedness
6.01(t)	—	Corporate Leases Assigned/Sold/Transferred
6.02	—	Existing Liens
6.04	—	Negative Pledges
6.06	—	Restrictive Agreements
6.07	—	Existing Investments
6.11	—	Transactions with Affiliates
9.01	—	Borrowers’ Website Address for Electronic Delivery

EXHIBITS:
A	—	[Reserved]
B	—	Form of Assignment and Assumption
C	—	Form of Borrowing Base Certificate
D	—	Form of Compliance Certificate
E	—	Form of Subsidiary Joinder Agreement
F	—	Form of Letter of Credit Request
G	—	Form of Borrowing Request
H	—	Form of Promissory Note
I	—	Form of Interest Election Request
J	—	Form of Solvency Certificate
K	—	Form of Subsidiary Borrower Joinder
L-1	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Note Partnerships for U.S. Federal Income Tax Purposes)
L-2	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
L-3	—	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
L-4	—	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of July 27, 2012 (this “Agreement”), by and among PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), to be merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), to be merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party hereto, the Lenders (as defined in Article 1), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and DBTCA and BANK OF AMERICA, N.A. (“Bank of America”), as co-ABL collateral agents for the Lenders (DBTCA and Bank of America, in their capacity as co-ABL collateral agents, the “Co-ABL Collateral Agents”).

RECITALS

A. Holdings owns all of the Capital Stock of Merger Sub and Merger Sub owns all of the Capital Stock of Finance Sub. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a Wholly-Owned Subsidiary of Holdings. On the Closing Date, Finance Sub will merge with and into Party City, with Party City surviving such merger as a Wholly-Owned Subsidiary of the Company.

B. To fund a portion of the Merger, the Sponsors and certain other investors (including the Management Investors) will contribute an amount in Cash (or, in the case of certain of the existing shareholders of the Company and certain of the Management Investors, Cash or non-Cash) equity contributions, directly or indirectly, to Holdings (which, in the case of Cash equity, will be contributed to Merger Sub), which Cash equity, when combined with the equity (and Deemed Rollover Equity) of certain of the existing shareholders of the Company and the Management Investors that will be retained, rolled over or converted, if any, shall be no less than 30.0% of the total consolidated pro forma debt and equity of the Borrower Agent and its subsidiaries on the Closing Date after giving effect to the transactions described herein (such contribution and rollover, collectively, the “Equity Contribution”).

C. To consummate the transactions contemplated by the Merger Agreement, Merger Sub will issue the Senior Notes, and Merger Sub and Finance Sub will borrow term loans under the Term Loan Agreement.

D. The Borrowers have requested that (a) the Lenders extend credit in the form of Revolving Loans at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not in excess of $400,000,000, subject to increase as provided herein, (b) the Swingline Lender to extend credit, at any time and from time to time during the Availability Period, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of 10.0% of the Aggregate Commitments and (c) the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $50,000,000.

E. The Lenders and the Swingline Lender are willing to extend such credit to the Borrowers, the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers and Guarantors, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“90-Day Excess Availability” means the quotient obtained by dividing (i) the sum of each day’s Excess Availability during the 90-consecutive day period immediately preceding the proposed transaction by (ii) 90.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Pledge and Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Additional Lender” has the meaning assigned to such term in Section 2.23(b).

“Adjustment Date” means the first day of each January, April, July and October, as applicable.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Account” has the meaning assigned to such term in Section 2.21(d).

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.23(d).

“Advent” means Advent International Corporation and shall include any fund affiliated with Advent International Corporation.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Borrower or any of its Subsidiaries, threatened in writing against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under Common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of a Sponsor and none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Aggregate Commitments” means, at any time, the sum of the Commitments at such time. As of the Closing Date, the Aggregate Commitments is $400,000,000.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus  1/2%, (b) the LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.0%, and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be.

“Applicable Conditions” means with respect to any transaction, (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) 90-Day Excess Availability and Excess Availability on the date of the proposed transaction (in each case, calculated on a Pro Forma Basis to include the borrowing of any Loans or issuance of any Letters of Credit in connection with the proposed transaction) are equal to or greater than 12.5% of the Line Cap, (c) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis to include the borrowing of any Loans or issuance of any Letters of Credit in connection with the proposed transaction) as of such date is at least 1.00 to 1.00; provided that if (x) 90-Day Excess Availability and Excess Availability on the date of the proposed transaction (in each case, calculated on a Pro Forma Basis to include the borrowing of any Loans or issuance of any Letters of Credit in connection with the proposed transaction) is greater than or equal to 20.0% of the Line Cap at such time and (y) at no time during the 90 consecutive day period immediately preceding the proposed transaction was Excess Availability less than the greater of (i) 10.0% of the Line Cap and (ii) $30,000,000, then this clause (c) shall not apply and (d) the Borrower Agent shall have delivered a certificate of a Responsible Officer to the Administrative Agent certifying as to compliance with the requirements of clauses (a) through (c) (if applicable).

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitments; provided that for purposes of Section 2.22 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in any such calculations. If the Commitments have terminated or expired, the Applicable Percentages of each Lender shall be determined based on the Revolving Exposure of the applicable Lenders, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or LIBO Rate Loan, the applicable rate per annum set forth below under the caption “LIBO Rate Spread” or “ABR Spread”, as the case may be, based upon the Average Historical Excess Availability as of the most recent Adjustment Date; provided that until the first Adjustment Date occurring at least one full calendar quarter ended after the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Historical Excess Availability	LIBO Rate Spread	ABR Spread
Category 1
Average Historical Excess Availability less than 33.3%	2.00%	1.00%
Category 2
Average Historical Excess Availability equal to or greater than 33.3% but less than 66.7%	1.75%	0.75%
Category 3
Average Historical Excess Availability equal to or greater than 66.7%	1.50%	0.50%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Historical Excess Availability in accordance with the table above; provided that (a) if a Borrowing Base Certificate is not delivered when required pursuant to Section 5.01(q), Average Historical Excess Availability shall be deemed to be in Category 1 until a Borrowing Base Certificate is delivered in compliance with Section 5.01(q) and (b) for so long as a Default or Event of Default has occurred and is continuing, the Applicable Rate shall not be subject to adjustment to any stepdown based on higher Average Historical Excess Availability as provided herein.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower Agent.

“Available Commitment” means, at any time, the Aggregate Commitments then in effect minus the Revolving Exposure of all Lenders at such time.

“Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date.

“Average Historical Excess Availability” means, at any Adjustment Date, the quotient, expressed as a percentage obtained by dividing (a) the average daily Excess Availability for the calendar quarter immediately preceding such Adjustment Date (with the Borrowing Base at such time for any such day used to determine “Excess Availability”, calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(q)) by (b) the Line Cap.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between any Borrower and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Borrower with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards and (iv) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Banking Services Obligation for the purposes of the Loan Documents.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Blocked Account Agreement” has the meaning assigned to such term in Section 2.21(c).

“Blocked Accounts” has the meaning assigned to such term in Section 2.21(c).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Agent” means (a) prior to the consummation of the Merger, Merger Sub and (b) upon and after the consummation of the Merger, the Company.

“Borrowers” means (a) the Borrower Agent and (b) the Subsidiary Borrowers.

“Borrowing” means any (a) Revolving Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect, (b) Swingline Loan or (c) Protective Advance.

“Borrowing Base” means, at any time, an amount equal to (a) the Trade Receivables Component plus (b) the Inventory Component plus (c) the Credit Card Receivables Component minus (d) the then amount of all Reserves as may at any time and from time to time be established in accordance with Section 2.25. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(q) and Reserves established pursuant to Section 2.25.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Agent, in substantially the form of Exhibit C, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower Agent and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“Borrowing Request” means a request by any Borrower (or the Borrower Agent on behalf of such Borrower) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit G, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower Agent and the Administrative Agent or such other form as shall be reasonably acceptable to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower Agent that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Dominion Event” means at any time (a) an Event of Default under Sections 7.01(a), 7.01(c) (with respect to breaches of Section 2.21, 5.01(q) or 6.18(a)), 7.01(f) or 7.01(g) exists or has occurred and is continuing or (b) Excess Availability shall have been less than the greater of (x) 12.5% of the Line Cap and (y) $30,000,000 for five consecutive Business Days; provided that the Administrative Agent has notified the Borrower Agent thereof. The occurrence of a Cash Dominion Event shall be deemed to exist and to be continuing notwithstanding that Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Excess Availability shall have been at least the greater of (x) 12.5% of the Line Cap and (y) $30,000,000 for 30 consecutive calendar days, in which event a Cash Dominion Event shall no longer be deemed to exist or be continuing.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a capital surplus of not less than $500,000,000 (each Lender and each commercial bank referred to herein as a “Cash Equivalent Bank”); (e) shares of any money market mutual fund (i) whose investment guidelines restrict 95% of such fund’s investments to the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; and (f) with respect to Foreign Subsidiaries, investments of the types described in clause (d) above issued by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof; provided that increased costs as a result of any Change in Law pursuant to this clause (x)

shall only be reimbursable by the Borrowers to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) at any time prior to a Qualifying IPO, the Permitted Holders directly or indirectly ceasing to beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) Capital Stock representing more than 50.0% of the total voting power of all of the outstanding voting stock of Holdings;

(b) at any time on or after a Qualifying IPO, the acquisition by any Person or group (with-in the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders;

(c) the Borrowers ceasing to be directly or indirectly wholly-owned Subsidiaries of Holdings; or

(d) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes or the Term Loan Facility, any Incremental Equivalent Debt or any other Junior Indebtedness (other than Specified Unsecured Indebtedness) (or any Refinancing Indebtedness in respect of any of the foregoing) with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Charges” has the meaning assigned to such term in Section 9.18.

“Chester Distribution Center” means the distribution center located at 47 Elizabeth Drive, Chester, New York owned in fee by the Orange County Industrial Development Agency.

“Chester Distribution Center Collateral” means the land and improvements comprising the Chester Distribution Center as described in the mortgage securing the Chester Distribution Center Permanent Financing as in effect on the date hereof.

“Chester Distribution Center Permanent Financing” means Indebtedness as evidenced by the Real Estate Promissory Note, dated December 19, 2001, by Amscan, Inc. to the Orange County Business Development Corporation, and endorsed to the New York Job Development Authority, in an aggregate principal amount outstanding not to exceed $2,829,124.85.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Closing Date” means July 27, 2012 , which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Co-ABL Collateral Agents” has the meaning assigned to such term in the preamble to this Agreement.

“Closing Date Material Adverse Effect” means any Effect that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on or change in the financial condition, assets, liability, business or results of operations of the Company and the Subsidiaries, taken as a whole; provide, however, that no Effect caused by or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been or will be a Closing Date Material Adverse Effect: (a) any Effect affecting the economy of the United States generally, including changes in the credit, debt, capital or financial markets (including changes in interest or exchange rates) or the economy of any region or country in which the Company or any Subsidiaries conducts business; (b) any Effect affecting the industries in which the Company and the Subsidiaries operate; (c) any Effect arising in connection with earthquakes, natural disasters beyond the control of the Company or global, national or regional political conditions, including hostilities, military actions, political instability, acts of terrorism or war or any escalation or material worsening of any such hostilities, military actions, political instability, acts of terrorism or war existing or underway as of the date hereof; (d) any failure, in and of itself, by the Company or any Subsidiary to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Acquisition Agreement (it being understood that the facts or occurrences giving rise to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); (e) the failure of Buyer to consent to any of the actions contemplated in Section 6.2(b) of the Merger Agreement following a request for such consent to the extent that the Arrangers consent to Buyer’s failure to provide such written consent (which consent of the Arrangers shall not be unreasonably withheld, conditioned or delayed); (f) compliance with, or any action required to be taken by the Company or any Subsidiary under, the terms of the Merger Agreement (other than the Company’s obligations pursuant to Section 6.2(a) of the Merger Agreement); (g) any Effect that results from any action taken at the express prior request of Buyer or with Buyer’s prior consent, so long as the Arrangers consented to such request or consent by the Buyer (which consent of the Arrangers shall not be unreasonably withheld, conditioned or delayed); (h) the announcement of the execution of the Merger Agreement, or the pendency of the Transactions; (i) any Change in Law or GAAP or interpretation thereof, in each case after the date hereof; or (j) any breach by Buyer or Merger Sub of their obligations under the Merger Agreement, unless, in the cases of clauses (a), (b), (c) or (i) above, such changes have had or would reasonably be expected to have a materially disproportionate impact on the financial condition, business or results of operations of the Company and the Subsidiaries, taken as a whole, relative to other affected participants in the industries in which the Company and the Subsidiaries operate (in which case, only the incremental disproportionate impact shall be taken into account in determining whether there has been a Material Adverse Effect). Defined terms used in this definition (other than the term “Merger Agreement”) without definition shall have the meanings ascribed thereto in the Merger Agreement (as in effect on June 4, 2012).

“Co-Documentation Agents” means Barclays Bank PLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc., in their capacity as Co-Documentation Agents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower Agent or any of its Subsidiaries in the ordinary course of business of such Person.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, acquire participations in Letters of Credit and Swingline Loans, and to make Protective Advances hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time as a result of a Commitment Increase, (b) reduced from time to time pursuant to Section 2.09 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments on the Closing Date is $400,000,000.

“Commitment Fee Rate” means for each calendar quarter or portion thereof, the applicable rate per annum set forth below based upon the amount by which the Aggregate Commitments exceed the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding calendar quarter:

Average Daily Principal Balance of the Outstanding Revolving Loans and Letters of Credit	Commitment Fee Rate
Category 1
Less than 50.0% of the Aggregate Commitments	0.375%
Category 2
Equal to or greater than 50.0% of the Aggregate Commitments	0.250%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the amount by which the Aggregate Commitments exceed the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding calendar quarter in accordance with the table above.

“Commitment Increase” has the meaning assigned to such term in Section 2.23(a).

“Commitment Increase Lender” has the meaning assigned to such term in Section 2.23(e).

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Compliance Event” means the period (a) commencing on the day that (i) an Event of Default occurs or (ii) Excess Availability is less than the greater of (x) 10.0% of the Line Cap at such time and (y) $30,000,000 and (b) continuing until the first period of 30 consecutive days, at all times during which (i) no Event of Default has existed and (ii) Excess Availability for each day during such 30-day period has been greater than the greater of (x) 10.0% of the Line Cap at such time and (y) $30,000,000.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower Agent and its Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xi), (xii) and (xiv)) the amounts of:

(i) consolidated interest expense (including (i) fees and expenses paid to the Administrative Agent and the Co-ABL Collateral Agents in connection with their services hereunder, (ii) other bank, administrative agency (or trustee) and financing fees, (iii) costs of surety bonds in connection with financing activities and (iv) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and hedging agreements);

(ii) taxes paid and provisions for taxes based on income, profits or capital of the Borrower Agent and its Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding and similar taxes, including any penalties and interest;

(iii) Consolidated Depreciation and Amortization Expense for such period;

(iv) other non-Cash charges, including the excess of GAAP rent expense over actual Cash rent paid, including the benefit of lease incentives (in the case of a charge) or the excess of actual Cash rent paid, including the benefit of lease incentives, over GAAP rent expense (in the case of a gain) during such period due to the use of straight line rent for GAAP purposes; provided that if any such non-Cash charge represents an accrual or reserve for potential Cash items in any future period, (i) the Borrower Agent may determine not to add back such non-Cash charge in the current period and (ii) to the extent the Borrower Agent does decide to add back such non-Cash charge, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made);

(v) (A) Transaction Costs and (B) transaction fees, costs and expenses incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance of Capital Stock, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or repayment of Indebtedness or similar transactions, (2) in connection with a Qualifying IPO or (3) to the extent reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance; provided that, in respect of any fees, costs and expenses incurred pursuant to clause (3) above, the Borrower Agent in good faith expects to receive reimbursement for such fees, costs and expenses within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) the amount of any expense or deduction associated with any Subsidiary attributable to non-controlling interests or minority interests of third parties;

(vii) any portion of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, the Borrower Agent or any of its Subsidiaries (A) to the Sponsors (or their Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.11(f);

(viii) the amount of any one-time restructuring charge or reserve, including in connection with (A) acquisitions permitted hereunder after the Closing Date and (B) the consolidation or closing of facilities, stores or distribution centers during such period;

(ix) earn-out obligations incurred in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.07 and paid or accrued during such period and on similar acquisitions and Investments completed prior to the Closing Date;

(x) expected cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing) and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions; provided that (x) such cost savings, operating expense reductions or synergies are reasonably expected to be realized within 18 months of the consummation of such transaction and (y) the aggregate amount of such costs savings, operating expense reductions and synergies under this clause (x) (other than the adjustments set forth in Schedule 1.01(d)) shall not exceed, together with any amounts added back pursuant to clause (xi) and the amount of any Pro Forma Adjustment pursuant to the definition thereof (other than pursuant to clause (b)(x) thereof), 15.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xi) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers (without duplication of amounts in clause (ix) above) and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses shall not exceed, together with any amounts added back pursuant to clause (x) and the amount of any Pro Forma Adjustment pursuant to the definition thereof (other than pursuant to clause (b)(x) thereof), 15.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xii) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Borrower Agent in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements;

(xiv) Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back; and

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) other non-Cash items (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period);

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements; and

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Fixed Charge Coverage Ratio and the Total Leverage Ratio, for any period that includes the Fiscal Quarter ended on or about March 31, 2012, the Fiscal Quarter ended on or about December 31, 2011 or the Fiscal Quarter ended on or about September 30, 2011 or the Fiscal Quarter ended on or about June 30, 2011, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about March 31, 2012, shall be deemed to be $40,329,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on December 31, 2011, shall be deemed to be $164,262,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 30, 2011 shall be deemed to be $30,474,000 and Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about June 30, 2011, shall be deemed to be $62,510,000.

“Consolidated Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower Agent and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Borrower Agent and its Subsidiaries. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:

(a) the purchase price of property, plant or equipment or software in an amount equal to the proceeds of asset dispositions of fixed or capital assets that are not required to be applied to prepay the Loans under the Term Loan Facility,

(b) expenditures made with tenant allowances received by the Borrower Agent or any of its Subsidiaries from landlords in the ordinary course of business and subsequently capitalized,

(c) any amounts spent in connection with Investments permitted pursuant to Section 6.07 and expenditures made in connection with the Transactions,

(d) expenditures financed with the proceeds of an issuance of Capital Stock of any Parent Company, or a capital contribution to the Borrowers,

(e) expenditures that are accounted for as capital expenditures by the Borrowers or any Subsidiary and that actually are paid for by a Person other than the Borrowers or any Subsidiary to the extent neither the Borrowers nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period),

(f) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Loan Parties in Cash by a third party (including landlords) during such period of calculation,

(g) the book value of any asset owned by the Borrowers or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired,

(h) that portion of interest on Indebtedness incurred for capital expenditures which is paid in Cash and capitalized in accordance with GAAP,

(i) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or

(j) in the event that any equipment is purchased simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding (a) any amount not paid or payable currently in Cash, (b) amortization of deferred financing costs, (c) Transaction Costs otherwise included in Consolidated Interest Expense and (d) any annual agency fees with respect to any Indebtedness, in each case, to the extent included in Consolidated Interest Expense.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period (a) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrower Agent and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrower Agent and its Subsidiaries, (i) including, (A) all commissions, discounts and other fees and charges owed with respect to Indebtedness of the Borrower Agent and any of its Subsidiaries and (B) any commitment fees on the unused portion of the Revolving Commitments as set forth in Section 2.12 and (ii) excluding (A) any costs associated with obtaining, or breakage costs in respect of, Hedge Agreements and (B) any fees and expenses associated with any permitted dispositions and asset sales, acquisitions and Investments, equity issuances or issuances of Indebtedness (in each case, whether or not consummated), less (c) any Cash interest income of the Borrower Agent or any of its Subsidiaries actually received during such period. For avoidance of doubt, Consolidated Interest Expense shall be net of payments made or received under interest rate Hedge Agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower Agent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) the income (or loss) of any Person (other than a Subsidiary of the Borrower Agent and other than Amscan de Mexico, S.A. de C.V. for so long as it is treated as a consolidated subsidiary of the Borrower Agent in accordance with GAAP) in which any other Person (other than the Borrower Agent or any of its Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Borrower Agent or any of its Subsidiaries by such Person during such period,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to asset sales or dispositions (including asset retirement costs) or returned surplus assets of any Plan outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of legal settlements, fines, judgments or orders),

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk),

(e) any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities in connection with store closures or asset retirement obligations and (ii) facilities, stores or distribution centers that have been closed during such period,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness,

(g) (i) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, any Borrower or any of their Subsidiaries, in each case, to the extent that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with net Cash proceeds contributed to the common equity of the Borrower Agent as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower Agent,

(h) accruals and reserves that are established within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (B) good will or other asset impairment charges, write-offs or write-downs, and

(j) (i) effects of adjustments (including, without limitation, the effects of such adjustments pushed down to the Borrower Agent and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower Agent and its Subsidiaries at such date.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all funded Indebtedness described in clauses (a), (b), (c), (d), and (f) (with respect to amounts drawn and not reimbursed for a period in excess of five Business Days) of the definition of “Indebtedness” of the Borrower Agent and its Subsidiaries.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means cost determined according to the accounting policies used in the preparation of the Borrower Agent’s most recent audited financial statements prior to the date hereof (pursuant to which the average cost method of accounting is used for retail inventories and the FIFO method of accounting is being used for wholesale inventories) without regard to intercompany profit or increases for currency exchange rates.

“Credit Card Notification” has the meaning provided in Section 2.21(c).

“Credit Card Receivables Component” means the face amount of Eligible Credit Card Receivables multiplied by 90.0%.

“Credit Extensions” means each of (a) a Borrowing and (b) an LC Credit Extension.

“Credit Facility” means the Loans and Letters of Credit provided to or for the benefit of the Borrowers pursuant to the terms of this Agreement.

“Cure Amount” has the meaning provided in Section 6.18(b).

“Cure Right” has the meaning provided in Section 6.18(b).

“Customer Credit Liability Reserve” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards sold by the Borrowers and Loan Guarantors entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits issued by and customer deposits received by the Borrowers and Loan Guarantors.

“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent (which notice shall be delivered only upon the occurrence and during the continuation of an Event of Default), to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“DBTCA” has the meaning assigned to such term in the preamble to this Agreement.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties other than Excluded Accounts. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Intercreditor Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Rollover Equity” means the contingent claim of an existing shareholder of the Company to receive a portion of the Merger consideration to which it was otherwise entitled under the Merger Agreement on the Closing Date, so long as such claim is subject to automatic conversion into a right to receive (in lieu thereof) common equity of the Buyer (as defined in the Merger Agreement) no later than August 6, 2012 on the terms provided in the Payment and Funding Agreement.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan or to fund its participation in a Letter of Credit, Swingline Loan or Protective Advance required to be made or funded by it hereunder, (b) notified the Administrative Agent, any Issuing Bank or Swingline Lender or a Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within three Business Days after the request of Administrative Agent or the Borrower Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans and Protective Advances; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrowers, Administrative Agent, Swingline Lender and each Issuing Bank shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrowers, Administrative Agent, Swingline Lender and each Issuing Bank), to continue to perform its obligations as a Lender hereunder; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap collar and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower Agent in good faith) of non-Cash consideration received by the Borrower Agent or a Subsidiary in connection with a sale or disposition pursuant to Section 6.08(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-Cash consideration converted to Cash or Cash Equivalents).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Maturity Date, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Maturity Date, (iii) contains any repurchase obligation which may come into effect prior to payment in full in Cash of all Obligations or (iv) provides for the scheduled payments of dividends in cash on or prior to 91 days following the Maturity Date; provided that any Capital

Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control, Qualifying IPO or an asset sale occurring prior to 91 days following the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Borrower Agent or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower Agent (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means any Person listed on Schedule 1.01(e) and any other Person identified by name in writing to the Administrative Agent and the Lenders after the Closing Date to the extent such Person becomes a competitor or is or becomes an affiliate of a competitor of the Company or its Subsidiaries or the Borrower Agent or its subsidiaries, which designations shall become effective two days after delivery of each such written supplement to the Administrative Agent and the Lenders, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans; provided that a “competitor” or an affiliate of a competitor shall not include any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or affiliate thereof, as applicable, and for which no personnel involved with the investment of such competitor or affiliate thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their subsidiaries).

“Disregarded Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (a) substantially all of the assets of which consist of Capital Stock of Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds the equity of one or more Foreign Subsidiaries.

“Document” has the meaning set forth in Article 9 of the UCC.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effect” means any effect, change, event, occurrence, development or circumstance.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of a Lender or (d) an Approved Fund of a Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Defaulting Lender, (iii) Holdings or any Borrower or any Subsidiary thereof, (iv) any Sponsor or any of its Affiliates or (v) any Disqualified Institution.

“Eligible Credit Card Receivables” means Accounts due to any Loan Party on a non-recourse basis from Visa, MasterCard, American Express Company, Discover, Diners Club and other major credit card or debit card issuer and processors, as arise in the ordinary course of business, which have been earned by performance, and are not excluded as ineligible by one or more of the criteria set forth below (without duplication of any Reserves established in accordance with Section 2.25). Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from credit card or debit card processors that have been outstanding for more than five Business Days from the date of sale or for such longer period as may be approved by the Administrative Agent in its reasonable discretion;

(b) Accounts due from credit card or debit card processors with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Administrative Agent for its own benefit and the benefit of the other Secured Parties, Second Priority Liens, Permitted Encumbrances (without limiting the ability of the Co-ABL Collateral Agents to change, establish or eliminate any Reserves in their Permitted Discretion on account of any such Permitted Encumbrances) and other Liens permitted pursuant to Sections 6.02(o), 6.02(t), 6.02(u) and 6.02(k) (as it pertains to any of the foregoing);

(c) Accounts due from credit card or debit card processors that are not subject to a first priority security interest in favor of the Administrative Agent for its own benefit and the benefit of the other Secured Parties other than Permitted Encumbrances having priority by applicable law (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(d) Accounts due from credit card or debit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback and except to the extent such claim, counterclaim, offset or chargeback is limited by an agreement that is reasonably satisfactory to the Administrative Agent);

(e) Except as otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld), Accounts due from credit card or debit card processors as to which the credit card or debit card processor has the right under certain circumstances to require any Borrower to repurchase the Accounts from such credit card processor;

(f) Except as otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld), Accounts due from any Person on account of any private label credit card or debit card receivables other than such Accounts under programs between any Borrower and a third party reasonably acceptable to the Administrative Agent where the third party retains the consumer credit exposure;

(g) Accounts due from credit card or debit card processors (other than Visa, MasterCard, American Express Company, Diners Club and Discover) which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection; or

(h) Accounts which are acquired in connection with a Permitted Acquisition to the extent the Administrative Agent shall not have received a Report in respect of such Accounts, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that the Administrative Agent shall take such actions as are reasonably required to obtain such a Report (which Report shall be at the expense of the Borrowers and shall not be considered in any limitation on such Reports at the expense of Borrowers provided in Section 5.06 or otherwise) promptly upon the request of any Borrower (or the Borrower Agent on behalf of such Borrower); provided that the Administrative Agent may, in its Permitted Discretion, determine to include such Accounts as Eligible Credit Card Receivables prior to the receipt by Administrative Agent of such Report, without limiting the right of Administrative Agent to subsequently exclude such Accounts based on the results of such Report.

“Eligible In-Transit Inventory” means, at any time, without duplication of other Eligible Inventory, Inventory of the Loan Parties:

(a) which has been shipped (A) from a foreign location for receipt by any Loan Party within 45 days of the date of shipment, or (B) from a domestic location for receipt by any Loan Party within 15 days of the date of shipment, but, in either case, which has not yet been delivered to such Loan Party;

(b) for which the purchase order is in the name of a Loan Party and title has passed to such Loan Party;

(c) for which the document of title reflects any Loan Party as consignee or, if reasonably requested by the Administrative Agent, names the Administrative Agent as consignee, and in each case for Inventory shipped from or held in a foreign location, as to which the Administrative Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Administrative Agent, by the delivery of a Customs Broker Agreement);

(d) for which the document of title, if requested by the Administrative Agent, is negotiable;

(e) which is insured in accordance with the terms of this Agreement; and

(f) which otherwise is not excluded from the definition of Eligible Inventory (except per the lead-in to such definition or by violation of clauses (g), (j) or (m) of that definition).

“Eligible Inventory” means, at any time, all Inventory (excluding Eligible In- Transit Inventory) of the Loan Parties; provided that Eligible Inventory shall not include any Inventory (without duplication of any Reserves established in accordance with Section 2.25):

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent (other than a Landlord Lien as to which a Landlord Lien Reserve applies and other than Permitted Liens (without limiting the ability of the Co-ABL Collateral Agents to change, establish or eliminate any Reserves in their Permitted Discretion in respect of such Permitted Liens);

(b) which is unmerchantable, damaged, defective or unfit for sale;

(c) which does not conform in all material respects to the representations and warranties contained in this Agreement or the Pledge and Security Agreement;

(d) which is not owned only by one or more Loan Parties;

(e) which constitutes work-in-process or supplies, spare parts or other similar items dedicated for internal use by the Loan Parties, bill-and-hold goods or goods that constitute goods held on consignment or goods that are not of a type held for sale in the ordinary course of business;

(f) which is not located in the U.S. or Canada or is in transit with a common carrier from vendors or suppliers (other than Eligible In-Transit Inventory);

(g) which is located at any Specified Location leased by a Loan Party, unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement as to such location or (ii) a Landlord Lien Reserve with respect to such location has been established in accordance with Section 2.25;

(h) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) at a Specified Location and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) a Landlord Lien Reserve has been established in accordance with Section 2.25;

(i) which is being processed offsite by a third party at a third party location or outside processor, or is in transit (other than Eligible In-Transit Inventory) to or from said third party location or outside processor;

(j) which is the subject of a consignment by any Loan Party as consignor or consignee;

(k) which contains or bears any intellectual property rights licensed to any Loan Party pursuant to a license with any Person other than a Loan Party unless the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto;

(l) which is not reflected in a current perpetual inventory report (other than Eligible In-Transit Inventory) of the Borrower Agent or any of its Subsidiaries; or

(m) which is acquired in connection with an acquisition permitted hereunder to the extent the Administrative Agent shall not have received a Report in respect of such Inventory, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that the Administrative Agent shall take such actions as are reasonably required to obtain such a Report (which Report shall be at the expense of the Borrowers and shall not be considered in any limitation on such Reports at the expense of the Borrowers provided in Section 5.06 or otherwise) promptly upon the request of any Loan Party (or the Borrower Agent on behalf of such Loan Party); provided that Administrative Agent may, in its judgment, determine to include such Inventory as Eligible Inventory prior to the receipt by Administrative Agent of such Report, without limiting the right of Administrative Agent to subsequently exclude such Inventory based on the results of such Report.

“Eligible Trade Receivables” means, at any time, all Accounts (excluding Eligible Credit Card Receivables) due to any Loan Party arising from the sale of goods of the Loan Parties or the provision of services by the Loan Parties; provided that Eligible Trade Receivables shall not include any Account (without duplication of any Reserves established in accordance with Section 2.25):

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent (other than Permitted Encumbrances having priority by applicable law, without limiting the ability of the Co-ABL Collateral Agents to change, establish or eliminate any Reserves in their Permitted Discretion on account of any such Permitted Encumbrances);

(b) with respect to which more than 120 days have elapsed from the original invoice date thereof, or which is more than 60 days past due, or which has been written off the books of the Loan Parties or otherwise designated as uncollectible;

(c) which is owing by an Account Debtor for which more than 50.0% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (b) above;

(d) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 20.0% of the aggregate Eligible Trade Receivables;

(e) which does not conform in all material respects to the representations and warranties contained in this Agreement or in the Pledge and Security Agreement;

(f) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not invoiced or evidenced by other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor (it being agreed that the Loan Parties’ current practice with respect to electronic purchase orders and confirmations is reasonably satisfactory to the Administrative Agent), (iii) represents a progress billing, (iv) is contingent upon the Loan Parties’ completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, Cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(g) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Loan Parties or if such Account was invoiced more than once;

(h) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(i) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or Federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(j) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(k) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S. or Canada or any state or province thereof unless, in any case, such Account is backed by a Letter of Credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(l) which is owed in any currency other than U.S. Dollars;

(m) which is owed by (i) the government (or any department, agency, public corporation or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent and, if requested by the Administrative Agent, which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction;

(n) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(o) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted (but, subject to the proviso below, only to the extent of such indebtedness) or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(p) which is subject to any counterclaim, deduction, defense, setoff or dispute notice of which is provided to any Borrower or any of its Subsidiaries but only to the extent of any such counterclaim, deduction, defense, setoff or dispute; provided that no Account that otherwise constitutes an Eligible Trade Receivable shall be rendered ineligible by virtue of this clause (p) to the extent, but only to the extent, that the Account Debtor’s right of setoff is limited by an enforceable agreement that is reasonably satisfactory to the Administrative Agent;

(q) which is evidenced by any promissory note, chattel paper or instrument;

(r) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit any Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or is qualified to do business in such jurisdiction;

(s) with respect to which any Loan Party has made any agreement with the Account Debtor for the reduction thereof, other than discounts and adjustments given in the ordinary course of business, or other than any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account; provided that only the amount of the reduction of any such Account shall be deemed ineligible by virtue of this clause (s);

(t) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(u) which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay; or

(v) which is acquired in connection with an acquisition permitted hereby to the extent the Administrative Agent shall not have received a Report in respect of such Account, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that the Administrative Agent shall take such actions as are reasonably required to obtain such a Report (which Report shall be at the expense of Borrowers and shall not be considered in any limitation on such Reports at the expense of Borrowers provided in Section 5.06 or otherwise) promptly upon the request of any Borrower (or the Borrower Agent on behalf of such Borrower); provided that Administrative Agent may, in its Permitted Discretion, determine to include such Accounts as Eligible Trade Receivables prior to the receipt by Administrative Agent of such Report, without limiting the right of Administrative Agent to subsequently exclude such Accounts based on the results of such Report.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” has the meaning assigned to such term in the Recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower Agent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA, or that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; or (j) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Amount” has the meaning assigned to such term in Section 2.05(b).

“Excess Availability” means, at any time, an amount equal to (a) the Line Cap, minus (b) the aggregate Revolving Exposures of all Lenders at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means any account (a) the balance of which consists exclusively of and is used exclusively for deposit accounts established (or otherwise maintained) by the Borrower Agent and its Subsidiaries that do not have cash balances at any time exceeding $3,000,000 in the aggregate for all such deposit accounts, (b) solely containing Cash allocated as proceeds of the sale of Term Loan First Lien Collateral pursuant to the Intercreditor Agreement or (c) any Trust Fund Account.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary that is prohibited by law, regulation or contractual obligations from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such Loan Guaranty, (d) any not-for-profit Subsidiary, (e) any Captive Insurance Subsidiaries, (f) any special purpose entities used for securitization facilities, (g) any Disregarded Domestic Subsidiary, (h) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary or Disregarded Domestic Subsidiary and (i) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower Agent, the burden or cost of providing a Loan Guaranty or a Lien to secure such Loan Guaranty shall outweigh the benefits to be afforded thereby.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any other Loan Party hereunder, (a) Taxes imposed on (or measured by) its income or franchise Taxes (i) or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Connection Income Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower or any other Loan Party with respect to such withholding tax pursuant to Section 2.17(a), (d) any tax imposed as a result of a Lender’s failure to comply with Section 2.17(e), and (e) any U.S. withholding tax under FATCA.

“Existing ABL Agreement” means the ABL Credit Agreement, dated as of August 13, 2010, among, inter alia, Amscan Holdings, Inc., a Delaware corporation, certain subsidiaries of the Amscan Holdings, Inc., as guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Retail Finance, LLC, as administrative agent and collateral agent.

“Existing Debt Refinancing” means the repayment, redemption, defeasance, discharge, refinancing or termination in full of (or, with respect to clause (b), irrevocable notice for such repayment, redemption, defeasance, discharge, refinancing or termination to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full such Indebtedness) (a) all amounts, if any, due or owing under the Existing ABL Agreement (except to the extent of any Existing Letters of Credit) and the Existing Term Loan Agreement and the termination of all commitments thereunder and (b) the Existing Senior Subordinated Notes.

“Existing Letter of Credit” means any letter of credit previously issued for the account of any Borrower or any other Loan Party by a Lender or an Affiliate of a Lender that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01(c).

“Existing Senior Subordinated Notes” means the 8.75% Senior Subordinated Notes due 2014 issued by Amscan Holdings, Inc., in an original aggregate principal amount of $175,000,000.

“Existing Term Loan Agreement” means the Term Loan Credit Agreement, dated as of December 2, 2010, among, inter alia, the Company, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, heretofore owned, leased, operated or used by any Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter dated as of June 4, 2012, by and among, inter alia, Merger Sub, the Administrative Agent and the Arrangers.

“Finance Sub” has the meaning assigned to such term in the Recitals.

“Financial Officer” of any Person means the chief financial officer, treasurer, assistant treasurer, vice president of finance or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower Agent that such financial statements fairly present, in all material respects, in accordance with GAAP, the financial condition of the Borrower Agent and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning assigned to such term in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to the Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Month” has the meaning assigned to such term in Section 5.01(q).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, such fiscal quarter ending on the later of the retail fiscal quarter and the calendar quarter.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year or the Saturday closest to December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01(b) or (c) minus (i) Maintenance Capital Expenditures (except such expenditures financed with Indebtedness other than Loans) during such period to (b) Fixed Charges for such Test Period, in all cases calculated for the Borrower Agent and its Subsidiaries on a Pro Forma Basis.

“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Consolidated Cash Interest Expense, plus (b) the aggregate amount of scheduled principal payments in respect of Indebtedness of the Borrower Agent and its Subsidiaries paid or payable in Cash during such period (other than payments made by the Borrower Agent or any Subsidiary to the Borrower Agent or any Subsidiary), plus (c) the aggregate amount of federal, state, local and foreign income taxes paid or payable in Cash during such period, plus (d) the aggregate amount of Restricted Payments under Section 6.05(a)(i)(B) (to the extent not otherwise included pursuant to clause (c)), Section 6.05(a)(ii) and Section 6.05(a)(iii) plus (e) scheduled payments in respect of Capital Leases paid or payable in Cash during such period, all calculated for such period for the Borrower Agent and its Subsidiaries on a consolidated basis.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Fixed Charge Coverage Ratio, for any period that includes, the Fiscal Quarter ended on or about March 31, 2012, the Fiscal Quarter ended on or about December 31, 2011, the Fiscal

Quarter ended on or about September 30, 2011 or the Fiscal Quarter ended on or about June 30, 2011, Fixed Charges for the Fiscal Quarter ended on or about March 31, 2012, shall be deemed to be $31,698,000, Fixed Charges for the Fiscal Quarter ended on December 31, 2011, shall be deemed to be $70,566,000, Fixed Charges for the Fiscal Quarter ended on September 30, 2011 shall be deemed to be $28,824,000 and Fixed Charges for the Fiscal Quarter ended on or about June 30, 2011, shall be deemed to be $40,353,000.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any subsidiary that is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 2.03(v).

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to that accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such

Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, exposure to which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority or which may or could pose a hazard to the health and safety or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Borrower or any Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower Agent (a) having Total Consolidated Assets in an amount of less than 2.5% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries and (b) contributing less than 2.5% to consolidated revenues of the Borrower Agent and its Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(b) or (c); provided that the Consolidated Total Assets (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 2.5% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries or 2.5% of the consolidated revenues of the Borrower Agent and its Subsidiaries for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Equivalent Debt” has the meaning assigned to such term in the Term Loan Agreement.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (x) other than for purposes of Section 7.01, any such obligations incurred under ERISA, (y) trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock, and (i) all net obligations of such Person in respect of any Derivative Transaction, including, without limitation, any Hedging Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, Fixed Charge Coverage Ratio or any other financial ratio under this Agreement except to the extent of any accrued interest in respect of unpaid termination or settlement amounts thereunder and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder.

“Indemnified Taxes” means Taxes other than Excluded Taxes or Other Taxes.

“Information” has the meaning set forth in Section 3.11(a).

“Information Memorandum” means the Confidential Information Memorandum dated July 10, 2012, relating to the Borrowers and the Transactions.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Administrative Agent as agent for the Revolving Facility Secured Parties referred to therein, DBTCA, as agent for the Term Loan Secured Parties referred to therein, Holdings, the Borrowers and the Subsidiaries of the Borrowers from time to time party thereto.

“Interest Election Request” means a request by the Borrower Agent in the form of Exhibit I hereto or such other form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the last day (or, if such day is not a Business Day, the next succeeding Business Day) of each March, June, September and December and the Maturity Date and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means (a) with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, nine or twelve months or a shorter period) thereafter, as the Borrowers may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Pledge and Security Agreement.

“Inventory Component” means 90.0% of the Net Recovery Percentage of Eligible Inventory and Eligible In-Transit Inventory (in each case, net of Inventory Reserves not already reflected in the determination of Net Recovery Percentage) multiplied by the value of each such category of Inventory; provided that for purposes of determining the Inventory Component, Eligible In-Transit Inventory shall not in any case exceed $20,000,000.

“Inventory Reserves” means (a) such reserves as may be established from time to time in accordance with Section 2.25 with respect to changes in the determination of the saleability, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory and (b) Shrink Reserves. Without limiting the generality of the foregoing, Inventory Reserves may, in the Co-ABL Collateral Agents’ Permitted Discretion, include reserves based on: (i) seasonality; (ii) imbalance; (iii) change in Inventory character; (iv) change in Inventory composition; (v) change in Inventory mix; (vi) mark-downs (both permanent and point of sale); (vii) out-of-date and/or expired Inventory; and (viii) Inventory which is to be returned to vendor.

“Investment” means (a) any purchase or other acquisition by the Borrower Agent or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than any Borrower or a Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person, and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors and consultants of the Borrowers or their Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an inter-company basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Borrower Agent or any of its Subsidiaries to any other Person (other than any Borrower or any Subsidiary Guarantor). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“Investors” means (i) the Sponsors, (ii) the Management Investors, (iii) certain of the existing shareholders of the Company and (iv) certain other investors identified to the Administrative Agent in writing on the Closing Date.

“Issuing Bank” means as the context may require, (a) DBTCA, (b) Wells Fargo Bank, National Association (c) Bank of America, N.A., (d) any other Lender that, at the request of any Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld), agrees to become an Issuing Bank and (e) solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.12(a).

“Junior Indebtedness” means any Subordinated Indebtedness, Specified Unsecured Indebtedness and any Indebtedness secured by Liens junior to the Lien of the Administrative Agent with respect to the Collateral (other than Indebtedness under the Term Loan Facility and other Indebtedness permitted to be incurred hereunder that is secured by a Lien on the Collateral on a pari passu basis with the Term Loan Facility).

“Landlord Lien” means any Lien of a landlord on any Borrower’s or any Subsidiary’s property, granted by statute or otherwise.

“Landlord Lien Reserve” means an amount equal to up to three months’ rent for all of the Loan Parties’ leased locations or the amount that may be payable for three months to any third party warehouse, trailer storage or other self-storage facility or bailee where Eligible Inventory is located in each Landlord Lien State for retail stores, trailer storage or self-storage facilities and in any state for distribution centers or warehouses (any such leased location, a “Specified Location), in each case, other than any such Specified Locations with respect to which the Administrative Agent shall have received a Collateral Access Agreement in form reasonably satisfactory to the Administrative Agent.

“Landlord Lien State” means any state in which, at any time, a landlord’s claim for rent or the claims of the owner of a leased trailer or a self-storage facility for rent, fees or other charges has priority by operation of law over the Lien of the Administrative Agent in any of the Collateral consisting of Eligible Inventory, as notified by the Administrative Agent to the Borrowers in writing.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a drawing on a Letter of Credit.

“LC Exposure” means, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower or any other Loan Party at such time, less (c) the amount then on deposit in the LC Collateral Account. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule, any Additional Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) pursuant to this Agreement.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.06(b).

“LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, (a) the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in US Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates), and (b) if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, and in each case subject to the reserve percentage prescribed by governmental authorities.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Line Cap” has the meaning assigned to such term in Section 2.01(b).

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to Administrative Agent under the Loan Documents and applicable law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or going out of business sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letters of Credit or Letter of Credit applications, the Collateral Documents and the Intercreditor Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Loan Guarantor” means (i) Holdings, (ii) each Subsidiary Guarantor and (iii) each Borrower but solely with respect to (x) Secured Hedging Obligations under Hedge Agreements and (y) Banking Services Obligations under arrangements, in the case, to which any other Borrower is (and such Borrower is not) a party.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means Holdings, each Borrower, each Subsidiary Guarantor and any other Person who becomes a party to this Agreement as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“Loans” means Revolving Loans, Swingline Loans and Protective Advances.

“Maintenance Capital Expenditures” means any Consolidated Capital Expenditures of the Borrower Agent and its Subsidiaries that are necessary to (a) repair any damage to any store, distribution center or other facility of the Borrower Agent or any of its Subsidiaries or (b) maintain any store, distribution center or other facility of the Borrower Agent or any of the Subsidiaries in good condition and working order (including any Consolidated Capital Expenditures that are necessary to repair any ordinary wear and tear to such store, distribution center or other facility).

“Management Investors” means the officers, directors, employees and other members of the management of the Company and its Subsidiaries.

“Management Agreement” means that certain Advisory Services Agreement, dated as of the Closing Date, by and among, inter alia, Holdings, the Borrower Agent and the Sponsors and their Affiliates.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) on the Closing Date, and in relation only to the Specified Acquisition Agreement Representations, a Closing Date Material Adverse Effect and (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower Agent and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Borrowers and the Loan Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $2,000,000 as of such date and (b) any fee-owned Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $2,000,000 as of the date of acquisition thereof shall be a “Material Real Estate Asset”.

“Maturity Date” means July 27, 2017, or any earlier date on which the Aggregate Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“Merger” shall mean the merger of Merger Sub with and into the Company, with the Company as the surviving entity of such merger.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of June 4, 2012, by and among, inter alia, Merger Sub and the Company.

“Merger Sub” has the meaning assigned to such term in the preamble to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(d), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 5.12.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on owned real property of a Loan Party.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower Agent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Proceeds” means (a) with respect to any asset sale or Prepayment Asset Sale (as defined in the Term Loan Agreement), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such asset sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Loans, Indebtedness under the Term Loan Facility and any other Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such asset sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrowers or any of their Subsidiaries) from the sale price for such asset sale and (v) amounts required to be prepaid pursuant to Section 2.11(b)(ii) of the Term Loan Agreement resulting from such asset sale; provided that if the Borrower Agent shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower Agent’s intent to reinvest such proceeds in accordance with Section 2.11(b)(ii) of the Term Loan Agreement, such proceeds shall not constitute Net Proceeds unless such proceeds have not been so reinvested within the time period specified in Section 2.11(b)(ii) of the Term Loan Agreement; and (b) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other expenses incurred in connection therewith.

“Net Recovery Percentage” means, with respect to Inventory of any Person, the projected recovery of such Inventory on a “going out of business sale” basis, net of all reasonable costs and expenses of liquidation thereof, as based upon the most recent Inventory appraisal conducted in accordance with this Agreement and expressed as a percentage of Cost of such Inventory.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Notice of Intent to Cure” has the meaning provided in Section 6.18(b).

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.20.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but not including, for the avoidance of doubt, the Excluded Taxes.

“Parent Company” means (a) Holdings and (b) any other Person of which the Borrower Agent is an indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05.

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Party City” has the meaning assigned to such term in the Recitals.

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Payment and Funding Agreement” means that certain Payment and Funding Agreement, dated as of July 27, 2012, among the Company, PC Topco Holdings, Inc., Merger Sub, Advent—AMSCAN Acquisition Limited Partnership and Advent-Party City Acquisition Limited Partnership.

“Payment Conditions” means, with respect to any transaction, (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) 90-Day Excess Availability and Excess Availability on the date of the proposed transaction (in each case, calculated on a Pro Forma Basis to include the borrowing of any Loans or issuance of any Letters of Credit in connection with the proposed transaction) is equal to or greater than 15.0% of the Line Cap, (c) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis to include the borrowing of any Loan or the issuance of any Letter of Credit in connection with the proposed transaction) as of such date is at least 1.00 to 1.00; provided that if (x) 90-Day Excess Availability and Excess Availability (in each case calculated on a Pro Forma Basis to include the borrowing of any Loan or the issuance of any Letter in connection with the proposed transaction) is greater than or equal to 25.0% of the Line Cap at such time and (y) at no time during the 90 consecutive day period immediately preceding the proposed transaction was Excess Availability less than the greater of (i) 10.0% of the Line Cap and (ii) $30,000,000, then this clause (c) shall not apply and (d) the Borrower Agent shall have delivered a certificate of a Responsible Officer to the Administrative Agent certifying as to compliance with the requirements of clauses (a) through (c) (if applicable).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” has the meaning assigned to such term in the Pledge and Security Agreement.

“Perfection Certificate Supplement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Permitted Acquisition” means any acquisition by the Borrower Agent or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of or any business line, unit, division or any operating stores of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Subsidiary which serves to increase any Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary), or any acquisition of or Investment in any joint venture; provided that:

(a) immediately prior to, and after giving effect to such acquisition, the Applicable Conditions shall have been satisfied; provided that this clause (a) shall not apply to any acquisition or series of related acquisitions during a Fiscal Year where the aggregate amount of consideration for such acquisition or series of related acquisitions is less than $10,000,000, so long as the aggregate amount of consideration for such acquisition or series of related acquisitions, together with the aggregate amount of consideration for all other Permitted Acquisitions in the same Fiscal Year (excluding any Permitted Acquisition previously subject to the Applicable Conditions pursuant to this clause (a)), is less than $30,000,000;

(b) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom;

(c) the Borrower Agent shall take or cause to be taken with respect to the acquisition of any new Subsidiary of the Borrower Agent, each of the actions required to be taken under Section 5.12, as applicable;

(d) the total consideration paid for by the Loan Parties for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) if an asset acquisition, assets that are not acquired by any Borrower or Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed the sum of (A) the greater of $150,000,000 and 4.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at such time and (B) amounts available under clause (q) of Section 6.07; provided that the limitation under this clause (d) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower Agent or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Subsidiary Guarantor owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y) for such acquisition, not less than 80.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Subsidiaries) is directly generated by Person(s) that become Subsidiary Guarantors (i.e., disregarding all such Consolidated Adjusted EBITDA generated by Subsidiaries of such Subsidiary Guarantors that are not Subsidiary Guarantors); and

(e) the Borrowers shall have delivered to the Administrative Agent on or prior to such acquisition a certificate of a Responsible Officer stating that any related incurrence of Indebtedness is permitted pursuant to this Agreement, that the conditions set forth in clauses (a) through (d) above have been satisfied and including any supporting calculations to demonstrate compliance with clause (a) above.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable credit judgment (from the perspective of a secured asset-based lender) in accordance with customary business practices of the Administrative Agent or the Co-ABL Collateral Agents, as applicable, for comparable asset-based lending transactions.

“Permitted Encumbrances” means Liens permitted to exist as set forth in clauses Section 6.02(b) through Section 6.02(j) and Section 6.02(p), Section 6.02(w), Section 6.02(z) and

“Permitted Holders” means (a) the Investors (other than “roll-over” Investors other than Advent or any Affiliates of Advent) and (b) any Person with which the Persons described in clause (a) form a “group” (within the meaning of the federal securities laws) so long as, in the case of this clause (b), such Persons described in clause (a) beneficially own more than 50.0% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means each Lien permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

“Prime Rate” means the rate of interest announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate”, with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate.

“Pro Forma Adjustment” means, for any period, the pro forma increase or decrease in Consolidated Adjusted EBITDA, as certified to the Administrative Agent by the chief financial officer or other equivalent officer of the Borrower Agent, which pro forma increase or decrease (a) shall be based on the Borrower Agent’s good faith projections and reasonable assumptions as a result of (x) actions taken, prior to or during such period, for the purposes of realizing reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) operating expense reductions and other operating improvements, restructurings, cost savings and similar initiatives and synergies that are reasonably expected to be realized within 18 months following such action or (y) any additional costs, charges, accruals, reserves or expenses incurred prior to or during such period that are attributable to the undertaking of operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs) and (b) shall (x) be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC or (y) not exceed, together with any amounts added back pursuant to clauses (x) and (xi) of the definition of “Consolidated Adjusted EBITDA”, 15.0% of Consolidated Adjusted EBITDA for any four Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments) in the aggregate; provided that (A) so long as such actions are taken prior to or during such period or such costs are incurred prior to or during such period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated Adjusted EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period, and (B) any such pro forma increase or decrease to Consolidated Adjusted EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated Adjusted EBITDA for such period.

“Pro Forma Basis” or “pro forma effect” means with respect to any determination of the Fixed Charge Coverage Ratio, the Total Leverage Ratio or Consolidated Total Assets (including component definitions thereof) that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Subject Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement with respect to any test or covenant for which such calculation is being made: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock of any subsidiary of the Borrowers or any division or product line of the Borrowers or any of their subsidiaries or any designation of a subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition, Investment or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Subject Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Borrowers or any of their subsidiaries in connection therewith; provided that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower Agent to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Borrower or Subsidiary may designate and (d) the acquisition of any Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrowers or any of their subsidiaries; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated Adjusted EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrowers and their subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

“Projections” means the projections of the Borrower Agent and the Subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit H hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Loans made by such Lender.

“Protective Advance” has the meaning assigned to such term in Section 2.04(a).

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualifying IPO” means the issuance and sale by the Borrower Agent or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $100,000,000 are received by or contributed to the Borrower Agent.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by any Loan Party.

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Register” has the meaning assigned to such term in Section 9.04.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent, subject to the provisions of Section 9.12.

“Required Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing more than 50.0% of the sum of the total Revolving Exposure and unused Commitments at such time; provided that the Revolving Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means Customer Credit Liability Reserves, Inventory Reserves, Landlord Lien Reserves and any and all other reserves established in accordance with and subject to Section 2.25. Without limiting the generality of the foregoing but subject to Section 2.25, there may be dilution reserves, reserves for unpaid and accrued sales taxes, reserves for banker’s liens, rights of setoff or similar rights and remedies as to deposit or investment accounts, reserves for contingent liabilities of any Loan Party, reserves for uninsured or underinsured losses or litigation of any Loan Party, reserves for customs charges, freight and shipping charges related to any Inventory in transit, reserves for other taxes, fees, assessments, and other governmental charges with respect to the Collateral or any Loan Party, reserves for self-insurance and insurance premiums and reserves for royalties and other payments to owners or licensors of intellectual property.

“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Article 4), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payment” has the meaning set forth in Section 6.05(b).

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding, except a dividend payable solely in shares of that class of the Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, (b) its LC Exposure, (c) its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time and (d) its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Facility First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.10.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Priority Lien” means any Lien on any asset of any Loan Party that is granted under the Term Loan Security Documents and that, pursuant and subject to the provisions of the Intercreditor Agreement, is junior in priority to the Liens of the Administrative Agent in the Collateral.

“Secured Hedging Obligations” means all Hedging Obligations under each Hedge Agreement that (a) is in effect on the Closing Date between any Borrower and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) is entered into after the Closing Date between any Borrower and any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedge Agreement is entered into, for which such Borrower agrees to provide security, in each case that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Secured Hedging Obligation for the purposes of the Loan Documents; provided that the obligations of the applicable Borrower under such Secured Hedging Obligations have not been designated as Term Loan Facility Obligations (as such term is defined in the Revolving Facility Security Documents).

“Secured Obligations” means all Obligations, together with (a) Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earnout agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Managing Agents” means BMO Harris Bank N.A., TD Bank N.A., US Bank N.A. and Wells Fargo Bank, N.A.

“Senior Note Documents” means the Senior Note Indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing the Senior Notes or providing for any Guarantee or other right in respect thereof. “Senior Notes” means senior notes due 2020 in the aggregate principal amount equal to $700,000,000, as reduced by any repayment, redemption or retirement thereof (and includes any Registered Equivalent Notes).

“Senior Note Indenture” means the Indenture for the Senior Notes, dated July 27, 2012, between each of the Borrowers, each Subsidiary and Wilmington Trust, National Association, as trustee.

“Shrink Reserve” means an amount estimated by the Co-ABL Collateral Agents in their Permitted Discretion to be equal to that amount which is required in order that the shrink reflected in current stock ledger of the Borrower Agent and its Subsidiaries would be reasonably equivalent to the shrink calculated as part of the Borrower Agent’s most recent physical inventory (it being understood and agreed that no Shrink Reserve established by the Co-ABL Collateral Agents shall be duplicative of any shrink as so reflected in the current stock ledger of the Borrower Agent and its Subsidiaries or estimated by the Borrower Agent for purposes of computing the Borrowing Base other than at month’s end).

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Location” has the meaning set forth in the definition of “Landlord Lien Reserve.” “Specified Acquisition Agreement Representations” means the representations made by or on behalf of the Company, its subsidiaries and their respective businesses in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Merger Sub (or any of its applicable Affiliates) has the right to terminate its (or their) obligations under the Merger Agreement or decline to consummate the Merger as a result of the breach of such representations.

“Specified Representations” mean the representations and warranties set forth in Sections 3.01 (as it relates to organizational existence of the Loan Parties), 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), 3.03(b)(i), 3.08, 3.13, 3.16, 3.18, and 3.20(b)(ii).

“Specified Unsecured Indebtedness” means any Indebtedness of the Borrower Agent or any of its Subsidiaries permitted to be incurred pursuant to Sections 6.01(r), (v), or (y) (and any Refinancing Indebtedness in respect thereof) or Section 6.01(p) (as it relates to Section 6.01(w)), in each case, to the extent such Indebtedness is unsecured.

“Sponsors” means collectively THL and Advent.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“stated amount” means, at any time, the maximum amount for which a Letter of Credit may be honored.

“Store Exchange” means the substantially concurrent purchase and sale or exchange of one or more stores, distribution centers and/or other locations (including any inventory, equipment and other assets used or useful at such location) or a combination of the foregoing and Cash and/or Cash Equivalents between any Borrower and/or any of its Subsidiaries on the one hand, and any Person on the other hand; provided that any Net Proceeds received in connection therewith shall be subject to Section 2.11(b)(ii) of the Term Loan Agreement.

“Subject Transaction” means, with respect to any period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments permitted by this Agreement, (c) any disposition of all or substantially all of the assets or stock of a subsidiary (or any business unit, line of business or division of any Borrower or a Subsidiary) permitted by this Agreement, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.10 hereof or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Indebtedness” means any Indebtedness of the Borrower Agent or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“Subscription Agreement” means that certain Subscription Agreement, dated as of July 27, 2012, among PC Topco Holdings, Inc. and Advent-Party City Acquisition Limited Partnership.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person of a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means any subsidiary of the Borrower Agent other than an Unrestricted Subsidiary.

“Subsidiary Borrower” means (i) prior to the consummation of the merger of Finance Sub with and into Party City, Finance Sub, (ii) upon and after the consummation of such merger, Party City and (iii) each Domestic Subsidiary that becomes a Subsidiary Borrower pursuant to a Subsidiary Borrower Joinder, together with its respective successors and assigns; each sometimes being referred to herein individually as a “Subsidiary Borrower”.

“Subsidiary Borrower Joinder Agreement” means a joinder in substantially the form of Exhibit K hereto, to be executed by each Subsidiary Borrower designated as such after the Closing Date as provided in the definition of “Subsidiary Borrower”. Upon receipt of any such Subsidiary Borrower Joinder Agreement, the Administrative Agent shall promptly transmit each such notice to each of the Lenders; provided that any failure to do so by the Administrative Agent shall not in any way affect the status of any such Domestic Subsidiary as a Subsidiary Borrower hereunder.

“Subsidiary Guarantor” means (x) on the Closing Date, each Subsidiary of the Borrower Agent (other than (i) the Subsidiary Borrower (except to the extent comprising a Loan Guarantor by operation of clause (iii) of the definition thereof) or (ii) any Excluded Subsidiary) and (y) thereafter, each Subsidiary of either Borrower that thereafter guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Subsidiary Guarantor Joinder Agreement” has the meaning assigned to such term in Section 5.12.

“Super Majority Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Exposure and unused Commitments at such time; provided that the Revolving Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time.

“Swingline Lender” means DBTCA, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means Bank of America, N.A.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan Agreement” means the Term Loan Credit Agreement, dated as of July 27, 2012, among Holdings, the Borrowers, DBTCA, as administrative agent and collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, modified, refinanced, replaced, extended, renewed or supplemented from time to time.

“Term Loan Facility” means the credit facility pursuant to the Term Loan Agreement and one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for term loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility.

“Term Loan First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Loan Security Documents” has the meaning set forth in the Intercreditor Agreement.

“Test Period” means a period of four consecutive Fiscal Quarters.

“THL” means Thomas H. Lee Partners L.P. and shall include any fund affiliated with Thomas H. Lee Partners L.P.

“Threshold Amount” means $35,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01, in each case for the Borrower Agent and its Subsidiaries.

“Trade Receivables Component” means the face amount of Eligible Trade Receivables multiplied by 90.0%.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount) payable or otherwise borne by Holdings, the Borrower Agent and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (b) the Existing Debt Refinancing, (c) the Merger and the merger of Finance Sub with and into Party City, with Party City surviving such merger as a Wholly-Owned Subsidiary of the Company, (d) the Equity Contribution, (e) the issuance of the Senior Notes and incurrence of Indebtedness under the Term Loan Agreement and (f) the payment of the Transaction Costs.

“Trust Funds” means any Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds as an escrow or fiduciary for another Person.

“Trust Fund Account” means any account containing Cash consisting solely of Trust Funds.

“Trust Fund Certificate” means a certificate of a Responsible Officer of the Borrower Agent certifying (a) the type and amount of any Trust Funds (other than payroll and employee benefit payments in the nature of discretionary contributions) contained or held in a Blocked Account, (b) that the failure to remit such Trust Funds to the Person entitled thereto could reasonably be expected to result in personal, criminal or civil liability to any director, officer or employee of any Loan Party or any Subsidiary of any Loan Party under any applicable law and (c) (x) that the obligation requiring such Trust Funds is due and payable within 10 Business Days of delivery of such certificate and (y) amounts on deposit in any applicable Trust Fund Account are insufficient to make such payment.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.

“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Borrower Agent and its Subsidiaries whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents restricted in favor of the Credit Facility (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Credit Facility); provided that the Unrestricted Cash Amount shall not exceed $150,000,000.

“Unrestricted Subsidiary” means any subsidiary of any Borrower designated by such Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100.0% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of that jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Revolving Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications set forth herein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, in the event that any

Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, contractual restriction, Investment, disposition or affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(c), (k), (w) and (y)), 6.02 (other than Sections 6.02(t)), 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

Section 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature that are used in calculating the Fixed Charge Coverage Ratio, the Total Leverage Ratio or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date unless otherwise agreed to by the Borrower Agent and the Required Lenders; provided that if the Borrower Agent notifies the Administrative Agent that the Borrower Agent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if an amendment is requested by the Borrower Agent or the Required Lenders, then the Borrower Agent and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower Agent notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance herewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower Agent cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, financial ratios and tests (including the Fixed Charge Coverage Ratio, the Total Leverage Ratio and the amount of Consolidated Total Assets) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis; provided that for purposes of determining compliance with Section 6.18 as evidenced by a Compliance Certificate, any Subject Transaction occurring after the last day of the relevant Test Period and prior to the delivery of the Compliance Certificate with respect thereto shall be disregarded. Further, without limiting the proviso in the immediately preceding sentence, if since the beginning of any such Test Period and on or prior to the date of any required calculation of a financial ratio or test (x) a Subject Transaction shall have occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower Agent or any of its Subsidiaries since the beginning of such Test Period shall have made any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction occurred at the beginning of the applicable Test Period.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of Capital Lease, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Leases on the date hereof shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section 1.05. Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06. Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

ARTICLE 2

THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount requested by a Borrower (or the Borrower Agent on behalf of such Borrower) that will not result in:

(a) such Lender’s Revolving Exposure exceeding such Lender’s Commitment, or

(b) the total Revolving Exposures exceeding the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base (such lesser amount, the “Line Cap”).

Within the foregoing limits and subject to the terms and conditions set forth herein (including the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04), the Borrowers may borrow, repay and reborrow Revolving Loans.

Section 2.02. Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan or a Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as any Borrower (or the Borrower Agent on behalf of such Borrower) may request in accordance herewith. Each Swingline Loan and each Protective Advance shall be an ABR Loan. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000; provided that an ABR Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the Aggregate Commitments that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower (or the Borrower Agent on behalf of any Borrower) shall or shall be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Borrowings. To request a Borrowing of Revolving Loans, a Borrower (or the Borrower Agent on behalf of any Borrower) shall notify the Administrative Agent of such request either in writing by delivery of a Borrowing Request (by hand delivery, fax or other electronic transmission (including.“pdf” or.“tif”)) signed by such Borrower (or the Borrower Agent on behalf of any Borrower) or by telephone (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, two Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing (including any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)), not later than 12:00 noon, New York City time, on the date of the proposed Borrowing (or, in each case, such later time as shall be acceptable to the Administrative Agent). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including, “pdf” or “tif”) to the Administrative Agent of a written Borrowing Request signed by such Borrower (or the Borrower Agent on behalf of any Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(iv) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrowers’ account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Protective Advances.

(a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion in the exercise of its commercially reasonable judgment (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums, in each case to the extent due and payable (and not in dispute by the Borrower Agent (acting in good faith)) under the Loan Documents (each such Loan, a “Protective Advance”). Any Protective Advance may be made in a principal amount that would cause the aggregate Revolving Exposure to exceed the Borrowing Base; provided that no Protective Advance may be made to the extent that, after giving effect to such Protective Advance (together with the outstanding principal amount of any outstanding Protective Advances), the aggregate principal amount of Protective Advances outstanding hereunder would exceed 5.0% of the Borrowing Base as determined on the date of such proposed Protective Advance; and provided, further, that the aggregate amount of Credit Extensions (including the aggregate amount of outstanding Protective Advances) shall not exceed the Aggregate Commitments. No Protective Advance may remain outstanding for more than 45 days without the consent of the Required Lenders unless a Liquidation is taking place. Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral (if any) received by the Administrative Agent in respect of such Protective Advance.

Section 2.05. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the amount equal to 10.0% of the Aggregate Commitments, or (ii) the total Revolving Exposures exceeding the Line Cap; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall be in an integral multiple of $100,000 and not less than $500,000 or such lesser amount as may be agreed by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Agent shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by telephone (confirmed by facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Borrower Agent (including, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) on the requested date of such Swingline Loan.

(b) If Swingline Loans are outstanding as of the close of business on any Monday, the Swingline Lender shall deliver written notice to the Administrative Agent not later than 12:00 p.m., New York City time, on the following Business Day requiring that the Lenders make Revolving Loans that are ABR Loans on such Business Day in an amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding as of the close of business on such Monday and based upon their Applicable Percentages; provided that, the Lenders shall not be required to make such

Revolving Loans to the extent (but only to the extent) that such Loans would cause the aggregate Revolving Exposure to exceed the Aggregate Commitments. Notwithstanding anything herein to the contrary, (i) the proceeds of such Revolving Loans made by the Lenders shall be immediately delivered by the Administrative Agent to the Swingline Lender and applied to repay a corresponding portion of the Refunded Swingline Loans and (ii) on the day such Revolving Loans are made, such portion of the Refunded Swingline Loans paid shall no longer be outstanding as Swingline Loans. Notwithstanding the terms of Section 2.02, if any Swingline Loans remain outstanding upon the termination of the Commitments, to the extent the Commitments exceed the aggregate Revolving Exposure (the “Excess Amount”) upon such termination of the Commitments, the Swingline Lender shall be deemed to have sold to each Lender, and each Lender shall be deemed unconditionally and irrevocably to have so purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Applicable Percentage in the lesser of (i) such Excess Amount and (ii) such undivided interest and participation of each Lender in such outstanding Swingline Loans.

(c) To the extent a Swingline Lender is also a Lender hereunder, in no event will the Swingline Lender, in its capacity as a Lender, be required to purchase participations from itself or be required to fund any Refunded Swingline Loans; rather if the settlement procedures described in clauses (b) or (c) above are invoked, then the Swingline Lender’s exposure with respect to its Pro Rata Share as a Lender hereunder shall be deemed automatically converted to a participation or Refunded Swingline Loan, as applicable, and its exposure in its capacity as the Swingline Lender correspondingly reduced by such conversion.

Section 2.06. Letters of Credit.

(a) General. On and after the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents and for all purposes hereof will be deemed to have been issued on the Closing Date. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Lenders set forth in this Section 2.06, (A) from time to time on any Business Day during the period from the Closing Date to but not including the fifth Business Day prior to the Maturity Date, upon the request of the Borrower Agent, to issue Letters of Credit denominated in Dollars only and issued on sight basis only for the account of any Borrower (or any Subsidiary; provided that a Borrower will be the applicant) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.06(b), and (B) to honor drafts under the Letters of Credit, and (ii) the Lenders severally agree to participate in the Letters of Credit issued pursuant to Section 2.06(d).

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Agent shall deliver to the applicable Issuing Bank and the Administrative Agent, at least two Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to Administrative Agent and the applicable Issuing Bank), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit F attached hereto (each a “Letter of Credit Request”). To request an amendment, extension or renewal of a Letter of Credit, the Borrower Agent shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least two Business Days in advance of the requested date of amendment, extension or renewal, identifying the Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by Administrative Agent or the applicable Issuing Bank, the Borrower Agent also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Agent to, or entered into by the applicable Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and on issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall, subject to Sections 2.09(b) and 2.23(f), not exceed $50,000,000, and (ii) the aggregate amount of Credit Extensions shall not exceed the Line Cap. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon receipt of such Letter of Credit or amendment, the Administrative Agent shall notify the Lenders, in writing, of such Letter of Credit or amendment, and if so requested by a Lender, the Administrative Agent will provide such Lender with copies of such Letter of Credit or amendment. With respect to Commercial Letters of Credit, each Issuing Bank shall on the first Business Day of each week submit to the Administrative Agent, by facsimile, a report detailing the daily aggregate total of Commercial Letters of Credit for the previous calendar week.

(c) Expiration Date.

(i) Each Standby Letter of Credit shall expire not later than the earlier of (A) the date one year after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Maturity Date; provided that any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (B) of this paragraph (c)(i) unless Cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Bank thereof).

(ii) Each Commercial Letter of Credit shall expire on the earlier of (A) 180 days after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding the terms of Section 2.02, if any Letters of Credit remain outstanding upon the termination of the Commitments, to the extent the Commitments exceed the aggregate Revolving Exposure upon such termination of the Commitments, the Issuing Banks shall be deemed to have sold to each Lender, and each Lender shall be deemed unconditionally and irrevocably to have so purchased from the Issuing Banks, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Applicable Percentage in the lesser of (i) such Excess Amount and (ii) such undivided interest and participation of each Lender in such outstanding Letters of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto.

(e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent (or, in the case of Commercial Letters of Credit, the applicable Issuing Bank) an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent receives notice under paragraph (g) of this Section of such LC Disbursement (or, if such notice is received less than two hours prior to the deadline for requesting ABR Borrowings pursuant to Section 2.03, on the second Business Day immediately following the date the Borrower Agent receives such notice); provided that the Borrowers (or the Borrower Agent on behalf of Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline

Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(f) Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Loans that are ABR Loans; provided that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) at any time by written agreement among the Borrowers, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.

(i) If any Event of Default shall occur and be continuing, then on the Business Day that the Borrower Agent receives notice from the Administrative Agent or the Required Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j), upon such demand, the Borrowers shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in Cash equal to 100.0% of the LC Exposure as of such date; provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in Section 7.01(f) or (g).

(ii) Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrowers but in no event later than three Business Days, after such Event of Default has been cured or waived.

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrowers (or the Borrower Agent on behalf of Borrowers); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent to be applied as contemplated by Section 2.04 (and the Administrative Agent shall deliver to the Borrowers a reasonably detailed accounting of such application).

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrowers (or the Borrower Agent on behalf of Borrowers) shall notify the Administrative Agent of such election either delivered in writing (by hand delivery, fax or other electronic transmission (including, “pdf” or “tif”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including, “pdf” or “tif”) to the Administrative Agent of a written Interest Election Request signed by the Borrower Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Agent fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b) Upon delivering the notice required by Section 2.09(d), the Borrowers may at any time terminate the Commitments upon (i) the payment in full in Cash of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a Cash deposit (or if reasonably satisfactory to the Administrative Agent, a backup standby letter of credit) equal to 100.0% of the LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other Obligations then due, together with accrued and unpaid interest (if any) thereon.

(c) Upon delivering the notice required by Section 2.09(d), the Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 or Section 2.11, the sum of the Revolving Exposures would exceed the Aggregate Commitments.

(d) The Borrower Agent shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Agent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments pursuant to this Section 2.09 shall be permanent. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

Section 2.10. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby unconditionally promise to pay (on a joint and several basis) (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earliest of (A) the Maturity Date, (B) within three Business Days following receipt of written demand therefor by the Administrative Agent and (C) 45 days (or such longer period as may be consented to by Required Lenders) after such Protective Advance is made, (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date; provided that on each date that a Revolving Loan is made while any Protective Advance is outstanding, the Borrowers shall repay all Protective Advances with the proceeds of such Revolving Loan then outstanding. On the Maturity Date, the

Borrowers shall cancel and return all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, furnish to the Administrative Agent a Cash deposit (or if reasonably satisfactory to the Administrative Agent, a backup standby letter of credit) equal to 100.0% of the LC Exposure as of such date) and make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations then due, together with accrued and unpaid interest (if any) thereon.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such form payable to the payee named therein and its registered assigns.

Section 2.11. Prepayment of Loans.

(a) Upon prior notice in accordance with paragraph (e) of this Section, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty (but subject to Section 2.16). Prepayments made pursuant to this Section 2.11(a), first, shall be applied ratably to the Swingline Loans and to outstanding LC Disbursements and second, shall be applied ratably to the outstanding Loans.

(b) Except for Protective Advances permitted under Section 2.04, in the event and on each Business Day on which the total Revolving Exposure exceeds the Line Cap, the Borrower shall prepay the Revolving Loans or Swingline Loans and/or reduce LC Exposure, in an aggregate amount equal to such excess by taking any of the following actions as it shall determine at its sole discretion: (A) prepayment of Revolving Loans or Swingline Loans or (B) with respect to such excess L/C Exposure, deposit of Cash in the LC Collateral Account or “backstopping” or replacement of such Letters of Credit, in each case, in an amount equal to 100.0% of such excess L/C Exposure (but in any event, such payments of Revolving Loans or Swingline Loans and such deposits of Cash or “backstopping” or replacements of Letters of Credit shall in the aggregate be equal to such excess); provided that (1) if the circumstances described in this clause (b) are the result of the imposition of or increase in a Reserve, the Borrowers shall not be required to make the initial prepayment or deposit until the fifth Business Day following the date on which Administrative Agent notifies the Borrower Agent of such imposition or increase and (2) the LC Exposure may not be reduced to less than zero.

(c) At all times after the occurrence and during the continuance of a Cash Dominion Event and notification thereof by the Administrative Agent to the Borrower Agent (subject to the provisions of Section 2.18(b) and to the terms of the Pledge and Security Agreement), on each Business Day, at or before 1:00 p.m., New York City time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Obligations or Secured Obligations (in the case of clause sixth below), first to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent, the Issuing Banks and the Lenders constituting Obligations, pro rata, second to pay interest due and payable in respect of any Revolving Loans (including Swingline Loans) and any Protective Advances that may be outstanding, pro rata, third to prepay the principal of any Protective Advances that may be outstanding, pro rata, fourth to prepay the principal of the Loans (including Swingline Loans) and to Cash collateralize at 100.0% of the aggregate face amount of outstanding LC Exposure, pro rata, fifth to pay or prepay any other Obligations (other than contingent indemnification obligations for which no claim has yet been made) whether or not then due, in such order and manner as the Administrative Agent determines; sixth, to pay or prepay Secured Obligations in connection with Banking Services or Secured Hedging Obligations, pro rata; and seventh, as the Borrowers may direct.

(d) [Reserved].

(e) The Borrower Agent shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the day of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of a Borrowing pursuant to this Section shall be applied as provided in paragraph (a) of this Section.

Section 2.12. Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum on the average daily amount of the Available Commitment of such Lender during the period from and including the Closing Date through the date on which such Lender’s Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day (or, if such day is not a Business Day, on the next succeeding Business Day) of each March, June, September and December for the quarterly period then ended and on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the commitment fees only, no portion of the Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

(b) The Borrowers jointly and severally agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBO Rate Loans on the daily amount of such Lender’s LC Exposure in respect of Standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date through the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Standby Letters of Credit, (ii) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Commercial Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBO Rate Loans, on the daily amount of such Lender’s LC Exposure in respect of Commercial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date through the later of the date on which such Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure in respect of Commercial Letters of Credit, and (iii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date, to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum of the daily stated amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to but excluding the last day (or, if such day is not a Business Day, on the next succeeding Business Day) of each March, June, September and December shall be payable in arrears for the quarterly period then ended on the last day of such calendar quarter; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand (accompanied by reasonable back-up documentation therefor). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the agency and administration fees set forth in the Fee Letter, payable in the amounts and at the times specified therein or as so otherwise agreed upon by the Borrowers and the Administrative Agent, or such agency fees as may otherwise be separately agreed upon by the Borrowers and the Administrative Agent in writing.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

Section 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan and each Protective Advance) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, 2.0% plus the rate applicable to Loans that are ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower Agent and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or Issuing Bank; or

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in an amount deemed by such Lender or Issuing Bank, as applicable, to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered (except for any Taxes, which shall be dealt exclusively pursuant to Section 2.17); provided that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.20 or (z) such circumstances in clause (ii) above resulting from a market disruption are not generally affecting the banking market.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt exclusively pursuant to Section 2.17 (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrowers of the certificate contemplated by paragraph (c) of this Section the Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such

Lender or Issuing Bank, as applicable, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or any Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If at any time a Loan Party is required by applicable law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender, Administrative Agent or Issuing Bank upon becoming aware of the same. In addition, each Lender, the Administrative Agent or Issuing Bank shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify Administrative Agent, each Lender and each Issuing Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent, Lender or Issuing Bank, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 2.17(f) so long as such efforts would not, in the sole determination of Administrative Agent, such Lender or Issuing Bank result in any additional costs, expenses or risks or be otherwise disadvantageous to it; provided, further, that the Loan Party shall not be required to compensate Administrative Agent or any Lender pursuant to this Section 2.17 for any amounts incurred in any fiscal year for which Administrative Agent or such Lender does not furnish notice of such claim within six months from the end of such fiscal year; provided, further, that if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Borrower Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith in its reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or Lender in a less favorable net after Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:30 p.m., New York City time, on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Section 2.05 with respect to Swingline Loans, in Section 2.04 with respect to Protective Advances and in Section 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class, each payment of the commitment fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. At all times that a Cash Dominion Event has occurred and is continuing, solely for purposes of determining the amount of Loans available for borrowing purposes, checks and Cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.

(b) Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.01, shall upon election by the Administrative Agent or at the direction of the Required Lenders be applied, first, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or any Issuing Bank from the Borrowers constituting Obligations, second, on a pro rata basis, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers constituting Obligations, third, to pay interest due and payable in respect of any Revolving Loans, Swingline Loans and any Protective Advances, on a pro rata basis, fourth, to pay the principal of the Protective Advances, on a pro rata basis, fifth, to prepay principal on the Loans (other than the Protective Advances) and unreimbursed LC Disbursements, on a pro rata basis, sixth, to pay an amount to the Administrative Agent equal to 100.0% of the LC Exposure on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations, on a pro rata basis, seventh, to pay any amounts owing with respect to Banking Services to the extent they constitute Secured Obligations and Secured Hedging Obligations, on a pro rata basis, eighth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers on a pro rata basis, ninth, as provided for under the Intercreditor Agreement, and tenth, to the Borrowers or as the Borrowers shall direct.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements, Swingline Loans or Protective Advances resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, Swingline Loans or Protective Advances and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Revolving Loans and sub-participations in LC Disbursements, Swingline Loans and Protective Advances of other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements, Swingline Loans and Protective Advances; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements, Swingline Loans or Protective Advances to any permitted assignee or participant, including any payments made or deemed made in connection with Sections 2.23 and 9.02(c). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrowers (or the Borrower Agent on behalf of Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(c) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) if any Lender is a Defaulting Lender, or (iv) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which Required Lender consent has been obtained, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) so long as no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) has occurred and is continuing, terminate the Commitments of such Lender and repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements, Swingline Loans and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and (ii) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with applicable law. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation, and the Borrowers may not terminate the Commitments of such Lender, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrowers may have against any Lender that is a Defaulting Lender. Each Lender agrees that if it is replaced pursuant to Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by Promissory Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver such Promissory Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Promissory Notes shall be deemed cancelled upon such failure.

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrowers (or the Borrower Agent on behalf of Borrowers) through the Administrative Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to it.

Section 2.21. Cash Receipts.

(a) Annexed hereto as Schedule 2.21(a) is a schedule of all DDAs, that, to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each depository, in each case as of the Closing Date, (i) the name and address of such depository and (ii) the account number(s) maintained with such depository.

(b) Annexed hereto as Schedule 2.21(b) is a list describing all arrangements to which any Loan Party is a party as of the Closing Date with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

(c) Each Loan Party shall (within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion) (i) deliver to the Administrative Agent notifications, in form reasonably satisfactory to the Administrative Agent, executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors (each, a “Credit Card Notification”); (ii) instruct each depository institution for a DDA to cause all amounts on deposit and available at the close of each Business Day in such DDA (net of such minimum balance, not to exceed $20,000, as may be required to be maintained in the subject DDA by the depository institution at which such DDA is maintained), to be swept to one of the Loan Parties’ concentration accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Administrative Agent; and (iv) enter into a blocked account agreement with respect to each of the Loan Parties’ concentration accounts (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent and any bank with which such Loan Party maintains a concentration account into which the DDAs are swept (collectively, the “Blocked Accounts”), which concentration accounts as of the Closing Date are listed on Schedule 2.21(c) annexed hereto. Any such Blocked Account Agreement with respect to a concentration account acquired by a Loan Party in connection with an Investment permitted hereunder or otherwise acquired after the Closing Date, must be entered into so long as no Cash Dominion Event exists, within 90 days, and at any time a Cash Dominion Event exists, within ten days, in each case following the date such concentration account is acquired (or such longer period as the Administrative Agent may agree to in its sole discretion).

(d) Each Credit Card Notification and Blocked Account Agreement shall require, after the delivery of notice of a Cash Dominion Event from the Administrative Agent to the Borrower Agent and the other parties to such instrument or agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Event), the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have occurred), of all available Cash balances and Cash receipts, including the then contents or then entire ledger balance of each Blocked Account (net of such minimum balance, not to exceed $500,000 per account or $3,000,000 in the aggregate for all such accounts (the “Minimum Balance Amount”), as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained (the “Required Minimum Balances”), to an account maintained by the Administrative Agent (the “Administrative Agent Account”). All amounts received in the Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.11(c); provided that if the circumstances described in Section 2.18(b) are applicable, all such amounts shall be applied in accordance with such Section 2.18(b). Each Loan Party agrees that it will not cause any proceeds of any Blocked Account to be otherwise redirected. At all times Cash and Cash Equivalents shall only be held in Blocked Accounts, DDAs or Excluded Accounts, and at any time a Cash Dominion Event exists and is continuing, such amounts shall be swept from the Blocked Accounts to the Administrative Agent Account as provided herein, except for Required Minimum Balances in an amount not to exceed the Minimum Balance Amount.

(e) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject (in the case of opening any new Blocked Accounts) to the contemporaneous (or such longer period as the Administrative Agent may agree in its sole discretion) execution and delivery to the Administrative Agent of a Blocked Account Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Loan Parties shall not enter into any agreements with credit card clearing houses or processors other than the ones listed on Schedule 2.21(b) unless contemporaneously therewith (or such longer period as the Administrative Agent may agree), a Credit Card Notification is executed and delivered to the applicable credit card clearing house and/or processor and a copy thereof is delivered to the Administrative Agent and the Borrower Agent delivers a supplement to Schedule 2.21(b) describing such arrangement at the time of delivery of the Compliance Certificate pursuant to Section 5.01(d) for the fiscal period in which such Credit Card Notification was executed.

(f) The Administrative Agent Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Administrative Agent Account, (ii) the funds on deposit in the Administrative Agent Account shall at all times continue to be collateral security for all of the Secured Obligations, and (iii) the funds on deposit in the Administrative Agent Account shall be applied as provided in this Agreement and the Intercreditor Agreement. In the event that, notwithstanding the provisions of this Section 2.21, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Administrative Agent Account pursuant to Section 2.21(d), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, and shall promptly be deposited into the Administrative Agent Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(g) Upon a Cash Dominion Event and for so long as the same is continuing, Administrative Agent shall direct that all amounts in the Blocked Accounts be paid to the Administrative Agent Account. So long as no Cash Dominion Event has occurred and is continuing in respect of which the Administrative Agent has delivered notice thereof as contemplated by paragraph (d) of this Section 2.21, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

(h) Any amounts held or received in the Administrative Agent Account (including all interest and other earnings with respect thereto, if any) at any time (i) when the Termination Date has occurred or (iii) all Events of Default and Cash Dominion Events have been cured, shall (subject in the case of clause (i) to the provisions of the Intercreditor Agreement) be remitted to an account of the Borrowers designated by the Borrowers.

(i) Following the occurrence of a Cash Dominion Event (other than by reason of an Event of Default pursuant to Section 7.01(a), 7.01(f) or 7.01(g)), in the event that a Blocked Account or the Administrative Agent Account contains Trust Funds (other than payroll and employee benefit payments in the nature of discretionary contributions), the Borrower Agent (acting in good faith) may, within 30 days after such Trust Funds are received in such Blocked Account or Administrative Agent Account, deliver to the Administrative Agent a Trust Fund Certificate (together with such supporting information as may be requested by the Administrative Agent). Notwithstanding anything to the contrary herein or in any other Loan Document, within five Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit the lesser of (a) such Trust Funds specified in the Trust Fund Certificate or (b) the Excess Availability on the date of such remittance, at the option of the Administrative Agent to (x) the applicable Loan Party or (y) directly to the applicable Person entitled to such Trust Funds as specified in the Trust Fund Certificate on behalf of the applicable Loan Party. If any such amounts are remitted to a Loan Party, such Loan Party shall apply all such funds solely for the purposes set forth in the applicable Trust Fund Certificate on or prior to the date due and any failure of such Loan Party to apply all such funds solely for such purposes shall constitute an immediate Event of Default.

Section 2.22. Defaulting Lender. Notwithstanding any provisions of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b).

(b) The Commitment and the LC Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or Super Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.18, Article 7 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower Agent as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Agent against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Exposure in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Exposure were made or created at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolver Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash collateral pursuant to this Section 2.22(c) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(d) If any Swingline Loans or LC Exposure exists or Protective Advance is outstanding at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Loans, LC Exposure and Protective Advances shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus the amount of the Applicable Percentage of the Defaulting Lender (determined immediately prior to its being a Defaulting Lender) of Swingline Loans and Protective Advances that it has funded and are outstanding as of the date that it became a Defaulting Lender plus the Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; or

(ii) if the reallocation described in paragraph (i) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any other right or remedy available to them hereunder or under law, within two Business Days following notice by the Administrative Agent, Cash collateralize 100.0% of such Defaulting Lender’s LC Exposure and any obligations of such Defaulting Lender to fund participations in any Swingline Loan or Protective Advance (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by the Defaulting Lender) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank and/or Swingline Lender with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral.

(iii) if the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to this Section 2.22(d), then the fees payable to the Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(iv) if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.22(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized.

(e) So long as any Lender is Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100.0% covered by the Commitments of the non-Defaulting Lenders and/or Cash collateral will be provided by the Borrowers in accordance with Section 2.22(d), and participating interests in any such newly issued, extended or created Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(d)(i) (and Defaulting Lenders shall not participate therein).

(f) In the event that the Administrative Agent, the Borrowers, the Issuing Banks and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Percentage of Swingline Loans and Protective Advances and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) or participations in Loans as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans or participations in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23. Incremental Credit Extensions.

(a) The Borrower Agent may, at any time, deliver a written request to Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) to increase the Aggregate Commitments in an aggregate principal amount of up to $125,000,000, specifying the amount requested (each such increase, a “Commitment Increase”); provided that (i) such request shall be for an increase of not less than $10,000,000, (ii) except as otherwise specifically agreed by any Lender prior to the date hereof, or separately agreed from time to time between the Borrower Agent and any Lender, no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender, (iii) no Commitment Increase shall require the approval of any existing Lender other than the existing Lender (if any) providing all or part of such increase, (iv) such Commitment Increase will be on terms identical to those applicable to the Credit Facility or otherwise reasonably acceptable to the Administrative Agent (other than any terms which are applicable only after the then-existing Maturity Date and other than as set forth under clause (v)) and (v) the interest rate applicable to any Commitment Increase will be determined by the Borrower Agent and the lenders providing such Commitment Increase; provided that such interest rate will not be higher than the corresponding interest rate applicable to the existing Credit Facility unless the interest rate margin with respect to the existing Credit Facility is adjusted to be equal to the interest rate with respect to the relevant Commitment Increase; provided, further, that in determining the applicable interest rate: (w) upfront fees paid by the Borrowers in connection with such Commitment Increase (based on a four year average life to maturity or lesser remaining life to maturity), shall be included, (x) any amendments to the Applicable Rate that became effective subsequent to the Closing Date but prior to the time of the addition of such Commitment Increase shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the Credit Facility or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Commitment Increase shall be excluded and (z) if such Commitment Increase includes any interest rate floor greater than that applicable to the Credit Facility, and such floor is applicable to the Credit Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase.

(b) Commitment Increases may be provided by any existing Lender, or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent, the Swingline Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Commitment Increases if such consent would be required under Section 9.04(b) for an assignment of Revolving Loans or Commitments, as applicable, to such Additional Lender.

(c) Each Lender or Additional Lender providing a portion of the Commitment Increase shall execute and deliver to the Administrative Agent and the Borrower Agent all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Commitment Increase. On the effective date of such Commitment Increase, (i) the Commitment Schedule shall be amended, without the consent of any other Lenders, to reflect such Commitment Increase and the Administrative Agent is authorized and directed to so revise the Commitment Schedule and distribute it to each Lender and the Borrower Agent, (ii) such revised Revolving Commitment Schedule shall replace the then existing Commitment Schedule and become part of this Agreement, and (iii) each Additional Lender added as a new Lender pursuant to such increase in the Aggregate Commitments shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to such Commitment Increase, (i) upon its request, the Administrative Agent shall have received an opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent, as well as reaffirmation agreements, supplements and/or amendments to the Collateral Documents (including in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable insurance policies) as it shall reasonably require, (ii) the Administrative Agent shall have received an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably require for an Additional Lender and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Commitment Increase and (iii) Administrative Agent shall have received a certificate of each Borrower signed by an authorized officer of such Borrower (A) certifying and attaching a copy of the resolutions adopted by such Borrower approving or consenting to such Commitment Increase, and (B) in the case of the Borrower Agent, certifying that, before and after giving effect to such Commitment Increase, no Event of Default exists or has occurred and is continuing.

(e) Upon each increase in the Commitments pursuant to this Section 2.23, (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Commitment Increase (each a “Commitment Increase Lender”) in respect of such increase, and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Lender (including each such Commitment Increase Lender) will equal the percentage of the Aggregate Commitments of all Lenders represented by such Lender’s Commitment and (ii) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) Effective on the date of each increase in the Aggregate Commitments pursuant to this Section 2.23, (i) each reference in this Agreement to an amount of Excess Availability (other than as a percentage of the Aggregate Commitments) shall, automatically and without any further action, be deemed to be increased so that the ratio of each amount of Excess Availability to the amount of the Aggregate Commitments after such increase in the Aggregate Commitments remains the same as the ratio of such the amount of Excess Availability to the amount of the Aggregate Commitments prior to such increase in the Aggregate Commitments and (ii) the maximum amount of LC Exposure permitted hereunder shall increase by an amount, if any, agreed upon by Administrative Agent, Issuing Banks and the Borrowers.

(g) This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.24. Joint and Several Liability of Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, each Borrower, jointly and severally, in consideration of the financial accommodations to be provided by the Administrative Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other

Borrowers to accept joint and several liability for the Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Borrowers shall be liable for all amounts due to Administrative Agent and Lenders under this Agreement, regardless of which Borrower actually receives the Loans or Letters of Credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent or any Lender accounts for such Loans, Letter of Credit Exposure or other extensions of credit on its books and records. The Obligations of Borrowers with respect to Loans made to one of them, and the Obligations arising as a result of the joint and several liability of one of the Borrowers hereunder with respect to Loans made to the other of the Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.

(b) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(c) The obligations of each Borrower under this Section 2.24 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any of the Lenders.

(d) The provisions of this Section 2.24 hereof are made for the benefit of the Lenders and their successors and assigns, and subject to Article 8 hereof, may be enforced by them from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.24 shall remain in effect until the Termination Date. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.24 hereof will forthwith be reinstated and in effect as though such payment had not been made.

(e) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code of the United States).

(f) With respect to the Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, to the maximum extent permitted by applicable law, each Borrower waives, until the payment in full in Cash of all Obligations, any right to enforce any right of subrogation or any remedy which Administrative Agent or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent or any Lender. Any claim which any Borrower may have against any other Borrower with respect to any payments to Administrative Agent or Lenders hereunder or under any of the other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in Cash of all Obligations. Upon the occurrence of any Event of Default and for so long as the same is continuing, to the maximum extent permitted under applicable law, Administrative Agent and Lenders may proceed directly and at once, without notice (to the extent notice is waivable under applicable law), against (i) with respect to Obligations of Borrowers, either or all of them or (ii) with respect to Obligations of any Borrower, to collect and recover the full amount, or any portion of the applicable Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations. Subject to the foregoing, in the event that a Loan, Letter of Credit or other extension of credit is made to, or with respect to business of, one Borrower and any other Borrower makes any payments with respect to such Loan, Letter of Credit Obligation or extension of credit, the first Borrower shall promptly reimburse such other Borrower for all payments so made by such other Borrower.

Section 2.25. Reserves; Changes to Eligibility Criteria. The Co-ABL Collateral Agents may at any time and from time to time in the exercise of their Permitted Discretion upon three Business Days’ prior written notice to the Borrowers, which notice shall include a reasonably detailed description of such Reserve being established or change to any eligibility criteria being made (during which period (x) the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrowers and (y) the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), (x) establish and increase or decrease Reserves in accordance with the terms hereof or (y) modify eligibility standards under the definition of Eligible Trade Receivables, Eligible Credit Card Receivables, Eligible Inventory or Eligible In-Transit Inventory. In exercising such Permitted Discretion, the Co-ABL Collateral Agents may consider any of the following: (a) changes after the Closing Date in demand for, pricing of, or product mix of Inventory; (b) changes after the Closing Date in any concentration of risk with respect to a Loan Party’s Accounts or Inventory; and (c) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to a Borrower on the security of a Loan Party’s Accounts or Inventory. Notwithstanding any other provision of this Agreement to the contrary, (a) the establishment or increase of any Reserves or changes in any eligibility criteria shall be limited to such Reserves and changes as the Co-ABL Collateral Agents determine, in their Permitted Discretion, are appropriate (i) to reflect items that could reasonably be expected to adversely affect the Administrative Agent’s ability to realize upon the Revolving Facility First Lien Collateral, (ii) to reflect priority claims and liabilities that the Co-ABL Collateral Agents determine will need to be satisfied in connection with the realization upon the Revolving Facility First Lien Collateral or (iii) to reflect criteria, events, conditions, contingencies or risks that differ materially from facts or events occurring and known to the Co-ABL Collateral Agents on the Closing Date and which directly and adversely affect any component of the Borrowing Base, (b) in no event shall Reserves or changes in eligibility criteria with respect to any component of the Borrowing Base duplicate Reserves or adjustments already accounted for determining eligibility criteria and (c) in no event shall Reserves be imposed on the first 5.0% of dilution of Accounts and thereafter shall not exceed more than 1.0% for each incremental percentage in dilution over 5.0%.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of Holdings (solely to the extent applicable to it), the Borrower Agent and the other Loan Parties represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is (a) duly organized, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to Borrowers and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The Transactions are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents and the performance by any Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to be obtained or made which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of its Organizational Documents or (ii) any Requirements of Law applicable to any Loan Party which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Senior Notes or the Term Loan Facility or (ii) any other Contractual Obligation of any of the Loan Parties which in the case of this clause (ii) could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The Borrower Agent has heretofore furnished to the Lenders its consolidated balance sheet and related consolidated statements of operations and Cash flows and stockholders’ equity as of and for (i) the fiscal years ended December 31, 2010 and December 31, 2011, each reported on by Ernst & Young LLP, independent public accountants, and (ii) the fiscal quarter ended on March 31, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and Cash flows of the Borrower Agent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (ii).

(b) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since December 31, 2011.

Section 3.05. Properties.

(a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned or leased by each Loan Party.

(b) The Borrower Agent and each of its Subsidiaries has good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all its Real Estate Assets (including any Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) To the knowledge of each Responsible Officer of the Borrowers, as of the Closing Date, neither the Borrower Agent nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(d) The Borrower Agent and each of its Subsidiaries has good and marketable title to or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how, database rights and all licenses and rights with respect to the foregoing, and all other intellectual property rights necessary for the present conduct of its business, without, to the knowledge of the Borrower Agent and its Subsidiaries, any infringement, misuse, misappropriation, or violation, individually or in the aggregate of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or have pursuant to a license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower Agent, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c) Neither any Borrower nor any of their Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), taking into account only each Pension Plan the present value of the accumulated benefit obligation of which exceeded the fair market value of the assets of such Pension Plan, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plans, in the aggregate.

Section 3.11. Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature, that has been or made be made available) concerning Holdings, the Borrowers, the Subsidiaries, the Transactions and included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the date hereof (the “Information”), when taken as a whole, does not or will not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time); provided that with respect to any Information relating to the Company and its Subsidiaries, the foregoing representation is made to the knowledge of Merger Sub.

(b) The Projections that have been made available to any Lenders or the Administrative Agent in connection with the Transactions on or before the date hereof have been prepared in good faith based upon assumptions believed by the Borrower Agent to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower Agent’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12. Borrowing Base Certificate. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in the accordance with the requirements of this Agreement.

Section 3.13. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of the Loans borrowed on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower Agent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.14. [Reserved].

Section 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name and relationship to the Borrower Agent of each of its Subsidiaries, and (b) the type of entity of the Borrower Agent and each of its Subsidiaries.

Section 3.16. Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to any Material Real Estate Assets, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents), such Liens constitute perfected and continuing First Priority Liens on the Collateral, securing the Secured Obligations.

Section 3.17. Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Borrower or any of their Subsidiaries pending or, to the knowledge of the Borrower Agent or any of its Subsidiaries, threatened, (b) the hours worked by and payments made to employees of any Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from any Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP.

Section 3.18. Federal Reserve Regulations.

(a) On the Closing Date, none of the Collateral is Margin Stock. Not more than 25% of the value of the assets of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole, is represented by Margin Stock.

(b) None of Holdings, any Borrower or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

Section 3.19. [Reserved].

Section 3.20. Anti-Terrorism Laws.

(a) None of Holdings, any Borrower or any of their respective Subsidiaries nor, to the knowledge of the Borrower Agent, any director, officer, agent, employee or Affiliate of any of the foregoing is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE 4

CONDITIONS

Section 4.01. Closing Date. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the Pledge and Security Agreement, the Intercreditor Agreement, each Promissory Note (to the extent requested at least three Business Days prior to the Closing Date) and each other Loan Document to be executed on the Closing Date signed on behalf of such party.

(b) Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of (i) Weil, Gotshal & Manges LLP, counsel for Holdings, the Borrowers and each other Loan Party and (ii) local or other counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.01(b) (other than local counsel opinions relating to the Mortgages which shall be delivered as provided in Section 5.13), in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank on the Closing Date, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) Financial Statements and Pro Forma Financial Statements. The Administrative Agent shall have received (i) the unaudited consolidated balance sheet and related statement of income, stockholders’ equity and cash flows of the Company for each Fiscal Quarter ended on or after March 31, 2012 and at least 45 days prior to the Closing Date and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower Agent as of last day of and for the most recently completed Fiscal Year ended at least 90 days prior to the Closing Date and for the most recently completed Fiscal Quarter ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) and other than a Fiscal Year end, the pro forma statement of income of the Borrower Agent for the 12 month period ending on the last day of the most recently completed four Fiscal Quarter period ended at least 45 days prior to the Closing Date; provided that (i) each such pro forma financial statement shall be prepared in good faith by the Borrower Agent and (ii) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Secretary, Assistant Secretary or other senior officer, which shall (A) certify that attached thereto is a true and complete copy of the resolutions of its board of directors, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate of good standing referred to below (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) as of a recent date for each Loan Party from its jurisdiction of organization.

(e) Representations and Warranties. The (i) Specified Acquisition Agreement Representations shall be true and correct as required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects; provided that in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the Specified Acquisition Agreement Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be a Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

(f) Fees. The Administrative Agent shall have received all fees required to be paid by the Borrowers, and all expenses for which invoices have been presented at least three business days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(g) Lien and Judgment Searches. Subject to the last paragraph of this Section 4.01, the Administrative Agent shall have received the results of recent Lien and judgment searches reasonably required by the Administrative Agent, and such search shall reveal no material judgments and no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(h) Refinancing. On the Closing Date, the Existing Debt Refinancing shall have been or, substantially concurrently with the initial funding of the Loans hereunder shall be, consummated.

(i) Equity Contribution. Prior to or substantially concurrently with the initial funding of the Loans hereunder, the Equity Contribution shall have been consummated (to the extent not otherwise applied to the Transactions).

(j) Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit J from a Financial Officer of the Borrower Agent certifying as to the matters set forth therein.

(k) Borrowing Base Certificate. The Administrative Agent shall have received prior to the Closing Date a Borrowing Base Certificate which calculates the Borrowing Base as of the last day of the month most recently ended at least 15 days prior to the Closing Date.

(l) Pledged Stock; Stock Powers; Pledged Notes. Subject to the final paragraph of this Section 4.01 and subject to the terms of the Intercreditor Agreement, the Administrative Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock pledged pursuant to the Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent (or its bailee) pursuant to the Pledge and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower Agent, together with all attachments contemplated thereby.

(n) Filings, Registrations and Recordings. Subject to the last paragraph of this Section 4.01, each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation. The Administrative Agent, on behalf of the Lenders, shall have a security interest in the Collateral of the type and priority described in the Collateral Documents (except for the Mortgages) (subject to Permitted Liens and, subject to the terms of the Intercreditor Agreement, the Liens granted under the Term Loan Security Documents).

(o) Insurance. The Administrative Agent shall have received evidence of insurance coverage in compliance with the terms of Section 5.05 hereof and Section 4.07 of the Pledge and Security Agreement.

(p) Merger. Substantially concurrently with the initial funding of the Loans hereunder, the transactions contemplated by the Merger Agreement shall have been consummated in accordance with the terms of the Merger Agreement, but without giving effect to any amendments, waivers or consents by Holdings or the Borrower Agent that are materially adverse to the interests of the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date in their respective capacities as such without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date so long as such decrease is allocated to reduce the Equity Contribution, the Term Loan Facility and the Senior Notes on a pro rata, dollar-for-dollar basis, (b) any increase in the purchase price shall not be materially adverse to the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date so long as such increase is funded by amounts permitted to be drawn hereunder or the Equity Contribution and (c) the granting of any consent under the Merger Agreement that is not materially adverse to the interests of the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date shall not otherwise constitute an amendment or waiver).

(q) Closing Date Material Adverse Effect. Except as (i) set forth on the schedules attached to the Merger Agreement (as in effect on June 4, 2012) or (ii) disclosed in the Form S-1 filed by the Company with the SEC on April 22, 2011, as the same was amended prior to June 4, 2012, or any forms, documents or reports filed by the Company with, or furnished by the Company to, the SEC on or after April 22, 2011 and prior to June 4, 2012 (in each case other than disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” to the extent such disclosures are general in nature or cautionary, predictive or forward-looking in nature), in each case including all exhibits and schedules thereto and documents incorporated by reference therein, since December 31, 2011, there has not been any event, change, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a Closing Date Material Adverse Effect.

(r) USA PATRIOT Act. No later than three days in advance of the Closing Date the Administrative Agent shall have received all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, not less than ten days in advance of the Closing Date.

Notwithstanding the foregoing, to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than, (i) UCC Lien searches in the Loan Parties’ respective jurisdictions of organization, (ii) a Lien on Collateral that may be perfected solely by the filing of a financing statement under the UCC and (iii) a pledge of the Capital Stock of the Borrowers and the Subsidiary Guarantors with respect to which a Lien may be perfected upon the Closing Date by the delivery of a stock or equivalent certificate) after the Borrower Agent’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Loans on the Closing Date but may instead be delivered and/or perfected within 90 days (or such longer period as the Administrative Agent may reasonably agree in its discretion) after the Closing Date pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

Section 4.02. Each Credit Event. After the Closing Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, modify, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.06(b) or, in the case of a Swingline Borrowing, the Swingline Lender and the Administrative Agent shall have received a request as required by Section 2.05(a).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, modification, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, in each case with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date.

(c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, modification, renewal or extension of such Letter of Credit (other than an amendment, modification, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) After giving effect to any Borrowing or the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than an amendment, modification, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), the Revolving Exposure of all Lenders at such time then outstanding shall not exceed Line Cap.

Each Borrowing and each issuance, amendment, modification, renewal or extension of a Letter of Credit (to the extent applicable above) shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (b), (c) and (d) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the date that all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or terminated (or have been collateralized or back stopped by a letter of credit in a manner reasonably satisfactory to the Administrative Agent and the Issuing Banks) and all LC Disbursements shall have been reimbursed (such date, the “Termination Date”), each of Holdings (solely as to the extent applicable to it), the Borrowers and their respective Subsidiaries covenant and agree, jointly and severally, with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower Agent will deliver to the Administrative Agent for delivery to each Lender:

(a) Monthly Reports. Solely during the existence of a Cash Dominion Event, within 35 days after the end of each of the first two Fiscal Months of each Fiscal Quarter ending after the Closing Date, the consolidated balance sheet of the Borrower Agent and its Subsidiaries as at the end of such month and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, to the extent the corresponding figures for the corresponding periods of the previous Fiscal Year are available, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Quarterly Report on Form 10-Q), the consolidated balance sheet of the Borrower Agent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and the corresponding figures from the Financial Plan for the current Fiscal Year setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Annual Report on Form 10-K), (i) the consolidated balance sheet of the Borrower Agent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower Agent and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP);

(d) Compliance Certificate. Together with each delivery of financial statements of the Borrower Agent and its Subsidiaries pursuant to Section 5.01(b) and 5.01(c), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default has occurred and is continuing (or if one is, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same and (B) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio and Consolidated Total Assets as of the end of the period to which such financial statements relate, (ii) pro forma financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (iii) a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(e) Statements of Reconciliation After Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the consolidated financial statements of the Borrower Agent and its Subsidiaries for the Fiscal Year ended December 31, 2011 (including any change to IFRS pursuant to Section 1.04(a)), the consolidated financial statements of the Borrower Agent and its Subsidiaries delivered pursuant to Section 5.01(b) or 5.01(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation with respect to the calculations of Consolidated Net Income and Consolidated Adjusted EBITDA in form and substance reasonably satisfactory to the Administrative Agent;

(f) Notice of Default. Promptly upon any Responsible Officer of Holdings or any Borrower obtaining knowledge (i) of any Default or Event of Default or that notice has been given to any Borrower with respect thereto or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a detailed notice specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

(g) Notice of Litigation. Promptly upon any Responsible Officer of any Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders and their counsel to evaluate such matters;

(h) ERISA. Promptly upon any Responsible Officer of any Borrower becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof;

(i) Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows and projected Excess Availability of the Borrower Agent and its Subsidiaries for each such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions upon which such financial plan is based; provided that any Financial Plan to be provided hereunder shall include a breakdown between wholesale and retail operations and in reasonable detail;

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) Information Regarding Collateral. The Borrower Agent will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or corporate structure, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number;

(n) Annual Collateral Verification. Together with the delivery of each Compliance Certificate delivered in conjunction with financial statements delivered pursuant to Section 5.01(c), the Borrower Agent shall deliver to the Administrative Agent a Perfection Certificate Supplement and a report setting forth the information required to be delivered pursuant to Section 4.12 of the Pledge and Security Agreement, in each case, either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate or most recent report delivered pursuant to this Section and/or identifying such changes;

(o) Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower Agent to its security holders acting in such capacity or by any Subsidiary of the Borrower Agent to its security holders other than the Borrower Agent or another Subsidiary of the Borrower Agent, (B) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any, filed by the Borrower Agent or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (C) all press releases and other statements made available generally by the Borrower Agent or any of its Subsidiaries to the public concerning material developments in the business of the Borrower Agent or any of its Subsidiaries and (ii) such other information and data with respect to the Borrower Agent or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender;

(p) [Reserved].

(q) Borrowing Base Certificate. As soon as available but in any event on or prior to the 15th calendar day after the later of (i) the last day of each calendar month and (ii) the last day of each retail month (based on the Borrower Agent’s 52/53 week year end (the period ending on such later date, a “Fiscal Month”)) (or more frequently as the Borrower Agent may elect, so long as the frequency of delivery is maintained by the Borrower Agent for the immediately following 60 day period), a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding fiscal month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrower Agent’s, a subsequent date), together with such supporting information in connection therewith as the Administrative Agent may reasonably request, which may include, without limitation, (A) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate, (B) a reasonably detailed calculation of Eligible Inventory, (C) a reconciliation of the Loan Parties’ Inventory between the amounts shown in the Borrower Agent’s stock ledger and any Inventory reports delivered pursuant to clause (A) above, (D) a reasonably detailed calculation of Eligible Trade Receivables and Eligible Credit Card Receivables, and (E) a reasonably detailed aging of the Loan Parties’ Accounts and a reconciliation to the corresponding Borrowing Base Certificate; provided that (1) upon the occurrence and during the continuance of a Cash Dominion Event, the Borrower Agent shall deliver a Borrowing Base Certificate and such supporting information as is reasonably practicable to provide on a weekly basis on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday and (2) any Borrowing Base Certificate delivered other than with respect to month’s end may be based on such estimates by the Borrower Agent of shrink and other amounts as the Borrower Agent may deem necessary; provided, further, that a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered shall be delivered within five Business Days after the consummation of a sale or other disposition (or merger, consolidation or amalgamation that constitutes a sale or disposition) of any Capital Stock of a Loan Party to any Person other than a Loan Party that results in the disposition of Revolving Facility First Lien Collateral with an aggregate value in excess of $20,000,000, together with such supporting information as may be reasonably requested by the Administrative Agent; and

(r) [Reserved].

(s) Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with any Borrower’s or its Subsidiaries’ financial condition or business.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent (x) posts such documents (other than with respect to documents required to be delivered pursuant to Subsection 5.01(q)) or (y) provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 9.01; (ii) on which such documents are posted on the Borrower Agent’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) the date on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that the Borrower Agent shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 5.02. Existence. Except as otherwise permitted under Section 6.08, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business except to the extent (other than with respect to the preservation of existence of the Borrowers) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that no Borrower or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03. Payment of Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrowers and their respective Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended from time to time, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy (including any business interruption insurance policy), contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and provides for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten days’ prior written notice for any cancellation due to non-payment of premiums).

Section 5.06. Inspections.

(a) Each Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of any such Borrower and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06(a), (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year, and (z) only one such time per calendar year shall be at the expense of Borrowers; provided, further, that when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided that notwithstanding anything to the contrary herein, neither the Borrower Agent nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b) At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, each Borrower and its Subsidiaries will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to such Person’s books, records, accounts and Inventory so that the Administrative Agent or an appraiser or consultants retained by the Administrative Agent may conduct an inventory appraisal subject to the terms and conditions set forth below in this clause (b). From time to time the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate; provided that, Administrative Agent (i) shall conduct (x) one field examination and one inventory appraisal with respect to the Collateral in each consecutive 12-month period after the date of this Agreement and (y) two field examinations and two inventory appraisals with respect to the Collateral in each consecutive 12-month period after the date of this Agreement for any period during which Excess Availability has been less than 20.0% of the Line Cap for more than five consecutive Business Days until the date Excess Availability shall have been at least 20.0% of the Line Cap for 30 consecutive calendar days, and (ii) may conduct such other field examinations and inventory appraisals at any time upon the occurrence and during the continuance of an any Event of Default, in each case, in a form and from a third party appraiser or consultant, reasonably satisfactory to the Administrative Agent. All such appraisals, field examinations and other verifications and evaluations shall be at the sole expense of the Loan Parties, and the Administrative Agent shall provide the Borrower Agent with a reasonably detailed accounting of all such expenses. In addition, the Administrative Agent may conduct one additional inventory appraisal and field examination in each consecutive 12-month period after the date of this Agreement as the Administrative Agent may reasonably request at the expense of the Lenders.

(c) The Loan Parties acknowledge that the Administrative Agent, after exercising their rights of inspection, (x) may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders, subject to the provisions of Section 9.13 hereof and (y) shall promptly distribute copies of any final reports from a third party appraiser or third party consultant delivered in connection with any field exam or appraisal to the Lenders.

Section 5.07. Maintenance of Book and Records. Each Borrower will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of each Borrower and its Subsidiaries, as the case may be.

Section 5.08. Compliance with Laws. Each Borrower will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, OFAC, USA PATRIOT Act and United States Foreign Corrupt Practices Act of 1977, as amended), noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower Agent will deliver to the Administrative Agent and the Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower Agent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Borrower or with respect to any Environmental Claims, in each case, that might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by any Borrower or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by Borrower Agent or any of its Subsidiaries or any other Persons of which the Borrower Agent or any of its Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (C) any Borrower’s

discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower Agent or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower Agent or any of its Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Borrower Agent or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower Agent or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower Agent or any of its Subsidiaries that could reasonably be expected to expose the Borrower Agent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower Agent or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower Agent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Law; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The board of directors of the Borrower Agent may at any time designate any subsidiary of any Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Borrowers shall be in pro forma compliance with Section 6.18 (whether or not then applicable), (iii) no Borrower may be designated as an Unrestricted Subsidiary, (iv) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Subsidiary” for the purpose of the Term Loan Agreement, the Senior Notes or any other

Indebtedness in excess of the Threshold Amount, (v) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in the Borrower Agent or its Subsidiaries or hold any Indebtedness of, or any Lien on any property of the Borrower Agent or its Subsidiaries, or (vi) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to the Borrower Agent or its Subsidiaries with respect to such Indebtedness. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower Agent therein at the date of designation in an amount equal to the portion (proportionate to the Borrower Agent’s equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.07); provided, that upon a redesignation of such Unrestricted Subsidiary as a Subsidiary, the Borrower Agent shall be deemed to continue to have a permanent Investment in a Subsidiary in an amount (if positive) equal to (a) the Borrower Agent’s “Investment” in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Borrower Agent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 5.11. Use of Proceeds. The proceeds of the Revolving Loans and the Swingline Loans are to be used solely (a) on the Closing Date, (i) in an aggregate principal amount of up to $100,000,000 to finance a portion of the Merger, (ii) in aggregate principal amounts of up to $25,000,000 to finance a portion of the Transaction Costs (exclusive of amounts described under clause (iv) below) and for working capital needs, (iii) for purchase price adjustments solely related to working capital payable on the Closing Date under the Merger Agreement, (iv) to finance any additional fees constituting Transaction Costs and (v) for the rollover of the Existing Letters of Credit into Letters of Credit issued hereunder and (b) after the Closing Date, to finance the working capital needs and other general corporate purposes of the Borrowers and their respective subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Transactions), other investments, restricted payments and any other purpose not prohibited by Loan Documents). No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

Section 5.12. Additional Collateral; Further Assurances.

(a) Subject to applicable law, each Borrower and each other Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement to become a Loan Party on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), by executing a Subsidiary Borrower Joinder Agreement or a Subsidiary Guarantor Joinder Agreement in substantially the form set forth as Exhibit E hereto (the “Subsidiary Guarantor Joinder Agreement” and, together with each Subsidiary Borrower Joinder Agreement, each individually a “Joinder Agreement” and, collectively, the “Joinder Agreements”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor or a Subsidiary Borrower, as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and each other Secured Party, in each case to the extent required by the terms thereof, in any property (subject to the limitations with respect to Capital Stock set forth in paragraph (b) of this Section 5.12, the limitations with respect to real property set forth in paragraph (d) of this Section 5.12, and any other limitations set forth in the Pledge and Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement.

(b) Each Borrower and each Subsidiary that is a Loan Party will cause all Capital Stock directly owned by them to be subject at all times to a First Priority perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents; provided that in no event will any Loan Party be required to pledge or perfect more than 65.0% of the voting Capital Stock of any first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary of such Loan Party.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Article 4, as applicable, which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein), all at the expense of the Loan Parties.

(d) Subject to the limitations set forth or referred to in this Section 5.12, if any Material Real Estate Assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Pledge and Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower Agent will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, within 90 days of such request (or such longer period as may be acceptable to the Administrative Agent) the Borrower Agent will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and with respect to Material Real Estate Assets, paragraph (b) of Section 5.13, all at the expense of the Loan Parties.

(e) After any Domestic Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, the Borrower Agent shall cause such Domestic Subsidiary to take all actions required by this Section 5.12 (within the time periods specified herein) as if such Domestic Subsidiary were then formed or acquired.

Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower Agent and the Administrative Agent, (b) no Lien in Real Property Assets shall be required except in respect of Material Real Estate Assets (provided that in any jurisdiction in which a tax is required to be paid in respect of the Mortgage on real property located in such jurisdiction based on the entire amount of the Secured Obligations, the amount secured by such Mortgage shall be limited to the estimated fair market value of the property to be subject to the Mortgage determined in a manner reasonably acceptable to Administrative Agent and the Borrower Agent), (c) no actions shall be required to be taken in order to create or grant any security interest in any assets located outside of the United States and no foreign law security or pledge agreements shall be required and (d) Liens required to be granted or perfected pursuant to this Section 5.12 shall be subject to the Intercreditor Agreement and to exceptions and limitations consistent with those set forth in the Collateral Documents.

Section 5.13. Post-Closing Items. (a) The Loan Parties shall take all necessary actions to satisfy the following requirements: (i) take each of the actions required by Section 2.21(c) within the time periods therein specified, (ii) within 90 days following the Closing Date or such longer period as the Administrative Agent may agree in its sole discretion cause the Mortgages on each Mortgaged Property specified in Schedule 1.01(c) to be executed, delivered and recorded and in connection therewith deliver corresponding UCC fixture filings, flood hazard determination forms, title insurance policies (including any endorsements thereto), surveys, local counsel opinions and other documentation that the Administrative Agent shall reasonably require and (iii) cause all Indebtedness under Sections 6.01(b) and 6.01(i) to be evidenced by intercompany promissory notes in form and substance reasonably satisfactory to the Administrative Agent, with all such notes owned or held by a Loan Party subject to a First Priority Lien pursuant to the Pledge and Security Agreement.

(b) The Loan Parties shall (i) use commercially reasonable efforts to take all necessary actions to satisfy each of the items described Part A of Schedule 5.13(b) and (ii) take all necessary actions to satisfy the items described on Part B of Schedule 5.13(b) within the applicable periods of time specified in such Schedule (or such longer periods as the Administrative Agent may agree in its sole discretion).

ARTICLE 6

NEGATIVE COVENANTS

Until the Termination Date has occurred, each of Holdings (solely with respect to Section 6.16) and the other Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01. Indebtedness. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary; provided that in the case of any Indebtedness (x) of a Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall be permitted as an Investment by Section 6.07 or (y) of the type described in clause (ii) of the parenthetical under clause (c) of the definition of “Investment”; provided, further, that subject to Section 5.13, (A) all such Indebtedness shall be evidenced by intercompany promissory notes and all such notes owned or held by a Loan Party shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (B) all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;

(c) the Senior Notes;

(d) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earnout obligations) incurred in connection with asset sales or other sales or Permitted Acquisitions or other purchases of assets, or Indebtedness arising from guaranties, letters of credit, surety bonds or performance bonds securing the performance of any such Borrower or any such Subsidiary pursuant to such agreements;

(e) Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit related thereto;

(f) Indebtedness in respect of Banking Services Obligations and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs and similar arrangements and otherwise in connection with Cash management and Deposit Accounts;

(g) (x) guaranties of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business and consistent with past practice as in effect on the Closing Date and (y) Indebtedness incurred in the ordinary course of business in respect of obligations of any Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(h) Guarantees by any Borrower or any Subsidiary of Indebtedness or other obligations of any Borrower or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or obligations not prohibited by this Agreement; provided that in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party the related Investment is permitted under Section 6.07;

(i) Indebtedness existing on the Closing Date and described in Schedule 6.01(i); provided, that, in the case of Indebtedness of either Borrower to any Subsidiary and of any Subsidiary to either Borrower or any other Subsidiary, subject to Section 5.13, (A) all such Indebtedness shall be evidenced by intercompany promissory notes and all such notes owned or held by a Loan Party shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (B) all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;

(j) Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(k) Indebtedness with respect to the Chester Distribution Center Permanent Financing;

(l) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m) Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair of, improvement to or installation of the assets acquired in connection with the incurrence of such Indebtedness in an aggregate principal amount not to exceed the greater of $50,000,000 and 1.63% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(n) Indebtedness of a Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and was not created in anticipation thereof, (ii) no Event of Default then exists or would result therefrom, (iii) the Borrowers and their Subsidiaries shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 6.18 (whether or not then in effect) and (iv) the Borrower Agent shall have delivered a certificate of a Responsible Officer of the Borrower Agent to the Administrative Agent certifying as to compliance with the requirements of clauses (i) through (iii) of this clause (n);

(o) Indebtedness consisting of unsecured subordinated promissory notes in form and in substance reasonably acceptable to the Administrative Agent, issued by any Borrower to any stockholders of any Parent Company or any current or former directors, officers, employees, members of management or consultants of any Parent Company, any Borrower or any Subsidiary (or their Immediate Family Members) and not guaranteed by any Subsidiary of Holdings, to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.05(a)(ii);

(p) the Borrowers and their Subsidiaries may become and remain liable for any Indebtedness replacing, refunding or refinancing any Indebtedness permitted under clauses (c), (i), (j), (k), (m), (n), (q), (r), (u), (v) and (y) of this Section 6.01 and any subsequent Refinancing Indebtedness in respect thereof (in any case, “Refinancing Indebtedness”); provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except (A) by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) reasonably incurred in connection with such refinancing or replacement, (B) by an amount equal to any existing commitments unutilized thereunder and (C) by additional amounts permitted to be incurred pursuant to this Section 6.01 (so long as such additional Indebtedness meets the other applicable requirements of this definition and, if secured, Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to clauses (i) and (m), such Indebtedness has a final maturity on or later than (and, in the case of any revolving Indebtedness, shall not require mandatory commitment reductions prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and, other than with respect to any revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Borrower Agent), more favorable to the lenders providing such indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Maturity Date (or, solely in the case of clauses (j), (m), (n), (q), (u), (v) or (y), any covenants or provisions which are on then current market terms for such type of Indebtedness), (iv) such Indebtedness is secured only by Permitted Liens securing the Indebtedness being refinanced, refunded or replaced at the time of such refinancing, refunding or replacement (it being understood that such Indebtedness may go from being secured to being unsecured), (v) such Indebtedness is incurred by any Borrower or its Subsidiary that is the obligor on the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and Section 6.07), (vi) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Collateral), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness shall be subordinated to the Collateral) on terms not less favorable to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) Indebtedness of any Borrower or any Subsidiary shall not refinance Indebtedness of an Unrestricted Subsidiary and (viii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(q) Indebtedness incurred to finance an acquisition permitted hereunder after the Closing Date; provided that (i) no Event of Default then exists or would result therefrom, (ii) such Indebtedness shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the Maturity Date, (iii) the Borrowers and their Subsidiaries shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 6.18 (whether or not then in effect), (iv) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (v) the Borrower Agent shall have delivered a certificate of a Responsible Officer of the Borrower Agent to the Administrative Agent certifying as to compliance with the requirements of clauses (i) through (iv) of this clause (q);

(r) senior or subordinated unsecured Indebtedness of the Borrower Agent or any Subsidiary, so long as, after giving effect thereto, (A) no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof, (B) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (C) the Borrower Agent shall have delivered a certificate of a Responsible Officer of the Borrower Agent to the Administrative Agent certifying as to compliance with the requirements of clauses (A) and (B) of this clause (r); provided that (x) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Maturity Date, (y) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Borrower Agent), materially more favorable to the lenders providing such Indebtedness than those applicable to the Senior Notes (other than any covenants or any other provisions applicable only to periods after the Maturity Date) and (z) with respect to Indebtedness incurred under this clause (r) by a non-Loan Party, the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan Parties, when aggregated with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties under Section 6.01(v) shall not exceed, the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(s) Indebtedness under any Derivative Transaction entered into for the purpose of hedging risks associated with the Borrower Agent’s and its Subsidiaries’ operations and not for speculative purposes;

(t) contingent obligations in respect of corporate leases assigned, sold or otherwise transferred (i) as set forth on Schedule 6.01(t) or (ii) incurred or created after the date hereof in connection with the sale of retail stores; provided that in the case of clause (ii) above all such contingent obligations shall be unsecured and shall not permit a cross-default to this Agreement;

(u) Indebtedness in an aggregate principal amount of no more than the greater of $125,000,000 and 4.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(v) additional Indebtedness so long as the Applicable Conditions are satisfied on a Pro Forma Basis; provided that (i) except in the case of such Indebtedness secured by Permitted Liens, such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and shall not be subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date which is 91 days after the Maturity Date and (ii) the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan Parties shall not exceed, together with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties incurred pursuant to Section 6.01(r), the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any one time outstanding.

(w) Indebtedness incurred in respect of the Term Loan Facility in an aggregate principal amount that does not exceed $1,125,000,000 at any time outstanding; provided that such amount may be increased by the aggregate principal amount of any Incremental Loans (as defined in the Term Loan Agreement) (or any equivalent term under the Term Loan Facility) so long as (A) the sum of the aggregate initial principal amount of (x) any Incremental Loans and (y) any Incremental Equivalent Debt (as defined in the Term Loan Agreement) (or any equivalent term under the Term Loan Facility) does not exceed the amount permitted to be incurred under Section 2.23 of the Term Loan Agreement as in effect on the date hereof and (B) with respect to any refinancing of the Term Loan Facility after the Closing Date, such Indebtedness shall not have a final maturity or require any payment of principal, in each case, prior to the date that is ninety-one (91) days) after the Maturity Date, (ii) such Indebtedness is secured only by Liens permitted under Section 6.02(t); and (iii) as of the date of the consummation of such refinancing and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(x) Indebtedness incurred in connection with Sale-Leaseback Transactions permitted pursuant to Section 6.10;

(y) Incremental Equivalent Debt, so long as the sum of the aggregate initial principal amount of (x) any Incremental Loans and (y) any Incremental Equivalent Debt does not exceed the amount permitted to be incurred under Section 2.23 of the Term Loan Agreement as in effect on the date hereof;

(z) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(aa) [Reserved];

(bb) Indebtedness representing (i) deferred compensation to directors, officers, employees, members of management and consultants of any Parent Company, the Borrowers or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any Investment permitted hereby;

(cc) Indebtedness in respect of any letter of credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, hereunder;

(dd) [Reserved];

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that such unfunded amounts would not otherwise cause an Event of Default under Section 7.01(j); and

(ff) without duplications of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness hereunder.

Section 6.02. Liens. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens granted pursuant to the Loan Documents to secure the Secured Obligations;

(b) Liens for Taxes which are (i) not then due or if due obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03 or (ii) which are being contested in accordance with Section 5.03;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings and its Subsidiaries;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower Agent and its Subsidiaries taken as a whole, or the use of the affected property for its intended purpose;

(f) any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) landlord liens permitted by the terms of any lease, (iii) restrictions or encumbrances that the interest or title of such lessor or sublessor may be subject to or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Borrower Agent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01(k), (m), (n), (q), (w) and (y)); provided that (i) any such Lien does not extend to any asset not covered by the Lien securing the Indebtedness that is refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any such refinancing Indebtedness shall be subject to intercreditor arrangements no less favorable, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or shall be otherwise reasonably acceptable to the Administrative Agent;

(l) Liens described in Schedule 6.02 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof and accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) the replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.10;

(n) Liens securing Indebtedness permitted pursuant to Sections 6.01(k) and (m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on assets acquired or on the Capital Stock of any Person (to the extent such Capital Stock would not otherwise constitute Collateral) and assets of the newly acquired Subsidiary; provided that such Lien (x) does not extend to or cover any other assets (other than the proceeds or products thereof and accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock; provided, further, that in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the Term Loan Facility and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent and (ii) Liens securing Indebtedness incurred pursuant to Section 6.01(q); provided that in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the Term Loan Facility and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(p) Liens that are contractual rights of setoff relating to (i) the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Borrower or any Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of any Borrower or any Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets of Foreign Subsidiaries and other Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower Agent and its Subsidiaries;

(s) Liens disclosed in the title insurance policies delivered pursuant to Sections 5.12 and 5.13 with respect to any Mortgaged Property reasonably acceptable to the Administrative Agent;

(t) Liens securing the Indebtedness incurred pursuant to Sections 6.01(w) and (y) and subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(u) other Liens on assets securing Indebtedness in an aggregate principal amount not to exceed the greater of $60,000,000 and 2.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding; provided that, in the case of any Liens on Revolving Facility First Lien Collateral, such Indebtedness shall be either secured on a pari passu basis with the Term Loan Facility and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Revolving Facility First Lien Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(v) Liens on assets securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings and its Subsidiaries (other than an Immaterial Subsidiary), or adversely affect in any material respect the value of any Collateral or adversely affect in any material respect or could reasonably be expected to adversely affect any of the material rights or remedies of Administrative Agent with respect to any Collateral or (ii) secure any Indebtedness;

(x) [Reserved];

(y) Liens securing obligations in respect letters of credit permitted under Sections 6.01(e), (z) and (cc);

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement;

(aa) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(bb) If no Letters of Credit are available hereunder, and solely with the consent of the Administrative Agent (not to be unreasonably withheld), Liens on specific items of inventory or other goods and the proceeds thereof, on premises not owned, controlled or leased by any Loan Party, securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods, in an aggregate outstanding amount not to exceed $10,000,000 at any time.

Section 6.03. [Reserved].

Section 6.04. No Further Negative Pledges. Neither the Borrowers, the Subsidiary Guarantors nor any of their Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to:

(a) specific property to be sold pursuant to an asset sale permitted by Section 6.08;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such agreement applies solely to the specific asset or assets to which such Permitted Lien applies;

(c) restrictions contained in the Senior Note Indenture and the documentation governing Indebtedness permitted by clauses (q), (r), (u), (v), (w) and (y) of Section 6.01;

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or similar agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower Agent or any of its Subsidiaries to dispose of or transfer the assets subject to such Liens;

(f) provisions limiting the disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g) any encumbrance or restriction assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(i) restrictions on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(j) restrictions set forth in documents which exist on the Closing Date and are listed on Schedule 6.04 hereto; and

(k) other restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.05. Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower Agent shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower Agent may make Restricted Payments to the extent necessary to permit any Parent Company;

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses) and franchise fees and taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of any Parent Company, in each case, to the extent attributable to the ownership or operations of any of Holdings, the Borrowers and their Subsidiaries;

(B) to discharge its consolidated tax liabilities of Holdings and its Subsidiaries when and as due, to the extent such liabilities are attributable to the ownership or operations of the Borrower Agent and its Subsidiaries; provided, that the amount paid by the Borrower Agent pursuant to this paragraph (B) shall not exceed the tax liabilities that would be due if the Borrower Agent and each Subsidiary were separate corporations filing income and similar tax returns on a consolidated or combined basis with the Borrower Agent as the common parent of such affiliated group (calculated at the highest combined applicable federal, state, local and foreign tax rate);

(C) to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(D) for the payment of insurance premiums to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(E) pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted by this Agreement (whether or not consummated);

(F) to pay the consideration to finance any Investment permitted under Section 6.07 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrowers or one of their Subsidiaries, or the merger or amalgamation of the Person formed or acquired into the Borrowers or one of their Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 6.07 as if undertaken as a direct Investment by such Borrower or such Subsidiary); and

(G) to pay customary salary, bonus and other benefits payable to directors, officers, members of management or employees of any Parent Company to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrowers and their Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower Agent may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrowers or any Subsidiary;

(A) in exchange for notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made (x) pursuant to clause (D) of this clause (ii) below and (y) pursuant to Section 6.05(a)(iv), does not exceed $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B) in exchange for Capital Stock of any Parent Company;

(C) in exchange for net proceeds of any key-man life insurance policies received during such fiscal year; or

(D) in exchange for Cash and Cash Equivalents in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of Restricted Payments made pursuant to Section 6.05(a)(iv), $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii) the Borrower Agent may make additional Restricted Payments; provided that at the time they are paid by the Borrower Agent, before and after giving effect to such Restricted Payments under this clause (iii), the Payment Conditions are satisfied;

(iv) the Borrower Agent may make Restricted Payments to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of all Restricted Payments made pursuant to Section 6.05(a)(ii)(D), $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(v) the Borrower Agent may repurchase Capital Stock upon exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price of such options or warrants as part of a “cashless” exercise;

(vi) the Borrower Agent may make Restricted Payments the proceeds of which are applied (A) on the Closing Date, solely to effect the consummation of the Transactions and (B) on and after the Closing Date, to satisfy any payment obligations owing under the Merger Agreement (as in effect on the date hereof);

(vii) so long as no Event of Default shall have occurred and be continuing, following the consummation of the first Qualifying IPO, the Borrower Agent may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount of up to 6.0% per annum of the net Cash proceeds received by or contributed to the Borrower Agent from any such Qualifying IPO;

(viii) the Borrower Agent may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower Agent or any Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of, Capital Stock of the Borrower Agent or any Parent Company to the extent contributed as a common equity contribution to the capital of the Borrower Agent or any Subsidiary (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of the Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower Agent may consummate any transaction permitted by Sections 6.07 (other than Sections 6.07(j) and (t)), Section 6.08 (other than Section 6.08(g)) and Sections 6.11(f) and (h); and

(x) the Borrower Agent may make additional Restricted Payments in an aggregate amount not to exceed, together with the aggregate amount of any Restricted Debt Payments made pursuant to Section 6.05(b)(viii), $30,000,000 at any time outstanding, so long as no Default or Event of Default shall have occurred and be continuing.

(b) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in Cash, securities or other property) on or in respect of principal of or interest on the Senior Notes (or Refinancing Indebtedness in respect thereof) or any Junior Indebtedness, or any payment or other distribution (whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Senior Notes (or any Refinancing Indebtedness in respect thereof) or any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) the defeasance, redemption, repurchase or other acquisition or retirement of the Senior Notes (or Refinancing Indebtedness in respect thereof) or Junior Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment, so long as no Event of Default shall have occurred and be continuing;

(iii) payments of regularly scheduled interest and fees, expenses and indemnification obligations as and when due in respect of any Indebtedness (other than payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof);

(iv) payments with respect to intercompany Indebtedness permitted under Section 6.01, subject to the subordination provisions applicable thereto;

(v) [Reserved];

(vi) (A) payments of any Senior Notes and/or any Junior Indebtedness in exchange for, or with proceeds of any substantially contemporaneous issuance of Qualified Capital Stock of any Parent Company or the Borrower Agent, and any substantially contemporaneous capital contribution in respect of Qualified Capital Stock of the Borrower Agent, (B) payments of Indebtedness by the conversion of all or any portion thereof into Qualified Capital Stock of any Parent Company or the Borrower Agent and (C) payments of interest in respect of Indebtedness in the form of payment-in-kind interest with respect to such Indebtedness permitted under Section 6.01;

(vii) additional Restricted Debt Payments; provided that as of the date of any such payment and after giving effect thereto, each of the Applicable Conditions is satisfied (provided that in the case of an irrevocable notice required under the terms of the applicable agreements or instruments to be given in respect of a Restricted Debt Payment prior to the date of the making of such payment, the Applicable Conditions with respect to such Restricted Debt Payment shall be satisfied at the time of the giving of such irrevocable notice and on the date of the making of such payment); and

(viii) additional Restricted Debt Payments in an aggregate principal amount not to exceed, together with the aggregate amount of any Restricted Payments made pursuant to Section 6.05(a)(x), $30,000,000, so long as no Default under Sections 7.01(a), (f) or (g) or Event of Default shall have occurred and be continuing.

Section 6.06. Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, in the Senior Note Indenture, the Term Loan Agreement or in agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 6.01, so long as such refinancing, renewal or replacement does not expand the scope of such contractual obligation, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrowers to:

(a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by any Borrower or any other Subsidiary;

(b) repay or prepay any Indebtedness owed by such Subsidiary to any Borrower or any other Subsidiary;

(c) make loans or advances to any Borrower or any other Subsidiary of the Borrower Agent; or

(d) transfer any of its property or assets to any Borrower or any other Subsidiary other than restrictions:

(i) in any agreement evidencing (x) Indebtedness of a Subsidiary other than a Loan Party permitted by Section 6.01, (y) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if such encumbrances or restrictions apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (p) (as it relates to Indebtedness in respect of clauses (q), (r), (u), (v), (w) and (y) of Section 6.01), (q), (r), (u), (v), (w) and (y) of Section 6.01;

(ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(iv) assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(v) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(vii) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(viii) on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix) set forth in documents which exist on the Closing Date and are listed on Schedule 6.06 hereto; and

(x) of the types referred to in clauses (a) through (d) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.07. Investments. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to make or own any Investment in any Person except:

(a) Cash or Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date in Subsidiaries that are Loan Parties and (iii) equity Investments by a Loan Party in a non-Loan Party consisting of the Capital Stock of any Person which is not a Loan Party;

(c) Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

(d) Investments (i) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (ii) by any Borrower or any Subsidiary Guarantor in any Subsidiary that is not a Loan Party so long as, in the case of this clause (ii), the aggregate amount of any such Investments outstanding at any time does not exceed the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(e) (i) Permitted Acquisitions and (ii) Investments in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate a Permitted Acquisition (so long as the consideration for such Permitted Acquisition shall be included for the purposes of calculating any amount available for Permitted Acquisitions pursuant to clause (d) of the proviso to the definition of “Permitted Acquisition” (without regard to the proviso contained in such clause (d));

(f) Investments existing on, or contractually committed to as of, the Closing Date and described in Schedule 6.07 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.07;

(g) Investments received in lieu of Cash in connection with any asset sale permitted by Section 6.08;

(h) loans or advances to officers, directors, employees, consultants or independent contractors of any Parent Company, the Borrower Agent or its Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.05 (other than Section 6.05(a)(ix)), Restricted Debt Payments permitted by Section 6.05 and mergers, consolidations or asset sales or dispositions permitted by Section 6.08 (other than Section 6.08(a) (if made in reliance on clause (ii)(y)), Section 6.08(b) (if made in reliance on clause (ii)) and Section 6.08(c)(i) (if made in reliance on the proviso therein) and Section 6.08(g);

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other financially troubled account debtors arising in the ordinary course of business and/or (iii) upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances of payroll payments or other compensation to employees, officers, directors, consultants or independent contractors of any Parent Company (to the extent attributable to the ownership or operation of the Borrower Agent or its Subsidiaries), the Borrower Agent or any Subsidiary in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Disqualified Capital Stock) of Holdings or any Parent Company or, following a Qualifying IPO, the Borrower Agent, in each case, to the extent not resulting in a Change of Control;

(o) Investments of any Person acquired by, or merged into or consolidated or amalgamated with, either Borrower or any Subsidiary pursuant to an Investment otherwise permitted by this Section 6.07 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.07 (it being understood that the “grandfathering” of Investments pursuant to this clause (o) is not intended to limit the application of clause (d) of the definition of “Permitted Acquisition” to existing Investments in non-Loan Parties acquired pursuant to a Permitted Acquisition);

(p) the Transactions;

(q) Investments made after the date hereof by the Borrower Agent and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $35,000,000 and 1.25% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(r) Investments made after the date hereof by the Borrower Agent and its Subsidiaries; provided that as of the date of such Investment and after giving effect thereto, as to any such Investment, each of the Applicable Conditions is satisfied;

(s) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(t) Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings are permitted under Section 6.05(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under any applicable Restricted Payment basket under Section 6.05(a);

(u) Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by a Loan Party in such Subsidiary pursuant to this Section 6.07 (other than Investments pursuant to clause (ii) of Section 6.07(e));

(v) Investments under any Derivative Transactions permitted to be entered into under Section 6.01; and

(w) loans or advances in favor of franchisees of the Borrowers and their respective Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

Section 6.08. Fundamental Changes; Disposition of Assets. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a) any Subsidiary may be merged or consolidated or amalgamated with or into any Borrower or any other Subsidiary; provided that (i) in the case of such a merger, amalgamation or consolidation with or into any Borrower, such Borrower shall be the continuing or surviving Person (or, in the case of any such transaction involving both Borrowers, the Borrower Agent shall be the continuing or surviving Person) and (ii) in the case of such a merger, amalgamation or consolidation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or (y) such transaction shall be treated as an Investment and shall comply Section 6.07;

(b) sales or other dispositions among the Borrowers and their Subsidiaries (upon voluntary liquidation or otherwise); provided that any such sales or dispositions by a Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) and at least 75.0% of the consideration for such sale or disposition consists of Cash or Cash Equivalents payable at the time of consummation of such sale or other disposition or (ii) treated as an Investment and shall be otherwise made in compliance with Section 6.07;

(c) (i) the liquidation or dissolution of any Subsidiary (so long as, in the case of the liquidation or dissolution of the Subsidiary Borrower, the Borrower Agent receives any assets of such entity) or change in form of entity of any Subsidiary if the Borrower Agent determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers, is not materially disadvantageous to the Lenders and the Borrowers or any Subsidiary receives any assets of such dissolved or liquidated Subsidiary; provided that in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.07 (other than Section 6.07(j)) and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect a sale or disposition otherwise permitted under this Section 6.08 (other than clause (a), clause (b) or this clause (c)); provided, further, in the case of a change in the form of entity of any Subsidiary that is a Loan Party, the security interests in the Collateral shall remain in full force and effect and perfected to the same extent as prior to such change;

(d) (x) sales or leases of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) (x) disposals of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower Agent, is no longer useful in its business and (y) any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Borrower Agent reasonably determines are surplus assets;

(f) sales of Cash Equivalents for the fair market value thereof;

(g) dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.07 (other than Section 6.07(j)), Permitted Liens, Restricted Payments permitted by Section 6.05(a) (other than Section 6.05(a)(ix)) and Sale-Leaseback Transactions permitted by Section 6.10;

(h) sales or other dispositions of any assets of the Borrowers or any Subsidiary for fair market value; provided that with respect to sales or dispositions (other than any Store Exchange) in an aggregate amount in excess of the greater of $15,000,000 and 0.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01, at least 75.0% of the consideration for such sale or disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower Agent or a Subsidiary) of any Borrower or any Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower Agent and its Subsidiaries shall have been validly released by all creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such sale or disposition, (y) any Securities received by such Subsidiary from such transferee that are converted by such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $25,000,000, in each case, shall be deemed to be Cash); provided, further, that (i) immediately prior to and after giving effect to such sale or disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such sale or disposition is executed and (ii) the Net Proceeds of such sale or disposition (including any “cash boot” arising in connection with a Store Exchange) shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) (with any Net Proceeds of Term Loan First Lien Collateral to be held in a Term Loan Proceeds Account (as defined in the Term Loan Agreement) pending application for such purpose if any Default then exists);

(i) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(l) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Borrowers and their Subsidiaries or (ii) relate to closed stores;

(m) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(n) transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(o) licenses for the conduct of licensed departments within the Loan Parties’ stores in the ordinary course of business;

(p) as long as (i) no Event of Default then exists or would arise therefrom and (ii) Excess Availability on the date of the proposed transaction (calculated on a Pro Forma Basis) is equal to or greater than 10.0% of the Line Cap, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year 20.0% of the number of the Loan Parties’ stores as of the beginning of such Fiscal Year (net of store relocations (x) occurring substantially contemporaneously with, but in no event later than ten Business Days after, the related store closure date and (y) wherein a binding lease has been entered into for a new store opening prior to the related store closure date); provided, further, that all sales of Inventory in connection with store closings in a transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent and proceeds of such sales or other dispositions shall be paid to the Blocked Accounts as provided in Section 2.21; provided, further, that if the Net Proceeds of any sale or disposition of Inventory permitted pursuant to this clause (p) exceeds $20,000,000, the Borrower Agent shall be required to deliver an updated Borrowing Base Certificate to the Administrative Agent within five Business Days of such sale or disposition;

(q) sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate Assets acquired in a Permitted Acquisition which, within 30 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a store; provided that (i) all Net Proceeds received in connection therewith (except to the extent constituting Term Loan First Lien Collateral) shall be paid to the Blocked Accounts as provided in Section 2.21 and (ii) no Event of Default shall have occurred and be continuing;

(r) exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Real Estate Assets so long as the exchange or swap is made for fair value and on an arm’s length basis for other Real Estate Assets; provided that upon the consummation of such exchange or swap, in the case of any Loan Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped;

(s) other sales and dispositions for fair market value in an aggregate amount since the Closing Date of up to the greater of $20,000,000 and 0.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(t) (i) licensing and cross-licensing arrangements involving any technology or other intellectual property of any Borrower or any Subsidiary in the ordinary course of business and (ii) dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower Agent, are not material to the conduct of the business of the Borrowers and the Subsidiaries;

(u) terminations of Derivative Transactions; and

(v) sales or dispositions of Capital Stock of Unrestricted Subsidiaries.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.08 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.09. [Reserved].

Section 6.10. Sales and Lease-Backs. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower Agent or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Borrower or Subsidiary to any Person (other than the Borrower Agent or any of its Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted so long as (i) such Sale and Lease-Back Transaction is either (A) permitted by Section 6.01(m) or (B)(1) made for cash consideration, (2) the Borrower Agent or its applicable Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $15,000,000 and 0.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 and (ii) solely in connection with Specified Locations, the Borrowers shall have used commercially reasonable efforts to deliver to the Administrative Agent a Collateral Access Agreement from the purchaser or transferee on terms and conditions reasonably satisfactory to the Administrative Agent.

Section 6.11. Transactions with Affiliates. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their Affiliates on terms that are less favorable to such Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) to the extent permitted or not restricted by this Agreement, any transaction between or among any Borrower and/or one or more Subsidiaries;

(b) reasonable and customary fees, indemnities and reasonable out-of-pocket expenses paid to members of the board of directors (or similar governing body) of any Parent Company, the Borrowers and their Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(c) (i) any employment, severance agreements or compensatory (including profit sharing) arrangements entered into by any Borrower or any of the Subsidiaries with their respective current or former officers, directors, members of management, employees, consultants or independent contractors in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers employees or any employment contract or arrangement;

(d) (x) transactions permitted by Sections 6.01(d), (o) and (bb), 6.05 and 6.07(h), (m) and (t) and (y) issuances of Capital Stock and debt securities not restricted by this Agreement;

(e) the transactions in existence on the Closing Date and described on Schedule 6.11 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) (x) so long as no Event of Default under Sections 7.01(a), (f) or (g) then exists or would result therefrom, transactions pursuant to the Management Agreement (as in effect on the date hereof and as amended, restated, amended and restated, supplemented, modified or replaced so long as the amount of the fees or other compensation required thereunder are not increased); it being understood that the Management Agreement shall permit the payment of management, monitoring, consulting, advisory and similar fees to the parties thereto and (y) the payment of all indemnities and expenses owed to the parties thereto and its directors, officers, members of management, employees and consultants, in each case whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of the Transaction Expenses;

(h) customary compensation to Affiliates in connection with any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower Agent in good faith;

(i) Guarantees permitted by Section 6.01;

(j) loans and other transactions by the Loan Parties to the extent permitted under this Article 6;

(k) the payment of customary fees, reasonable out of pocket costs to and indemnities provided on behalf of, directors, officers, employees, members of management, consultants and independent contractors of the Borrower Agent and its Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(l) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to the Borrower Agent and its Subsidiaries, in the reasonable determination of the board of directors of the Borrower Agent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement.

Section 6.12. Conduct of Business. From and after the Closing Date, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by any Borrower or Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business as may be consented to by Required Lenders.

Section 6.13. Amendments or Waivers of Organizational Documents. (a) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to amend or modify, in each case in a manner that is materially adverse to the Lenders, such Person’s Organizational Documents without obtaining the prior written consent of Required Lenders.

(b) The Borrower Agent shall not permit any amendment or modification to, or waiver of, the Payment and Funding Agreement or the Subscription Agreement, in each case, that could reasonably be expected to be adverse (or, in the case of the Subscription

Agreement, materially adverse) to the interests of the Lenders without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld); provided that technical or ministerial changes thereto that do not affect the amount and substance of (x) the automatic equity conversion and related mechanics in the Payment and Funding Agreement as in effect on the Closing Date and (y) the investment contemplated by the Subscription Agreement as in effect on the Closing Date shall, in each case, not be construed to be adverse (or materially adverse, as applicable) to the interests of the Lenders.

Section 6.14. Amendments of or Waivers with Respect to Certain Indebtedness. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, amend or otherwise change (x) (a) the terms of any Senior Notes (or Refinancing Indebtedness in respect thereof) or Junior Indebtedness (or the documentation governing the foregoing) or (b) the subordination provisions of any Subordinated Indebtedness (and the component definitions as used therein), in each case, if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Lenders or (y) the terms of the Term Loan Facility (or any Refinancing Indebtedness in respect thereof) that would shorten the maturity date of the Term Loan Facility or such Refinancing Indebtedness (as the case may be) to a date which is prior to ninety-one (91) days after the Maturity Date.

Section 6.15. Fiscal Year. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, change its Fiscal Year-end to a date other than December 31 or the Saturday closest to December 31.

Section 6.16. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness for borrowed money other than (i) the Indebtedness under the Loan Documents and the Term Loan Facility or otherwise in connection with the Transactions and (ii) Guarantees of Indebtedness of the Borrowers and their Subsidiaries permitted hereunder; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents or, subject to the Intercreditor Agreement, the Term Loan Facility, in each case, to which it is a party or any other Lien created in connection with the Transactions, Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 or Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); (c) engage in any business activity or own any material assets other than (i) holding 100.0% of the Capital Stock of the Borrower Agent and, indirectly, any other subsidiary, (ii) performing its obligations under the Loan Documents and the Term Loan Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law; (vii) effecting a Qualifying IPO; (viii) holding Cash and other assets received in connection with Restricted Payments or Investments made by the Borrowers and their Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of Holdings, in each case, pending the application thereof in a manner not prohibited by this Agreement; (x) providing indemnification for its officers, directors or members of management; (xi) participating in tax, accounting and other administrative matters; (xii) the performance of its obligations under the Management Agreement, the Merger Agreement and the other documents, agreements and Investments contemplated by the Transactions and (xiii) activities incidental to the foregoing; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other Person (other than the Borrower Agent and any of its Subsidiaries) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings, (A) the successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) the Borrower Agent shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor Holdings will succeed to, and be substituted for, Holdings under this Agreement; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.17. [Reserved].

Section 6.18. Fixed Charge Coverage Ratio. (a) Upon the occurrence and during the continuance of a Compliance Event, the Borrower Agent will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00. For the purposes of this Section 6.18, the Fixed Charge Coverage Ratio shall be calculated on the date of the occurrence of any Compliance Event and, during the continuance thereof, in each case for the last Test Period for which financial statements have been or are required to be delivered pursuant to Section 5.01(b) or (c).

(b) Notwithstanding anything to contrary in this Agreement (including Article 7), upon an Event of Default as a result of the Borrower Agent’s failure to comply with Section 6.18(a) above, Holdings shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is 15 Business Days after the date that financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(b) or (c)) to issue equity (which shall be common equity, Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent)) for Cash or otherwise receive Cash contributions to its common equity, which shall in turn be contributed as Cash common equity to the Borrower Agent (the “Cure Amount”), and thereupon the Borrower Agent’s compliance with Section 6.18(a) shall be recalculated giving effect to the following pro forma adjustment: Consolidated Adjusted EBITDA shall be increased (notwithstanding the absence of an addback in the definition of “Consolidated Adjusted EBITDA”), solely for the purposes of determining compliance with Section 6.18(a) hereof, including determining compliance with Section 6.18(a) hereof as of the end of such Fiscal Quarter and applicable subsequent periods that include such Fiscal Quarter, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.18(a) shall be satisfied, then the requirements of Section 6.18(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.18(a) that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period of the Borrower Agent there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.18(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower Agent that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date that financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(b) or (c), none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and neither the Administrative Agent nor any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of such Event of Default having occurred and being continuing under Section 6.18(a), (v) during any Test Period in which the Cure Amount is included in the calculation of Consolidated Adjusted EBITDA pursuant to any exercise of the Cure Right, such Cure Amount shall be counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction to Indebtedness (directly through repayment or indirectly through netting)) and solely for the purpose of determining the Borrower Agent’s compliance with Section 6.18(a) and shall be disregarded for any other purpose, including for purposes of determining any financial ratio-based conditions, pricing or the availability of any basket under Article 6 of this Agreement and (vi) no Lender or Issuing Lender shall be required to make any Loan hereunder, if an Event of Default under the covenant set forth in Section 6.18(a) has occurred and is continuing, during the 15 Business Day period during which Holdings may exercise a Cure Right, unless and until the Cure Amount is actually received.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (A) one or more items of Indebtedness with an aggregate principal amounts exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that in the case of this subclause (ii), a breach or default by any Loan Party with respect to the Term Loan Agreement will not constitute an Event of Default unless such breach or default has continued for 60 consecutive days or the agent and/or lenders thereunder have demanded repayment of, or otherwise accelerated, any of the Indebtedness or other obligations thereunder; or

(c) Breach of Certain Covenants.

(i) Failure of the Borrowers or any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 2.21, Section 5.01(f)(i), Section 5.02 (as it applies to the Borrowers), or Article 6; or

(ii) Failure of the Borrower Agent or any Loan Party, as required by the relevant provision, to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 5.01(q) within five days of the date such Borrowing Base Certificate is required to be delivered;

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days after receipt by any Borrower (or the Borrower Agent on behalf of such Borrower) of written notice from the Administrative Agent of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of creditors; or (iii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall admit in writing its inability, to pay its debts as such debts become due; or

(h) Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) [Reserved]; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or (ii) there shall occur the imposition of a Lien or security interest under Section 430(k) of the Code or under ERISA, in either case of clauses (i) or (ii), which individually or in the aggregate results in liability of the Borrowers or any of their respective Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any guaranty set forth in Article 10 for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof), (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Collateral Document, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent or any Secured Party to take any action within its control (unless such failure results from the breach or non-compliance by any Loan Party with the terms of the Loan Documents), (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(m) Subordination. The Obligations shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to the Borrowers described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require that the Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Bank, (not to exceed 100.0% of the relevant fact amount) of the then outstanding LC Exposure; provided that upon the occurrence of an event with respect to the Borrowers described in clause (f) or (g) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the obligation of the Borrowers to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints DBTCA (or any successor appointed pursuant hereto) as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative

Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the properties, books or records of any Loan Party or any Affiliate thereof.

Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.

No holder of Secured Hedging Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Guarantor under this Agreement.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agrees that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition and (B) Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to Secured Hedging Obligations or by entering into documentation in connection with Banking Services Obligations, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the sale or other disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any such sale or other transfer pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale, foreclosure or other disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amounts in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Lender and other Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) shall be entitled to be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount of any such claim for purposes of the credit bid or purchase so long as the fixing or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral at such sale or other disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid or purchase in accordance with the second preceding paragraph, then those of the contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or other asset or assets acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid, sale or other disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid, sale or other disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount to the extent due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days written notice to the Lenders, the Issuing Banks and the Borrowers. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrowers may, upon ten days’ notice remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of such removal notice, the Required Lenders shall have the right, with the consent of the Borrowers (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank with an office in the United States having combined capital and surplus in excess of $1,000,000,000; provided that with respect to the Co-ABL Collateral Agents, if only one of the two Co-ABL Collateral Agents shall resign, then notwithstanding the foregoing no additional Co-ABL Collateral Agent shall be appointed and the sole remaining Co-ABL Collateral Agent shall continue to act in such capacity; provided, further, that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrowers, Section 7.01(f) or (g), no consent of the Borrowers shall be required. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above or (b) in the case of a removal, the Borrowers may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if such Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrowers notify the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly (and each Lender and L/C Issuer will cooperate with the Borrowers to enable the Borrowers to take such actions), until such time as the Required Lenders or the Borrowers, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by either Administrative Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Anything herein to the contrary notwithstanding, the Arrangers, the joint bookrunners, Syndication Agent, Co-Documentation Agents and Senior Managing Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in its capacity, as applicable, as the Administrative Agent, a Lender, Co-ABL Collateral Agent or an Issuing Bank hereunder.

Each of the Lenders and the Issuing Bank irrevocably authorize and instruct each Agent (as applicable) to, and each Agent (as applicable) shall,

(a) release any Lien on any property granted to or held by an Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty in accordance with the Loan Documents or (v) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof) as a result of a transaction permitted hereunder; and

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(m), Section 6.02(n), Section 6.02(o) and, solely to the extent such Liens do not secure any Indebtedness for borrowed money (other than Indebtedness under the Term Loan Facility, so long as such Indebtedness remains subject to the Intercreditor Agreement), Section 6.02(u).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Guaranty pursuant to this Article 8 and Section 10.13 hereunder. In each case as specified in this Article 8, each Agent will (and each Lender hereby authorizes such Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Loan Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.

The Administrative Agent is authorized to enter into the Intercreditor Agreement and any other intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral other than the Revolving Facility First Lien Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement or any Additional Agreement.

Each Lender and Issuer appoints and designates each of DBTCA and Bank of America as a Co-ABL Collateral Agent hereunder and each Lender and Issuing Bank hereby authorizes DBTCA and Bank of America to act as a Co-ABL Collateral Agent in accordance with the terms hereof and the other Loan Documents and authorizes the Co-ABL Collateral Agents to take such actions on its behalf and to exercise such powers as are delegated to the Co-ABL Collateral Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective Applicable Percentage (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Agent at:

80 Grasslands Road

Elmsford, New York 10523

Attn: Michael A. Correale, Chief Financial Officer

Tel.: (914) 784-4050

Fax: (914) 345-2056

Email: mccorreale@amscan.com

with copy to:

80 Grasslands Road

Elmsford, New York 10523

Attn: Joseph Zepf, General Counsel and Secretary

Tel.: (914) 784-4188

Fax: (914) 345-3982

Email: jzepf@amscan.com

100 Federal Court

35th Floor

Boston, MA 02110

Attn: Joshua Nelson, Managing Director

Tel.: (617) 227-1050

Fax: (617) 227-3514

Email: jnelson@thl.com

Weil, Gotshal & Manges, LLP

200 Crescent Court, Suite 300

Dallas, TX 75201

Attn: Kelly M. Dybala

Tel.: (214) 746-7898

Fax: (214) 746-7777

Email: Kelly.Dybala@weil.com

(ii) if to the Administrative Agent, an Issuing Bank or the Swingline Lender, at:

60 Wall Street

New York, New York 10005

Attn: Dusan Lazarov/Jeremy Hyatt

Tel.: (212) 250-0211

Fax: (212) 797-5695

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A) and (B) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that:

(A) notwithstanding the foregoing, no such agreement shall, without the consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders),

(1) increase the Commitment of such Lender (other than with respect to any Commitment Increase pursuant to Section 2.23 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2) reduce or forgive the principal amount of any Loan or postpone the date of any scheduled payment of interest or fees payable hereunder;

(3) extend the scheduled final maturity of any Loan, extend the stated expiration date of any Letter of Credit beyond the Maturity Date (in each case, other than extension for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any obligations of the Borrowers to pay interest at the default rate of interest under Section 2.13(c)) or the amount of any fees owed to such Lender; it being understood that any change in the definition of Average Historical Excess Availability used in the calculations of such interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees;

(5) extend the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an extension of any Commitment of such Lender; and

(6) amend or modify the provisions of Sections 2.11(c), 2.18(a) (with respect to pro rata allocation among Lenders), 2.18(b) and 2.18(c) of this Agreement in a manner that would by its terms alter the order of payments or the pro rata sharing of payments required thereby (except as otherwise provided in this Section 9.02); and

(B) notwithstanding the foregoing, no such agreement shall:

(1) change any of the provisions of this Section or the definitions of “Required Lenders” or “Super Majority Lenders”, in each case, to reduce any of the voting percentages required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 10.12 hereof), without the prior written consent of each Lender;

(3) release all or substantially all of the value of the Loan Guaranties (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 10.13 hereof), without the prior written consent of each Lender;

(4) enter into an amendment or waiver the effect of which would be to increase the percentages set forth in the definition of Trade Receivables Component, Inventory Component, and/or Credit Card Receivables Component, without the consent of the Super Majority Lenders; or

(5) change the definition of the term “Borrowing Base”, or any component definition thereof, the effect of which would be to increase amounts available to be borrowed, without the consent of the Super Majority Lenders;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders, except as provided in Section 2.22(b)).

Notwithstanding anything to the contrary contained in this Section 9.02, (i) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrowers (or the Borrower Agent on behalf of Borrowers) without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than each applicable Additional Lender, in the case of Section 2.23), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of Sections 2.22 or 2.23 and (iii) if the Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent, the Co-ABL Collateral Agents and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such Persons, taken as a whole) in connection with the syndication and distribution (including, without limitation, via the Internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by the Borrowers to be prepared) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Co-ABL Collateral Agents, the Arrangers, Issuing Banks or the Lenders and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such persons, taken as a whole) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder. Expenses reimbursable by the Borrowers under this Section include, subject to any other applicable provision of any Loan Document, reasonable and documented out-of-pocket costs and expenses incurred in connection with: (A) appraisals and field examinations and the preparation of Reports based thereon, (B) the fees charged by a third party retained by the Administrative Agent or (notwithstanding any reference to “out-of-pocket” above in this Section 9.03) the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, (C) lien and title searches and title insurance, (D) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens and (E) forwarding loan proceeds and costs and expenses of preserving and protecting the Collateral. Other than to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(b) The Borrowers shall indemnify each Arranger, the Administrative Agent, the Co-ABL Collateral Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of a conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or any Letter of Credit or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (i) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate of such Indemnitee or, to the extent such judgment finds such Indemnitee in material breach of the Loan Documents or (ii) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent) that does not involve any act or omission of the Sponsors, Holdings, any Borrower or any of their Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by any Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

Section 9.04. Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, except, in the case of the Borrowers, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided under Section 6.08, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Agent; provided that the Borrower Agent shall have been deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of Borrower Agent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (with respect to the Borrowers only) has occurred and is continuing, any other Eligible Assignee;

(B) the Administrative Agent; and

(C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or the principal amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds (as defined below)) shall not be less than $5,000,000 unless each of the Borrower Agent and the Administrative Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the Eligible Assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) if applicable, any Internal Revenue Service forms required under Section 2.17.

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and subject to its obligations thereunder and under Section 9.13). If any such assignment by a Lender holding a Note hereunder occurs after the issuance of any Note hereunder to such Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Note to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver a new Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the Commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.05(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative

Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender, sell participations to one or more banks or other entities (other than any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (x) clause (A) to the first proviso to Section 9.02(b) that directly and adversely affects the Loans or Commitments in which such Participant has an interest and (y) clause (B) to the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain at one of its offices a copy of a register for the recordation of the names and addresses of each Participant and their respective successors and assigns, and principal amount of and interest on the Loans (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided that (i) in the case of the Borrowers, such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any

SPC may (i) with notice to, but without the prior written consent of, the Borrower Agent or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Any assignment or participation by a Lender without the Borrower Agent’s consent to a Disqualified Institution or, to the extent the Borrower Agent’s consent is required under this Section 9.05, to any other Person, shall be void ab initio, and the Borrower Agent shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower Agent at law or at equity.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Holdings, the Borrowers, the Subsidiaries of the Borrowers party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent, each Issuing Lender and each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, such Issuing Bank or such Lender or Affiliate (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Bank or such Lender, wherever located) to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender or Affiliate, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify the Borrower Agent and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE PROMISSORY NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING AND THE GOVERNING LAW PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT (A) THE INTERPRETATION AND DEFINITION OF “CLOSING DATE MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF EITHER THE BORROWER AGENT OR ITS APPLICABLE AFFILIATE HAS THE RIGHT NOT TO CONSUMMATE THE MERGER OR TO TERMINATE ITS OBLIGATIONS UNDER THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND, IN ANY CASE, CLAIMS OR DISPUTES ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT; PROVIDED THAT WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND WHICH DO NOT INVOLVE ANY CLAIMS AGAINST THE ARRANGERS OR THE LENDERS, THIS SENTENCE SHALL NOT OVERRIDE ANY JURISDICTION PROVISION IN THE MERGER AGREEMENT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS,

NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING

TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory (including any self-regulatory body, such as the National Association of Insurance Commissioners), governmental or administrative authority purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall (i) except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority, to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such party shall (i) to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, including, without limitation, any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any swap or derivative transaction (including any credit default swap) or similar product relating to the Loan Parties and their obligations subject to acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis

(on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent), (f) with the prior written consent of the Borrower Agent, (g) to any rating agency in connection with obtaining ratings for the Borrowers, the Term Loan Facility or the Senior Notes, (h) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense and (i) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives or (ii) becomes available to the Administrative Agent, an Issuing Bank or any Lender on a non-confidential basis other than as a result of a breach of this Section from a source other than any Loan Party. For the purposes of this Section, “Confidential Information” means all information received from any Loan Party relating to the Loan Parties or their businesses, any Sponsor or the Transactions other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Loan Party. For the avoidance of doubt, in no event shall any disclosure of such Confidential Information be made to any Disqualified Institution (at the time such disclosure was made).

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent, the Co-ABL Collateral Agents, Co-Documentation Agents, Syndication Agent and Senior Managing Agents, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its respective stockholders or its respective affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 9.15. Several Obligations; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower and Loan Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act.

Section 9.17. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20. Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS REVOLVING FACILITY AGENT AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED

TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE TERM LOAN AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Section 9.21. Conflicts. Notwithstanding anything to the contrary contained herein, in any other Loan Document (including, without limitation, any Letter of Credit application but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (including, without limitation, any Letter of Credit application but excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.

ARTICLE 10

LOAN GUARANTY

Section 10.01. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent for the ratable benefit of the Issuing Banks and the other Secured Parties the full and prompt payment upon the failure of the Borrowers to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Secured Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations to the extent reimbursable in accordance with Section 9.03. Each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Secured Parties whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Sections 7.01(f) or (g), and in such event, irrevocably and unconditionally promises to pay such indebtedness to the Secured Parties, on demand, in lawful money of the United States.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty upon the occurrence and during the continuance of an Event of Default.

Section 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 10.13), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by any Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrowers or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the

Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Secured Party with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 10.13).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, and except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or arising out of the disability of the Borrowers or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Loan Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person including any right (except as shall be required by applicable statute and cannot be waived) to require any Secured Party to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Secured Party’s power whatsoever. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except as otherwise provided in Section 10.13. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Authorization. The Loan Guarantors authorize the Secured Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 10.13), from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrowers, any other Loan Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrowers, other Loan Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to their creditors other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Secured Parties regardless of what liability or liabilities of the Borrowers remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, any Hedge Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, any Hedge Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Guaranty.

Section 10.06. Rights of Subrogation. Any indebtedness of the Borrowers now or hereafter owing to any Loan Guarantor is hereby subordinated to the Obligations owing to the Secured Parties; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to such Loan Guarantor shall be collected, enforced and received by such Loan Guarantor for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties on account of the Guaranteed Obligations to the Secured Parties, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this Loan Guaranty. Prior to the transfer by any Loan Guarantor of any note or negotiable instrument evidencing any such indebtedness of the Borrowers to such Loan Guarantor, such Loan Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date.

Section 10.07. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.08. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.09. [Reserved].

Section 10.10. Maximum Liability. It is the desire and intent of the Loan Guarantors and the Secured Parties that this Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 10, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non- Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. This provision is for the benefit of the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12. Liability Cumulative. The liability of each Loan Guarantor under this Article 10 is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13. Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, a Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released (a) upon the consummation of any transaction permitted hereunder if as a result thereof such Subsidiary Guarantor shall cease to be a Subsidiary (or becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof) or (b) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.13 shall be without recourse to or warranty by the Administrative Agent (other than to the Administrative Agent’s authority to deliver such documents).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PC INTERMEDIATE HOLDINGS, INC, PC MERGER SUB, INC. PC FINANCE SUB, INC.

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	President

PARTY CITY HOLDTNGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

AM-SOURCE, LLC

AMSCAN HOLDINGS, INC.

AMSCAN INC.

FACTORY CARD & PARTY OUTLET CORP.

FACTORY CARD OUTLET OF AMERICA LTD.

GAGS AND GAMES, INC.

M&D INDUSTRIES, INC.

PA ACQUISITION CORP.

PARTY AMERICA FRANCHISING, INC.

SSY REALTY COW.

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Vice President

JCS PACKAGING, INC. TRISAR, INC.

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Assistant Treasurer

Signature Page – ABL Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually, as Administrative Agent, Co-ABL CollatmaI Agent, Swingline Lender, Issuing Bank and as Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

Signature Page – ABL Credit Agreement

BANK OF AMERICA, N.A., as Co-ABL Collateral Agent, Issuing Bank and as Lender

By:	/s/ Roger Malouf
Name: Roger Malouf
Title: Vice President

Signature Page – ABL Credit Agreement

Bank of Montreal, as Lender

By:	/s/ Michael W. Scolaro
Name: Michael W. Scolaro
Title: Managing Director

Signature Page – ABL Credit Agreement

TD Bank, N.A., as Lender

By:	/s/ Michael Lustbader
Name: Michael Lustbader
Title: Senior Underwriter

By:
Name:
Title:

Signature Page – ABL Credit Agreement

U.S. Bank National Association, as Lender

By:	/s/ Matthew Kasper
Name: Matthew Kasper
Title: Vice-President

Signature Page – ABL Credit Agreement

WELLS FARGO BANK, N.A., as Issuing Bank and as Lender

By:	/s/ Adam B. Davis
Name: Adam B. Davis
Title: Vice President

Signature Page – ABL Credit Agreement

City National Bank, as Lender

By:	/s/ David Knoblauch
Name: David Knoblauch
Title: Vice President

Signature Page – ABL Credit Agreement

JPMorgan Chase Bank, N.A., as Lender

By:	/s/ Marie C. Duhamel
Name: Marie C. Duhamel
Title: Authorized Officer

Signature Page – ABL Credit Agreement

RBS Citizens Business Capital, a division of
RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as Lender

By:	/s/ Michael Ganann
Name: Michael Ganann
Title: Senior Vice President

Signature Page – ABL Credit Agreement

BARCLAYS BANK PLC, as Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe Title: Director

Signature Page – ABL Credit Agreement

Capital One Leverage Finance Corp., as Lender

By:	/s/ Shawn Orgeron
Name: Shawn Orgeron
Title: Vice President

Signature Page – ABL Credit Agreement

Goldman Sachs Bank USA, as Lender

By:	/s/ Gabriel Jacobson
Name: Gabriel Jacobson
Title: Authorized Signatory

By:
Name:
Title:

Signature Page – ABL Credit Agreement

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Authorized Signatory

Signature Page – ABL Credit Agreement

Siemens Financial Services, Inc., as Lender

By:	/s/ Sharon Prusakowski
Name: Sharon Prusakowski
Title: VP

By:	/s/ Jose Aguinaga
Name: Jose Aguinaga
Title: Loan Specialist

Signature Page – ABL Credit Agreement

Schedule 1.01(a)

COMMITMENT SCHEDULE

Lender	Commitment
Deutsche Bank Trust Company Americas	$60,000,000.00
Bank of America, N.A.	$60,000,000.00
Bank of Montreal	$35,000,000.00
TD Bank N.A.	$35,000,000.00
US Bank National Association	$35,000,000.00
Wells Fargo Bank, N.A.	$35,000,000.00
City National Bank	$22,500,000.00
JPMorgan Chase Bank, N.A.	$22,500,000.00
RBS Citizens Business Capital	$20,000,000.00
Barclays Bank PLC	$15,000,000.00
Capital One Leverage Finance Corp.	$15,000,000.00
Goldman Sachs Bank USA	$15,000,000.00
Morgan Stanley Bank, N.A.	$15,000,000.00
Siemens Financial Services Inc.	$15,000,000.00
Total	$400,000,000.00

Schedule 1.01(b)

EXISTING LETTERS OF CREDIT

Issuing bank	Applicant	Beneficiary	LC #	Amount	Exp. Date	Evergreen
Wells Fargo	Amscan Holdings, Inc.	Liberty Mutual Insurance	NZS666974	$9,607,000.00		YES
Wells Fargo	Amscan Holdings,Inc.	Travelers	NZS666110	$252,000.00		YES
Wells Fargo	Amscan Holdings, Inc.	See below*	NZS666975	$4,041,500.00		YES
Wells Fargo	Amscan Holdings, Inc.	Latex Oxidental Exportadora S.A. DE C.V.	NZS66992	$1,000,000.00	2/13/2013	NO
Wells Fargo	Factory Card Outlet of America Ltd.	The Travelers Indemnity Company	NZS532458	$500,000.00		YES
Wells Fargo	Amscan Holdings, Inc.	Silvertop Assoc dba Rasta Imposta	SM238694W	$1,000,000.00	12/31/2012	NO
Wells Fargo	Amscan Inc.	Avalon Risk Management Insurance Agency, LLC	IS0011471	$800,000.00		YES
Bank of America	Amscan Holdings, Inc.	Zurich American Insurance Company	3079171	$500,000.00	6/1/2013	NO
	Total outstanding as of 7/27/2012			$17,700,500.00

*	National Union Fire Insurance Company of Pittsburgh, PA; American Home Assurance Company; The Insurance Company of the State of Pennsylvania; Commerce and Industry Insurance Company; Chartis Property Casualty Company; Illinois National Insurance Co.; Granite State Insurance company; AIU Insurance company; Chartis Casualty Company; National Union Fire Insurance company of Louisiana; and New Hampshire Insurance Company

Schedule 1.01(c)

MORTGAGED PROPERTIES

7700 Anagram Drive, Eden Prairie, Hennepin County, MN 55344

Schedule 1.01(d)

ADJUSTMENTS TO CONSOLIDATED EBITDA

None.

Schedule 1.01(e)

DISQUALIFIED INSTITUTIONS

None.

5

Schedule 2.21(a)

DDAS

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	consolidation	Corporate			Bank of America	3476179753
Party City Corporation	consolidation	Corporate			Wells Fargo	4000029728
Party City Corporation	consolidation	Corporate			Chase	000000877233882
Party City Corporation	consolidation	Corporate			La Salle	5800683525
Party City Corporation	consolidation	Corporate			Fifth Third	07234555071
Party City Corporation	consolidation	Corporate			Wells Fargo/Wachovia	2000006157379
Party City Corporation	consolidation	Corporate			TD Mercantile	7600080125
PA Acquisition Corp.	consolidation	Corporate			Bank of America	1499510056
PA Acquisition Corp.	consolidation	Corporate			Comerica Bank	1851847721
PA Acquisition Corp.	consolidation	Corporate			Fifth Third	09991603565
PA Acquisition Corp.	consolidation	Corporate			Wells Fargo Bank	4311782528
Party City Corporation	consolidation	Corporate			Bank of America	4426897893
Party City Corporation	consolidation	Corporate			Wells Fargo/Wachovia	2000049260016
Factory Card & Party Outlet Corp.	consolidation	Corporate			US Bank	793413899
Factory Card & Party Outlet Corp.	consolidation	Corporate			Fifth Third	09990206634
Party City Corporation	Store	2	Randolph	NJ	Bank of America	004050014417
Party City Corporation	Store	3	East Hanover	NJ	Citibank	759233029
Party City Corporation	Store	4	Wayne	NJ	Valley National Bank	123623301
Party City Corporation	Store	10	Virginia Beach	VA	Bank of America	004130225793
Party City Corporation	Store	12	Parsippany	NJ	Wells Fargo	2000006156574
Party City Corporation	Store	15	Skokie	IL	Bank of America	5200548526
Party City Corporation	Store	42	Cincinnati	OH	Fifth Third	71949790
Party City Corporation	Store	59	Richardson	TX	Chase	1826345355
Party City Corporation	Store	60	Mesquite	TX	Chase	1595825561
Party City Corporation	Store	61	Plano	TX	Chase	1826345363
Party City Corporation	Store	62	Arlington	TX	Chase	1826345371
Party City Corporation	Store	63	Carrollton	TX	Chase	1826345389
Party City Corporation	Store	64	Irving	TX	Chase	1826345397
Party City Corporation	Store	65	Dallas	TX	Chase	1826345405
Party City Corporation	Store	75	Torrance	CA	Wells Fargo	4944239409
Party City Corporation	Store	76	Santa Ana	CA	Wells Fargo	4944239417
Party City Corporation	Store	102	Snellville	GA	Wells Fargo	2000049260029
Party City Corporation	Store	115	Atlanta	GA	Wells Fargo	2000049260032
Party City Corporation	Store	116	Staten Island	NY	Chase	9362247227
Party City Corporation	Store	117	Denver	CO	Wells Fargo	4944585926
Party City Corporation	Store	135	Miami	FL	Bank of America	4426897958
Party City Corporation	Store	137	Chesapeake	VA	Crestar	203413792
Party City Corporation	Store	139	Austell	GA	Wells Fargo	2000049260045
Party City Corporation	Store	143	Duluth	GA	Wells Fargo	2000049260058
Party City Corporation	Store	144	Downers Grove	IL	Chase	1110021224212
Party City Corporation	Store	158	Morrow	GA	Wells Fargo	2000049260061
Party City Corporation	Store	159	Marietta	GA	Wells Fargo	2000049260074
Party City Corporation	Store	165	Cincinnati	OH	Fifth Third	73138406
Party City Corporation	Store	166	Hialeah	FL	Bank of America	4426897961
Party City Corporation	Store	168	Highland Park	IL	Chase	744445735

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	169	Sugar Land	TX	Chase	1586267682
Party City Corporation	Store	171	Chicago	IL	North Community Bank	1408293
Party City Corporation	Store	178	Atlanta	GA	Wells Fargo	2000049260087
Party City Corporation	Store	183	Atlanta	GA	Wells Fargo	2000049260090
Party City Corporation	Store	189	Dallas	TX	Chase	1826345413
Party City Corporation	Store	196	Arlington Heights	IL	Chase	1110021224182
Party City Corporation	Store	197	Wheaton	IL	Chase	1110021224190
Party City Corporation	Store	203	Lewisville	TX	Bank of America	003476179779
Party City Corporation	Store	207	Miami	FL	Bank of America	4426897974
Party City Corporation	Store	210	Miami	FL	Bank of America	4426897987
Party City Corporation	Store	219	Plano	TX	Bank of America	001298114308
Party City Corporation	Store	220	Atlanta	GA	Bank of America	4426897990
Party City Corporation	Store	221	Conyers	GA	Wells Fargo	2000049260100
Party City Corporation	Store	222	Fayetteville	GA	Bank of America	4426898096
Party City Corporation	Store	223	Gainesville	GA	Bank of America	4426898193
Party City Corporation	Store	234	Douglasville	GA	Wells Fargo	2000049260113
Party City Corporation	Store	238	Miami	FL	Wells Fargo/Wachovia	2000049260126
Party City Corporation	Store	239	Marietta	GA	Wells Fargo	2000049260139
Party City Corporation	Store	240	Johns Creek	GA	Wells Fargo	2000049260142
Party City Corporation	Store	248	Newnan	GA	Wells Fargo	2000049260155
Party City Corporation	Store	264	Cumming	GA	Bank of America	4426898009
Party City Corporation	Store	266	Ft Myers	FL	Bank of America	4426898106
Party City Corporation	Store	275	Athens	GA	Wells Fargo	2000049260168
Party City Corporation	Store	289	Macon	GA	Bank of America	4426898203
Party City Corporation	Store	292	Alpharetta	GA	Bank of America	4426898012
Party City Corporation	Store	302	Davie	FL	Wells Fargo/Wachovia	2000049260171
Party City Corporation	Store	304	Oakland Park	FL	Bank of America	4426898119
Party City Corporation	Store	308	Pembroke Pines	FL	Wells Fargo/Wachovia	2000049260184
Party City Corporation	Store	309	Miami	FL	Bank of America	4426898216
Party City Corporation	Store	310	Columbus	GA	Wells Fargo	2000049260197
Party City Corporation	Store	315	Hollywood	FL	Wells Fargo/Wachovia	2000049260207
Party City Corporation	Store	316	Miami	FL	Bank of America	4426898025
Party City Corporation	Store	317	Palmetto Bay	FL	Wells Fargo/Wachovia	2000049260210
Party City Corporation	Store	319	Kendall	FL	Bank of America	4426898122
Party City Corporation	Store	323	Boca Raton	FL	Bank of America	4426898229
Party City Corporation	Store	324	Pembroke Pines	FL	Wells Fargo/Wachovia	2000049260223
Party City Corporation	Store	326	Plantation	FL	Bank of America	4426898038
Party City Corporation	Store	327	Tallahassee	FL	Bank of America	4426898135
Party City Corporation	Store	331	Royal Palm Beach	FL	Bank of America	4426898232
Party City Corporation	Store	332	Coral Springs	FL	Bank of America	4426898041
Party City Corporation	Store	333	Miami	FL	Wells Fargo/Wachovia	2000049260236
Party City Corporation	Store	336	East Point	GA	Wells Fargo	2000049260249
Party City Corporation	Store	337	Buford	GA	Bank of America	4426898148
Party City Corporation	Store	338	Pensacola	FL	Bank of America	4426898245

7

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	348	Estero	FL	Wells Fargo/Wachovia	2000049260252
Party City Corporation	Store	350	Jensen Beach	FL	Wells Fargo/Wachovia	2000049260265
Party City Corporation	Store	357	Melbourne	FL	Wells Fargo/Wachovia	2000049260278
Party City Corporation	Store	367	Miami	FL	Bank of America	4426898054
Party City Corporation	Store	373	Summerville	SC	Wells Fargo	2000049267491
Party City Corporation	Store	374	Miami	FL	Wells Fargo/Wachovia	2000049260294
Party City Corporation	Store	376	Winter Garden	FL	Wells Fargo/Wachovia	2000049260304
Party City Corporation	Store	377	Kissimmee	FL	Bank of America	4426898151
Party City Corporation	Store	400	Garland	TX	Chase	789662780
Party City Corporation	Store	401	El Centro	CA	Bank of America	355002018266
Party City Corporation	Store	402	Woodbridge	NJ	Wells Fargo	2000040977654
Party City Corporation	Store	403	Union	NJ	Bank of America	354004435369
Party City Corporation	Store	404	Brooklyn	NY	Citibank	759233037
Party City Corporation	Store	406	Jersey City	NJ	Bank of America	354002016337
Party City Corporation	Store	407	Cuyahoga Falls	OH	Chase	789616141
Party City Corporation	Store	408	Watchung	NJ	Wells Fargo	2000040977670
Party City Corporation	Store	409	Oceanside	NY	Citibank	759233045
Party City Corporation	Store	410	Pasadena	TX	Bank of America	354001208175
Party City Corporation	Store	411	New Hartford	NY	Partners Trust Company	9303124
Party City Corporation	Store	412	Saint Louis	MO	Bank of America	003471923632
Party City Corporation	Store	413	Katy	TX	Bank of America	354001208188
Party City Corporation	Store	414	Turlock	CA	Wells Fargo	4945314920
Party City Corporation	Store	416	Denton	TX	Chase	789732641
Party City Corporation	Store	418	Fort Worth	TX	Chase	769019019
Party City Corporation	Store	419	Pittsburg	CA	Bank of America	355002018279
Party City Corporation	Store	420	Novato	CA	Wells Fargo	4944239425
Party City Corporation	Store	421	McKinney	TX	Bank of America	354004435372
Party City Corporation	Store	422	Portchester	NY	Bank of America	354008053750
Party City Corporation	Store	423	New Rochelle	NY	Bank of America	354006841689
Party City Corporation	Store	424	Orlando	FL	Bank of America	4426958237
Party City Corporation	Store	425	West Babylon	NY	Chase	6902031837
Party City Corporation	Store	426	Las Vegas	NV	Wells Fargo	4944405489
Party City Corporation	Store	427	Chino	CA	Wells Fargo	4944196401
Party City Corporation	Store	429	Henderson	NV	Bank of America	003476180328
Party City Corporation	Store	430	Westland	MI	Comerica	1850636612
Party City Corporation	Store	431	Grandville	MI	Comerica	1851130219
Party City Corporation	Store	432	Bolingbrook	IL	West Suburban Bank	1700029819
Party City Corporation	Store	433	Lake Zurich	IL	Bank of America	5200936010
Party City Corporation	Store	436	Pico Rivera	CA	Wells Fargo	4944196435
Party City Corporation	Store	437	Mission Viejo	CA	Bank of America	003476180564
Party City Corporation	Store	438	Silverdale	WA	Bank of America	003476180519
Party City Corporation	Store	439	Los Angeles	CA	Wells Fargo	4944350909
Party City Corporation	Store	440	McAllen	TX	Bank of America	003476030986
Party City Corporation	Store	441	Santee	CA	Wells Fargo	4944196427
Party City Corporation	Store	442	West Hills	CA	Bank of America	003476180768

8

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	443	Rancho Cucamonga	CA	Wells Fargo	4944592039
Party City Corporation	Store	444	Brentwood	CA	Bank of America	003476180739
Party City Corporation	Store	445	Escondido	CA	Wells Fargo	4944592054
Party City Corporation	Store	446	Thousand Oaks	CA	Wells Fargo	4944196393
Party City Corporation	Store	449	Sacramento	CA	Wells Fargo	4944592062
Party City Corporation	Store	450	Olympia	WA	Wells Fargo	4944196419
Party City Corporation	Store	457	Aurora	CO	Wells Fargo	4944422880
Party City Corporation	Store	459	Monrovia	CA	Chase	986183853
Party City Corporation	Store	462	Everett	WA	Bank of America	003476180409
Party City Corporation	Store	463	Bellevue	WA	Bank of America	003476180412
Party City Corporation	Store	464	Kent	WA	Bank of America	003476180425
Party City Corporation	Store	465	Marysville	WA	Wells Fargo	4948920616
Party City Corporation	Store	466	Puyallup	WA	Bank of America	003476180441
Party City Corporation	Store	469	Flower Mound	TX	Bank of America	003480201646
Party City Corporation	Store	470	Salinas	CA	Bank of America	003476180771
Party City Corporation	Store	471	Woodinville	WA	Bank of America	003476180470
Party City Corporation	Store	472	Littleton	CO	Wells Fargo	4944226273
Party City Corporation	Store	473	Everett	WA	Bank of America	003476180483
Party City Corporation	Store	474	Burlington	WA	Bank of America	003476180496
Party City Corporation	Store	476	Farmington Hills	MI	Comerica	1850868066
Party City Corporation	Store	477	Oswego	IL	Fifth Third	7230251097
Party City Corporation	Store	478	Levittown	NY	Citibank	021000089
Party City Corporation	Store	479	Watauga	TX	Wells Fargo	4944251487
Party City Corporation	Store	480	Mays Landing	NJ	Wells Fargo	2000028319975
Party City Corporation	Store	481	Cedar Hill	TX	Bank of America	003473045877
Party City Corporation	Store	482	Orland Park	IL	Chase	648728277
Party City Corporation	Store	485	Opelika	AL	RBC	5420027667
Party City Corporation	Store	486	Mira Loma	CA	Bank of America	003481144074
Party City Corporation	Store	487	Las Vegas	NV	Bank of America	354001209666
Party City Corporation	Store	488	Euless	TX	Bank of America	354002017022
Party City Corporation	Store	489	Arlington	TX	Chase	750528580
Party City Corporation	Store	490	Wilkes Barre	PA	Wells Fargo	2000049235850
Party City Corporation	Store	491	Brownsville	TX	Bank of America	354001209750
Party City Corporation	Store	492	Lansing	MI	Chase	771068871
Party City Corporation	Store	493	Lansing	MI	Chase	771069671
Party City Corporation	Store	495	Columbus	OH	Chase	771069275
Party City Corporation	Store	496	Stroudsburg	PA	Wells Fargo	2000049235876
Party City Corporation	Store	497	Dearborn	MI	Chase	750528606
Party City Corporation	Store	498	Fairfield	CA	Bank of America	354001209637
Party City Corporation	Store	500	Orlando	FL	Bank of America	4426898067
Party City Corporation	Store	503	Orlando	FL	Wells Fargo/Wachovia	2000049260317
Party City Corporation	Store	504	Middletown	NY	Provident Bank	7101809
Party City Corporation	Store	505	Chicago	IL	Chase	1115000561490
Party City Corporation	Store	506	Anaheim	CA	Bank of America	3484355598
Party City Corporation	Store	507	Chula Vista	CA	Bank of America	003476180331
Party City Corporation	Store	510	Miami	FL	Bank of America	4427185313
Party City Corporation	Store	511	Roseville	MI	Chase	928489608
Party City Corporation	Store	512	Long Island City	NY	Chase	899513295
Party City Corporation	Store	513	Allen Park	MI	Chase	006061964
Party City Corporation	Store	514	Los Angeles	CA	Wells Fargo	4944239433

9

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	515	Greenbelt	MD	Bank of America	003933188818
Party City Corporation	Store	516	Royal Oak	MI	Chase	003213414
Party City Corporation	Store	518	Madison	WI	US Bank	312291169
Party City Corporation	Store	519	Brooklyn	NY	HSBC	683022300
Party City Corporation	Store	520	La Habra	CA	Wells Fargo	4944239441
Party City Corporation	Store	521	National City	CA	Wells Fargo	4945321172
Party City Corporation	Store	522	Bronx	NY	Chase	899513303
Party City Corporation	Store	523	Boca Raton	FL	Wells Fargo/Wachovia	2000049260333
Party City Corporation	Store	524	El Cajon	CA	Wells Fargo	4944239458
Party City Corporation	Store	525	Centereach	NY	Chase	899513311
Party City Corporation	Store	526	Encinitas	CA	Wells Fargo	4944239391
Party City Corporation	Store	527	Lawrence	NY	Chase	207501214065
Party City Corporation	Store	529	Sterling Heights	MI	Chase	002881774
Party City Corporation	Store	530	Brooklyn	NY	Chase	810458661
Party City Corporation	Store	531	Bronx	NY	Chase	899513329
Party City Corporation	Store	532	Calumet City	IL	Bank of America	5200442621
Party City Corporation	Store	533	Chicago Ridge	IL	Bank of America	5200542339
Party City Corporation	Store	534	West Paterson	NJ	TD Bank	4249285077
Party City Corporation	Store	538	Las Vegas	NV	Citibank	8914075968
Party City Corporation	Store	539	Livonia	MI	Comerica	1850205889
Party City Corporation	Store	540	Lauderhill	FL	Bank of America	4426898164
Party City Corporation	Store	541	Baldwin Park	CA	Bank of America	003480861387
Party City Corporation	Store	542	Ballwin	MO	Bank of America	400173006510
Party City Corporation	Store	544	Alhambra	CA	Bank of America	003476180124
Party City Corporation	Store	545	Stamford	CT	Wells Fargo	2000006156626
Party City Corporation	Store	546	San Jose	CA	Citibank	1834034157
Party City Corporation	Store	548	Irvine	CA	Bank of America	354004435385
Party City Corporation	Store	549	Lighthouse Point	FL	Wells Fargo/Wachovia	2000049271050
Party City Corporation	Store	550	Las Vegas	NV	Wells Fargo	4944239508
Party City Corporation	Store	551	Rochester Hills	MI	Comerica	1850662212
Party City Corporation	Store	552	Cincinnati	OH	Fifth Third	71841368
Party City Corporation	Store	555	Woodbury	NY	Chase	209501492465
Party City Corporation	Store	556	New Hyde Park	NY	Chase	304669903
Party City Corporation	Store	557	Milpitas	CA	Citibank	1834033431
Party City Corporation	Store	558	South Miami	FL	Wells Fargo	2000049260346
Party City Corporation	Store	559	Valencia	CA	Wells Fargo	4945632867
Party City Corporation	Store	560	West Covina	CA	Bank of America	003475881945
Party City Corporation	Store	561	Olivette	MO	Bank of America	410151009404
Party City Corporation	Store	562	Carle Place	NY	Chase	3051149783
Party City Corporation	Store	563	Roseville	CA	Wells Fargo	4944239516
Party City Corporation	Store	564	Saint Louis	MO	Union Planters Bank	3152703449
Party City Corporation	Store	565	North Babylon	NY	Chase	6902031837
Party City Corporation	Store	566	Brea	CA	Bank of America	003476180111
Party City Corporation	Store	567	Elmont	NY	Bank of America	009405765336
Party City Corporation	Store	569	Rockford	IL	Chase	000000616437836
Party City Corporation	Store	570	Fort Collins	CO	Chase	193543699
Party City Corporation	Store	571	Daly City	CA	Bank of America	003476390121
Party City Corporation	Store	572	Oceanside	CA	Citibank	1834034389

10

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	573	Pasadena	CA	Bank of America	003473045848
Party City Corporation	Store	574	Merrillville	IN	Chase	000185010225919
Party City Corporation	Store	575	Newington	CT	Peoples United Bank	6500121234
Party City Corporation	Store	577	Naples	FL	Bank of America	4426898177
Party City Corporation	Store	578	Houston	TX	Chase	522760052365
Party City Corporation	Store	580	San Dimas	CA	Bank of America	003476180108
Party City Corporation	Store	581	Laurel	MD	Wells Fargo	2000011049333
Party City Corporation	Store	582	Chino	CA	Bank of America	003476180098
Party City Corporation	Store	583	Indianapolis	IN	Chase	000000618488445
Party City Corporation	Store	584	Oak Brook	IL	West Suburban Bank	1300001127
Party City Corporation	Store	586	Pembroke Pines	FL	Bank of America	4426898083
Party City Corporation	Store	587	Evansville	IN	Fifth Third	0951000040
Party City Corporation	Store	588	Houston	TX	Wells Fargo	4944973205
Party City Corporation	Store	589	Fishers	IN	Chase	789867389
Party City Corporation	Store	591	Orange	CT	TD Bank	4257654529
Party City Corporation	Store	592	El Cajon	CA	Citibank	1834036533
Party City Corporation	Store	593	Lubbock	TX	Bank of America	003476180085
Party City Corporation	Store	594	Willoughby	OH	Chase	000000617183793
Party City Corporation	Store	595	Lakeland	FL	Wells Fargo/Wachovia	2000049260359
Party City Corporation	Store	597	Phillipsburg	NJ	Wells Fargo	2000006156778
Party City Corporation	Store	599	Pittsburgh	PA	First Niagara	389059472
Party City Corporation	Store	600	Forestville	MD	Bank of America	004130401708
Party City Corporation	Store	601	Bloomington	IL	US Bank	9740014569
Party City Corporation	Store	602	Plainfield	IN	Harris Bank	5051495
Party City Corporation	Store	603	Staten Island	NY	Chase	810458653
Party City Corporation	Store	605	Long Beach	CA	Wells Fargo	4944400035
Party City Corporation	Store	607	Downey	CA	Bank of America	003476180616
Party City Corporation	Store	608	Mansfield	TX	Chase	810458497
Party City Corporation	Store	609	Toledo	OH	Charter One Bank	0440751100
Party City Corporation	Store	610	Littleton	CO	Chase	000000223066679
Party City Corporation	Store	611	Norfolk	VA	Wells Fargo/Wachovia	2000006157065
Party City Corporation	Store	612	Columbus	OH	Fifth Third	75874140
Party City Corporation	Store	613	Commack	NY	Chase	9362251088
Party City Corporation	Store	614	San Jose	CA	Wells Fargo	4944239540
Party City Corporation	Store	615	Massapequa	NY	HSBC	023730153
Party City Corporation	Store	617	Maple Heights	OH	Chase	000000619747561
Party City Corporation	Store	618	Lexington	KY	Chase	631073301
Party City Corporation	Store	619	Augusta	GA	Wells Fargo	2000049260362
Party City Corporation	Store	621	Cedar Park	TX	Wells Fargo	4944239896
Party City Corporation	Store	622	Compton	CA	Bank of America	354006843030
Party City Corporation	Store	623	Boynton Beach	FL	Wells Fargo	2000049260375
Party City Corporation	Store	624	Modesto	CA	Wells Fargo	4944400019
Party City Corporation	Store	625	Lafayette	LA	Chase	7114245421
Party City Corporation	Store	626	Richmond	CA	Wells Fargo	4944400043
Party City Corporation	Store	627	Cincinnati	OH	Fifth Third	71718968
Party City Corporation	Store	628	Fredericksburg	VA	Wells Fargo	2000006157052
Party City Corporation	Store	629	Berwyn	IL	Fifth Third	400010229

11

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	631	Houston	TX	Wells Fargo	4944239904
Party City Corporation	Store	633	Lake Charles	LA	Chase	7114245766
Party City Corporation	Store	634	Whittier	CA	Bank of America	003476180140
Party City Corporation	Store	635	San Lorenzo	CA	Bank of America	003476180072
Party City Corporation	Store	636	Burlington	NJ	Wells Fargo	2000006156668
Party City Corporation	Store	638	San Jose	CA	Wells Fargo	4944239946
Party City Corporation	Store	639	Van Nuys	CA	Bank of America	003476179766
Party City Corporation	Store	641	Corpus Christi	TX	Bank of America	003476030931
Party City Corporation	Store	642	Colorado Springs	CO	Chase	000000192365094
Party City Corporation	Store	644	Dublin	CA	Wells Fargo	4944411669
Party City Corporation	Store	645	Cranberry Township	PA	PNC Bank	1133040959
Party City Corporation	Store	646	Reno	NV	Wells Fargo	4944240084
Party City Corporation	Store	647	Mount Kisco	NY	Citibank	95508551
Party City Corporation	Store	648	Grand Prairie	TX	Wells Fargo	4944576768
Party City Corporation	Store	649	Columbus	OH	Chase	928488691
Party City Corporation	Store	650	Chicago	IL	Chase	693190746
Party City Corporation	Store	651	West Palm Beach	FL	Bank of America	4426898180
Party City Corporation	Store	652	Round Rock	TX	Bank of America	003481836340
Party City Corporation	Store	655	Orlando	FL	Wells Fargo/Wachovia	2000057654436
Party City Corporation	Store	656	Shreveport	LA	Chase	1114824368
Party City Corporation	Store	661	San Marcos	CA	Wells Fargo	4945453918
Party City Corporation	Store	662	Pleasant Hills	PA	PNC Bank	1135833768
Party City Corporation	Store	664	Chicago	IL	Chase	1110021224727
Party City Corporation	Store	665	Tukwila	WA	Wells Fargo	4944240092
Party City Corporation	Store	668	Melville	NY	Chase	6902031837
Party City Corporation	Store	669	Torrance	CA	Wells Fargo	4944814326
Party City Corporation	Store	671	Homestead	FL	Wells Fargo/Wachovia	2000049260388
Party City Corporation	Store	672	Federal Way	WA	Wells Fargo	4944240100
Party City Corporation	Store	673	Carmel	IN	Chase	899513642
Party City Corporation	Store	674	Staten Island	NY	Chase	9362252309
Party City Corporation	Store	675	Stony Brook	NY	Chase	6902031837
Party City Corporation	Store	679	Orange	CA	Wells Fargo	4944400050
Party City Corporation	Store	681	New York	NY	Citibank	95574014
Party City Corporation	Store	683	Humble	TX	Chase	899514111
Party City Corporation	Store	685	Carbondale	IL	Regions Bank	87726017
Party City Corporation	Store	686	Monroe	NY	Chase	899514129
Party City Corporation	Store	687	Elmhurst	NY	Chase	9362261962
Party City Corporation	Store	688	Springfield	VA	Bank of America	004112992329
Party City Corporation	Store	689	Islip	NY	Bank of America	009414756984
Party City Corporation	Store	690	Yorktown Heights	NY	Chase	6702196351
Party City Corporation	Store	691	Murfreesboro	TN	Regions Bank	1001971564
Party City Corporation	Store	692	Patchogue	NY	Chase	899513337
Party City Corporation	Store	695	Deptford	NJ	Wells Fargo	2000040998950
Party City Corporation	Store	697	Orlando	FL	Wells Fargo	2000049260391
Party City Corporation	Store	698	Virginia Beach	VA	Bank of America	003482186141
Party City Corporation	Store	699	Hurst	TX	Bank of America	003476180069
Party City Corporation	Store	701	Kingston	NY	Bank of America	354008057963
Party City Corporation	Store	703	San Francisco	CA	Wells Fargo	4945453900
Party City Corporation	Store	704	Syracuse	NY	Bank of America	354008057947

12

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	705	Miami	FL	Wells Fargo	4945579688
Party City Corporation	Store	706	Winchester	VA	Wells Fargo	2000057638261
Party City Corporation	Store	707	Chula Vista	CA	Bank of America	354008056414
Party City Corporation	Store	708	Port St Lucie	FL	Chase	8830223384
Party City Corporation	Store	709	McHenry	IL	Bank of America	354008057950
Party City Corporation	Store	710	Clifton	NJ	Wells Fargo	4945536373
Party City Corporation	Store	711	North Bergen	NJ	Chase	899514160
Party City Corporation	Store	712	Lawrenceville	NJ	Bank of America	354006850298
Party City Corporation	Store	713	Hamilton	NJ	Bank of America	354006850308
Party City Corporation	Store	714	Moorestown	NJ	Wells Fargo	2000057672104
Party City Corporation	Store	715	Millville	NJ	Bank of America	354006850311
Party City Corporation	Store	716	Turnersville	NJ	Wells Fargo	2000057672117
Party City Corporation	Store	717	Voorhees	NJ	Wells Fargo	2000057672120
Party City Corporation	Store	718	Yonkers	NY	Bank of America	354008060620
Party City Corporation	Store	727	Bethlehem	PA	Bank of America	354006850324
Party City Corporation	Store	728	Whitehall	PA	Bank of America	354006850337
Party City Corporation	Store	734	Hackettstown	NJ	Wells Fargo	4945563203
Party City Corporation	Store	735	Pittsburgh	PA	Citizens Bank	6232128161
Party City Corporation	Store	736	Garden Grove	CA	Bank of America	355003454997
Party City Corporation	Store	737	Atlanta	GA	Wells Fargo	4945579696
Party City Corporation	Store	738	Lanham	MD	Wells Fargo	4948921432
Party City Corporation	Store	739	Burleson	TX	Wells Fargo	4945530681
Party City Corporation	Store	740	Hiram	GA	Wells Fargo	4948919345
Party City Corporation	Store	743	Palmdale	CA	Wells Fargo	2000057679204
Party City Corporation	Store	745	Paramus	NJ	TD Bank	4257654511
Party City Corporation	Store	746	Paramus	NJ	Bank of America	354008063423
Party City Corporation	Store	747	Bridgewater	NJ	Bank of America	354008063436
Party City Corporation	Store	748	Edgewater	NJ	Bank of America	354008063449
Party City Corporation	Store	749	Huntington Beach	CA	Bank of America	354008061878
Party City Corporation	Store	750	Riverside	CA	Bank of America	354008061881
Party City Corporation	Store	751	Laguna Niguel	CA	Bank of America	354008061894
Party City Corporation	Store	752	Reseda	CA	Wells Fargo	4945563195
Party City Corporation	Store	753	Williamsport	PA	Sovereign	7581042731
Party City Corporation	Store	754	League City	TX	Chase	883023376
Party City Corporation	Store	755	Houston	TX	Wells Fargo	4945563229
Party City Corporation	Store	757	Richmond	TX	Wells Fargo	4946818093
Party City Corporation	Store	758	Houston	TX	Chase	883023533
Party City Corporation	Store	759	Beaumont	TX	Chase	883023541
Party City Corporation	Store	760	Indio	CA	Bank of America	355003914220
Party City Corporation	Store	761	Webster	TX	Chase	883023558
Party City Corporation	Store	763	West Des Moines	IA	Wells Fargo	4945542041
Party City Corporation	Store	786	Houston	TX	Chase	883023566
Party City Corporation	Store	790	Chillicothe	OH	Fifth Third	7026915459
Party City Corporation	Store	807	Pearland	TX	Wells Fargo	4947103263
Party City Corporation	Store	808	Houston	TX	Bank of America	354006846778
Party City Corporation	Store	809	Woodland	CA	Wells Fargo	4945637064
Party City Corporation	Store	810	Cupertino	CA	Bank of America	354010125139
Party City Corporation	Store	811	Edinburg	TX	Wells Fargo
Party City Corporation	Store	813	Columbus	IN	Fifth Third	7026916580
Party City Corporation	Store	814	Corpus Christi	TX	Wells Fargo
Party City Corporation	Store	816	Monroeville	PA	PNC

13

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	817	Mokena	IL	Chase	457276330
Party City Corporation	Store	820	Crestwood	IL	Chase
Party City Corporation	Store	821	New York	NY	Chase	454046595
Party City Corporation	Store	822	Valparaiso	IN	Chase	454048047
Party City Corporation	Store	823	Rome	GA	SunTrust Bank	1000152073739
Party City Corporation	Store	827	Stafford	VA	Bank of America	354010125731
Party City Corporation	Store	829	McDonough	GA	Wells Fargo
Party City Corporation	Store	838	Fenton	MO	US Bank	153910812582
Party City Corporation	Store	839	Ellisville	MO	Fifth Third	7026922836
Party City Corporation	Store	840	Nanuet	NY	SunTrust Bank	1000152073473
Party City Corporation	Store	841	Knoxville	TN	SunTrust Bank	1000152073523
Party City Corporation	Store	842	Knoxville	TN	SunTrust Bank	1000152074026
Party City Corporation	Store	846	Nanuet	NY	Chase	472240550
Party City Corporation	Store	1065	Centennial	CO	Wells Fargo	4311782528
Party City Corporation	Store	1072	Northglenn	CO	Wells Fargo	4311782528
Party City Corporation	Store	1101	Santa Rosa	CA	Wells Fargo	4311782528
Party City Corporation	Store	1103	Olathe	KS	Bank of America	1499209979
Party City Corporation	Store	1107	Kansas City	MO	Bank of America	1499210000
Party City Corporation	Store	1109	Independence	MO	Bank of America	1499020487
PA Acquisition Corp.	Store	1115	Lees Summit	MO	Bank of America	1499510211
Party City Corporation	Store	1119	Kansas City	MO	Bank of America	1499210062
Party City Corporation	Store	1120	Salina	KS	Bank of America	1499210067
Party City Corporation	Store	1121	Kansas City	MO	Bank of America	1499219713
Party City Corporation	Store	1161	Tulsa	OK	Bank of America	1499510259
Party City Corporation	Store	1162	Tulsa	OK	Bank of America	1499210109
Party City Corporation	Store	1203	Pleasant Hill	CA	Wells Fargo	4311782528
Party City Corporation	Store	1204	Vallejo	CA	Wells Fargo	4311782528
Party City Corporation	Store	1211	Redwood City	CA	Wells Fargo	4311782528
Party City Corporation	Store	1213	Union City	CA	Wells Fargo	4311782528
Party City Corporation	Store	1218	San Jose	CA	Wells Fargo	4311782528
Party City Corporation	Store	1219	Fremont	CA	Wells Fargo	4311782528
Party City Corporation	Store	1301	Roseville	CA	Wells Fargo	4311782528
Party City Corporation	Store	1304	Elk Grove	CA	Wells Fargo	4311782528
Party City Corporation	Store	1305	Folsom	CA	Bank of America	1499219855
Party City Corporation	Store	1401	Lancaster	CA	Wells Fargo	4311782528
Party City Corporation	Store	1504	Burbank	CA	Wells Fargo	4311782528
Party City Corporation	Store	1505	Los Angeles	CA	Wells Fargo	4311782528
Party City Corporation	Store	1506	Torrance	CA	Wells Fargo	4311782528
Party City Corporation	Store	1508	Corona	CA	Wells Fargo	4944659739
Party City Corporation	Store	1509	Upland	CA	Wells Fargo	4311782528
Party City Corporation	Store	1510	Redlands	CA	Wells Fargo	4311782528
Party City Corporation	Store	1512	Fullerton	CA	Wells Fargo	4311782528
Party City Corporation	Store	1513	Ontario	CA	Wells Fargo	4311782528
Party City Corporation	Store	1514	Mission Viejo	CA	Wells Fargo	4311782528
Party City Corporation	Store	1515	Simi Valley	CA	Wells Fargo	4311782528
Party City Corporation	Store	1516	Oxnard	CA	Wells Fargo	4311782528
Party City Corporation	Store	1517	Santa Clarita	CA	Wells Fargo	4311782528
Party City Corporation	Store	1519	Victorville	CA	Bank of America	1499219751
Party City Corporation	Store	1520	Orange	CA	Wells Fargo	4311782528
Party City Corporation	Store	1521	Downey	CA	Wells Fargo	4944705110
Party City Corporation	Store	3201	Westminster	CO	Wells Fargo	4311782528

14

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	3202	Lakewood	CO	Wells Fargo	4311782528
Party City Corporation	Store	3203	Denver	CO	Wells Fargo	4311782528
Party City Corporation	Store	3206	Aurora	CO	Wells Fargo	4944490473
Party City Corporation	Store	3301	Colorado Springs	CO	Wells Fargo	4311782528
Party City Corporation	Store	4000	Muskegon	MI	Fifth Third	7164491776
Party City Corporation	Store	4002	Appleton	WI	Chase	630885564
Party City Corporation	Store	4005	Onalaska	WI	Wells Fargo	4311782528
Party City Corporation	Store	4102	Flint	MI	Fifth Third	7164492030
Party City Corporation	Store	4104	Walker	MI	Comerica	1851847721
Party City Corporation	Store	4107	Grand Rapids	MI	Comerica	1851847721
Party City Corporation	Store	4109	Portage	MI	Comerica	1851847721
Party City Corporation	Store	4110	Madison Heights	MI	Comerica	1851847721
Party City Corporation	Store	4111	Ann Arbor	MI	Comerica	1851847721
Party City Corporation	Store	4112	Flint	MI	Fifth Third	7164492048
Party City Corporation	Store	4113	Lansing	MI	Comerica	1851847721
Party City Corporation	Store	4117	Taylor	MI	Comerica	1851847721
Party City Corporation	Store	4124	Novi	MI	Bank of America	8188095110
Party City Corporation	Store	4133	Brighton	MI	Comerica	1851847721
Party City Corporation	Store	4134	Orion Township	MI	Comerica	1851847721
Party City Corporation	Store	4135	Holland	MI	Fifth Third	7164491768
Party City Corporation	Store	4138	Holland	OH	Fifth Third	7164491669
Party City Corporation	Store	4139	Huber Heights	OH	Fifth Third	7164491677
Party City Corporation	Store	4140	W Carrollton	OH	Fifth Third	7164491685
Factory Card & Party Outlet Corp.	Store	5102	Villa Park	IL	Bank of America	291002689995
Factory Card & Party Outlet Corp.	Store	5105	Bloomingdale	IL	Fifth Third	7026366307
Party City Corporation	Store	5113	Joliet	IL	Chase	454001392
Factory Card & Party Outlet Corp.	Store	5115	Bloomington	IL	US Bank	190931956
Factory Card & Party Outlet Corp.	Store	5117	Chicago	IL	US Bank	190931550
Party City Corporation	Store	5119	Countryside	IL	Fifth Third	7026366075
Factory Card & Party Outlet Corp.	Store	5134	Madison	WI	US Bank	199480559
Factory Card & Party Outlet Corp.	Store	5135	Mishawaka	IN	Wells Fargo	85851106
Factory Card & Party Outlet Corp.	Store	5136	Brown Deer	WI	US Bank	199480567
Party City Corporation	Store	5137	Naperville	IL	US Bank	190931618
Factory Card & Party Outlet Corp.	Store	5139	Moline	IL	Wells Fargo	4122283849
Factory Card & Party Outlet Corp.	Store	5140	Brookfield	WI	US Bank	199480575
Factory Card & Party Outlet Corp.	Store	5141	West Allis	WI	US Bank	199480955
Factory Card & Party Outlet Corp.	Store	5143	Orland Park	IL	Fifth Third Bank	7026366133
Factory Card & Party Outlet Corp.	Store	5147	Speedway	IN	Fifth Third	7650278547
Party City Corporation	Store	5148	Greenwood	IN	Fifth Third	7026366190
Factory Card & Party Outlet Corp.	Store	5149	Indianapolis	IN	Fifth Third	7026366422
Party City Corporation	Store	5150	Fort Wayne	IN	Chase	715001241226
Factory Card & Party Outlet Corp.	Store	5151	Marion	IA	Farmers State Bank	781468
Party City Corporation	Store	5154	Racine	WI	US Bank	199480583
Factory Card & Party Outlet Corp.	Store	5155	Louisville	KY	US Bank	576767743
Factory Card & Party Outlet Corp.	Store	5156	Des Moines	IA	US Bank	153910007191
Factory Card & Party Outlet Corp.	Store	5157	Omaha	NE	US Bank	153910007514
Factory Card & Party Outlet Corp.	Store	5159	Cincinnati	OH	US Bank	199411778
Party City Corporation	Store	5162	Fairview Heights	IL	US Bank	4349290637
Party City Corporation	Store	5163	Saint Louis	MO	US Bank	4349290645
Party City Corporation	Store	5168	Cincinnati	OH	US Bank	199411794
Factory Card & Party Outlet Corp.	Store	5169	Eau Claire	WI	US Bank	199480922

15

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Factory Card & Party Outlet Corp.	Store	5171	Hanover Park	IL	Chase	453861432
Party City Corporation	Store	5174	Kenosha	WI	US Bank	199480617
Party City Corporation	Store	5175	Mentor	OH	US Bank	199411810
Factory Card & Party Outlet Corp.	Store	5177	North Olmsted	OH	US Bank	199411828
Party City Corporation	Store	5178	Clarksville	IN	Fifth Third	7026366489
Party City Corporation	Store	5179	Florence	KY	US Bank	199411836
Factory Card & Party Outlet Corp.	Store	5180	Louisville	KY	BB & T	5280381812
Factory Card & Party Outlet Corp.	Store	5181	Matteson	IL	Harris Bank	8410543868
Factory Card & Party Outlet Corp.	Store	5182	Oshkosh	WI	US Bank	199480625
Factory Card & Party Outlet Corp.	Store	5184	Madison	WI	US Bank	199480633
Factory Card & Party Outlet Corp.	Store	5185	Bloomington	IN	German American Bank	6350616601
Factory Card & Party Outlet Corp.	Store	5187	Grand Island	NE	US Bank	153910007209
Factory Card & Party Outlet Corp.	Store	5189	Lincoln	NE	US Bank	153910007530
Factory Card & Party Outlet Corp.	Store	5190	Champaign	IL	Regions Bank	7880052477
Party City Corporation	Store	5191	Waterloo	IA	US Bank	190931642
Party City Corporation	Store	5193	Columbus	OH	US Bank	576767958
Factory Card & Party Outlet Corp.	Store	5194	Omaha	NE	US Bank	153910007217
Factory Card & Party Outlet Corp.	Store	5197	Bourbonnais	IL	PNC	4614457775
Factory Card & Party Outlet Corp.	Store	5198	Lafayette	IN	Chase	840701684
Factory Card & Party Outlet Corp.	Store	5199	Highland	IN	First Midwest Bank	7689424
Party City Corporation	Store	5202	Saint Peters	MO	US Bank	4349290678
Factory Card & Party Outlet Corp.	Store	5203	Davenport	IA	Wells Fargo	1608556591
Factory Card & Party Outlet Corp.	Store	5204	Owensboro	KY	US Bank	199411844
Factory Card & Party Outlet Corp.	Store	5205	Cape Girardeau	MO	US Bank	4349290686
Party City Corporation	Store	5207	Melrose Park	IL	US Bank	190931998
Factory Card & Party Outlet Corp.	Store	5208	Hixson	TN	Union Planters Bank	4200683485
Party City Corporation	Store	5209	Springfield	IL	US Bank	190931972
Factory Card & Party Outlet Corp.	Store	5210	Vernon Hills	IL	US Bank	190931675
Factory Card & Party Outlet Corp.	Store	5213	Saint Clairsville	OH	The Citizens Bank	3066865
Factory Card & Party Outlet Corp.	Store	5216	Chattanooga	TN	Regions Bank	7601000438
Party City Corporation	Store	5217	Middleburg Heights	OH	Fifth Third	7026910898
Factory Card & Party Outlet Corp.	Store	5218	State College	PA	Omega Bank	10702172
Party City Corporation	Store	5219	DeKalb	IL	Fifth Third	7026366547
Factory Card & Party Outlet Corp.	Store	5220	Colonial Heights	VA	Bank of America	355002537213
Factory Card & Party Outlet Corp.	Store	5224	Irondequoit	NY	HSBC	560832656
Factory Card & Party Outlet Corp.	Store	5225	Dubuque	IA	US Bank	190931683
Factory Card & Party Outlet Corp.	Store	5226	Richmond	IN	Old National Bank	108459553
Factory Card & Party Outlet Corp.	Store	5227	Anderson	IN	Key Bank	149061000217
Factory Card & Party Outlet Corp.	Store	5228	Wooster	OH	PNC	4600166926
Factory Card & Party Outlet Corp.	Store	5229	Peoria	IL	Chase	616268793
Factory Card & Party Outlet Corp.	Store	5231	Columbia	MO	US Bank	4349290694
Factory Card & Party Outlet Corp.	Store	5234	Benton Harbor	MI	Fifth Third	7026366018
Factory Card & Party Outlet Corp.	Store	5236	Brentwood	TN	US Bank	576768006
Factory Card & Party Outlet Corp.	Store	5237	Port Orange	FL	Bank of America	3660380180
Factory Card & Party Outlet Corp.	Store	5242	Latham	NY	Citizens Bank	4002242799
Factory Card & Party Outlet Corp.	Store	5245	Ormond Beach	FL	Bank of America	4525042577
Factory Card & Party Outlet Corp.	Store	5246	Lockport	NY	Charter One Bank	4518299549
Party City Corporation	Store	5249	Tampa	FL	Fifth Third	7026366661
Factory Card & Party Outlet Corp.	Store	5250	Niagara Falls	NY	Charter One Bank	4518299530

16

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	5256	Hoffman Estates	IL	Fifth Third	7026366257
Factory Card & Party Outlet Corp.	Store	5258	Syracuse	NY	Key Bank	149681013392
Factory Card & Party Outlet Corp.	Store	5259	Green Bay	WI	US Bank	199480658
Factory Card & Party Outlet Corp.	Store	5260	Joplin	MO	US Bank	4349290702
Factory Card & Party Outlet Corp.	Store	5261	Rochester	NY	Citizens Bank	4001401222
Party City Corporation	Store	5266	Niles	IL	US Bank	190931691
Factory Card & Party Outlet Corp.	Store	5268	Dickson City	PA	PNC	4247663437
Factory Card & Party Outlet Corp.	Store	5270	Wilkes Barre	PA	M&T Bank	9837430660
Factory Card & Party Outlet Corp.	Store	5273	North Canton	OH	Key Bank	354341000942
Factory Card & Party Outlet Corp.	Store	5274	Clarksburg	WV	United National Bank	43102083
Factory Card & Party Outlet Corp.	Store	5275	Dayton	OH	Huntington National Bank	01459708648
Factory Card & Party Outlet Corp.	Store	5276	Muncie	IN	Star Financial	41003606
Factory Card & Party Outlet Corp.	Store	5279	Columbus	OH	Huntington National Bank	01400671481
Factory Card & Party Outlet Corp.	Store	5280	Newport News	VA	SunTrust Bank	204139422
Factory Card & Party Outlet Corp.	Store	5281	Louisville	KY	Fifth Third	7026366729
Party City Corporation	Store	5283	Gurnee	IL	Chase	899513824
Party City Corporation	Store	5285	Bradenton	FL	Fifth Third	7026366786
Factory Card & Party Outlet Corp.	Store	5286	Michigan City	IN	Fifth Third	7026366844
Factory Card & Party Outlet Corp.	Store	5287	Heath	OH	Park National Bank	188656
Factory Card & Party Outlet Corp.	Store	5288	Winston Salem	NC	Bank of America	650596171
Party City Corporation	Store	5289	Lakeland	FL	Bank of America	3661206509
Factory Card & Party Outlet Corp.	Store	5290	Cape Coral	FL	Wells Fargo/Wachovia	2000670103775
Factory Card & Party Outlet Corp.	Store	5291	Cookeville	TN	US Bank	199411877
Factory Card & Party Outlet Corp.	Store	5293	Cincinnati	OH	US Bank	199411885
Party City Corporation	Store	5295	Geneva	IL	Fifth Third	7026366901
Party City Corporation	Store	5298	Lancaster	OH	Fifth Third	7026366968
Party City Corporation	Store	5306	Westminster	MD	Wells Fargo	2000035858160
Factory Card & Party Outlet Corp.	Store	5317	Noblesville	IN	Fifth Third	7026367024
Party City Corporation	Store	5318	Algonquin	IL	Fifth Third	7026366778
Party City Corporation	Store	5320	Plainfield	IL	Bank of America	291013767767
Factory Card & Party Outlet Corp.	Store	5321	Avon	IN	Huntington National Bank	01400660023
Party City Corporation	Store	5322	Chesterfield	MO	US Bank	153910152211
Party City Corporation	Store	5323	Saint Charles	IL	PNC	4612602844
Factory Card & Party Outlet Corp.	Store	5324	Bowie	MD	Bank of America	3786853141
Factory Card & Party Outlet Corp.	Store	5326	Kokomo	IN	Regions Bank	5000302074
Factory Card & Party Outlet Corp.	Store	5327	Mundelein	IL	Fifth Third	7232233960
Factory Card & Party Outlet Corp.	Store	5329	Ankeny	IA	Wells Fargo	2220536193
Party City Corporation	Store	5330	O Fallon	MO	US Bank	153910220554
Party City Corporation	Store	5331	Crystal Lake	IL	US Bank	190931568
Party City Corporation	Store	5332	Sanford	FL	Fifth Third	7026367149
Factory Card & Party Outlet Corp.	Store	5334	Sioux City	IA	US Bank	153910237590
Party City Corporation	Store	5336	Skokie	IL	Fifth Third	7026366315
Factory Card & Party Outlet Corp.	Store	5337	Greenfield	WI	US Bank	153910240834
Party City Corporation	Store	5338	Solon	OH	Liberty Bank	21701466
Factory Card & Party Outlet Corp.	Store	5340	Hamilton	OH	Fifth Third	7020699521
Party City Corporation	Store	5341	Homewood	IL	Charter One Bank	4500116787
Party City Corporation	Store	5342	Aurora	IL	Fifth Third	7026366372

17

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Party City Corporation	Store	5343	Shorewood	IL	Fifth Third	7026366430
Factory Card & Party Outlet Corp.	Store	5344	Omaha	NE	Security National Bank	10026983
Party City Corporation	Store	5345	Chicago	IL	Fifth Third	7233998454
Factory Card & Party Outlet Corp.	Store	5346	Louisville	KY	US Bank	1539106235000
Factory Card & Party Outlet Corp.	Store	5503	Cockeysville	MD	Bank of America	354006850117
Party City Corporation	Store	5507	Glen Burnie	MD	Bank of America	2003423670
Factory Card & Party Outlet Corp.	Store	5513	Waldorf	MD	Bank of America	3933625449
Party City Corporation	Store	5518	Bel Air	MD	Bank of America	3933363950
Factory Card & Party Outlet Corp.	Store	5520	Annapolis	MD	Bank of America	3782815057
Factory Card & Party Outlet Corp.	Store	5522	Lynchburg	VA	Wells Fargo/Wachovia	2079010854330
Factory Card & Party Outlet Corp.	Store	5523	North Charleston	SC	Wells Fargo	4122283831
Factory Card & Party Outlet Corp.	Store	5524	Salisbury	MD	Bank of Delmar	1209337
Party America Franchising, Inc.	Store	9839	Burlington	NC	SunTrust Bank	1000033548727
Party America Franchising, Inc.	Store	9841	New Braunfels	TX	Wells Fargo	4944489327
Party America Franchising, Inc.	Store	9864	La Marque	TX	Regions Bank	8515051487
Party America Franchising, Inc.	Store	9917	Gettysburg	PA	PNC	51-1188-0525
Party America Franchising, Inc.	Store	9939	Tuscola	IL	Tuscola National Bank	062928
Party America Franchising, Inc.	Store	9946	Pasco	WA	US Bank	153557536304
Party America Franchising, Inc.	Store	9957	Centralia	WA	Wells Fargo	4944489491
Party America Franchising, Inc.	Store	9969	Dalton	GA	Bank of America	1499126078
Amscan Holdings, Inc.	Cash	Corp	Atlanta	GA	Bank of America	4426206866
Amscan Inc.	Corp	Cash – Chester 2	Atlanta	GA	Bank of America	13558721
Amscan Inc.	Corp	Cash – BOA Disbursements	Atlanta	GA	Bank of America	3299042475
Amscan Inc.	Corp	Cash – BOA Receipts	Atlanta	GA	Bank of America	4426207027
Amscan Inc.	Corp	Cash – BOA Payroll	Atlanta	GA	Bank of America	3299042483
Amscan Inc.	Corp	Cash – BOA Master Concentration	Atlanta	GA	Bank of America	4426206879
Amscan Inc.	Corp	Cash – Harris Lockbox	Lockbox		Harris N.A.	160-675-5
Anagram International Inc.	Corp	Checking (includes Lockbox) ZBA	Chicago	IL	Bank of America	4426208408
Anagram International Inc.	Corp	Controlled Disbursements ZBA	Atlanta	GA	Bank of America	3299042566
Anagram International Inc.	Corp	Local Petty Cash Checking	Minneapolis	MN	US Bank	1-602-3203-5966
Anagram International Inc.	Corp	Employee Flex Spending	Minneapolis	MN	US Bank	1-702-1131-7228
Amscan Inc.	Corp	Receipts ZBA	Atlanta	GA	Bank of America	4426207027
Amscan Inc.	Corp	Disbursements ZBA	Atlanta	GA	Bank of America	3299042491
Amscan Inc.	Corp	Lockbox	Boston	MA	Bank of America	4426206895
Amscan Inc.	Corp	ZBA-A/P	Atlanta	GA	Bank of America	3299042509

18

Entity	Type of Account	Location	Store Location City	Store Location State	Bank	Account #
Amscan Inc.	Corp	Checking	Louisville	KY	PNC Bank	30-0041-2017
Trisar, Inc.	Corp	ZBA, Blocked	Atlanta	GA	Bank of America	3299042525
Trisar, Inc.	Corp	Operating	Santa Ana	CA	Wells Fargo	864012125
Trisar, Inc.	Corp	Payroll			Wells Fargo	6604922465
Am-Source LLC	Corp	Lockbox 414242	Boston	MA	Bank of America	4426206921
Am-Source LLC	Corp	Disbursement Account	Atlanta	GA	Bank of America	3299042541

19

Schedule 2.21(b)

CREDIT CARD ARRANGEMENTS

Group	Credit Card Processor	Depositary Accounts
Party City Corporation
Credit Card Clearing Account
Bank of America
Account # 4426209957

Party America Franchising, Inc.
Credit Card Clearing Account
Wells Fargo
	Vantiv	Account # 4050017532
8500 Governors Hill
Party City	Cincinnati, Ohio 45249	Factory Card and Party Outlet Corp.
	Attention: Debbie Cappel	Credit Card Clearing Account
U.S. Bank
Account # 422579040

Gags and Games Inc.
Credit Card Deposit Account
Fifth Third Bank
Account # 7912558280

	Renaissance Associates	Amscan Inc.
	14241 Dallas Parkway	Master Receipt Account
Amscan	Suite 520	Bank of America
	Dallas, Texas, 75254	Account # 4426207027

Schedule 2.21(c)

BLOCKED ACCOUNTS

Account Holder	Account Type		Bank Name	Account Number
Party City Corporation	Block	Corporate	Bank of America	442-689-7929
Party City Corporation	Concentration	Corporate	Bank of America	442-689-7903
Party City Corporation	Credit Card Clearing	Corporate	Bank of America	4426209957
Party City Corporation	Franchise Fee/Other	Corporate	Bank of America	4426209960
Amscan Inc.	Lockbox	Boston	Bank of America	4426206895
Amsource	Lockbox 414242	Boston	Bank of America	4426206921
Party City Corporation	Main Operating Account	Corporate	Bank of America	4426209931
Party City Corporation	Receipts Master	Corporate	Bank of America	4426209944
PA Acquisition Corp.	Sweep	Corporate	Bank of America	1499510056
Party City Corporation	Sweep	Corporate	Bank of America	3476179753
Amscan Inc.	Cash – BOA Master Concentration	Atlanta, GA 30308-2265	Bank of America	4426206879
Amscan Inc.	Cash – BOA Receipts	Atlanta, GA 30308-2265	Bank of America	4426207027
Party City Corporation	Sweep	Corporate	JPMorgan Chase	000000877233882
Gags and Games, Inc.	Temporary Master Store Deposit Account	Livonia, MI	JPMorgan Chase	000000868367384
PA Acquisition Corp.	Sweep	Corporate	Comerica	1851847721
Gags and Games, Inc.	Credit Card Deposit Account	Livonia, MI	Fifth Third Bank	7912558280
Gags and Games, Inc.	Main Concentration Account	Livonia, MI	Fifth Third Bank	7911788516
PA Acquisition Corp.	Sweep	Corporate	Fifth Third Bank	9991603565
Party City Corporation	Sweep	Corporate	Fifth Third Bank	07234555071
Amscan Inc.	Cash – Harris Lockbox	Lockbox	Harris N.A.	160-675-5
Party City Corporation	Sweep	Corporate	La Salle	5800683525
Gags and Games, Inc.	Temporary Master Store Deposit Account	Livonia, MI	PNC	42-5264-6164
Factory Card & Party Outlet Corp.	Cash Transfer Account	Corporate	U.S. Bank	422579032
Factory Card & Party Outlet Corp.	Credit Card Clearing	Corporate	U.S. Bank	422579040
Factory Card & Party Outlet Corp.	Operating Account	Corporate	U.S. Bank	422579016
Factory Card & Party Outlet Corp.	Parent Account	Corporate	U.S. Bank	422579024
Factory Card & Party Outlet Corp.	Store Cash Sweep Account	Corporate	U.S. Bank	793413899
Party City Corporation	Master	Corporate	Wachovia/Wells	2000049260016
Party City Corporation	Sweep	Corporate	Wachovia/Wells	2000006157379
Party City Corporation	CDR Master Account	Corporate	Wachovia/Wells	2000006157379
Party City Corporation	Main Operating Account	Corporate	Wachovia/Wells	2000006156477
PA Acquisition Corp.	Concentration Account	Corporate	Wells Fargo	4311782528
PA Acquisition Corp.	Credit Card Depository	Corporate	Wells Fargo	4050017532
PA Acquisition Corp.	Investment Account	Corporate	Wells Fargo	13050257
PA Acquisition Corp.	Operating Account	Corporate	Wells Fargo	4311782569
Party City Corporation	Sweep	Corporate	Wells Fargo	4000029728

21

Schedule 3.05

REAL PROPERTY

1.	COMPANY OFFICES, MANUFACTURING FACILITIES, WAREHOUSES AND OTHER FACILITIES

Company	Address
Party City Holdings, Inc.	100 Grasslands Road
Elmsford, NY 10523
Amscan Inc.	4004 and 4006 Collins Lane
Louisville, KY 40245
Amscan Inc.	2 Commerce Drive
Harriman, NY 10926
Anagram International Inc.	5300 West 76th Street
Edina, MN
Amscan Inc.	250 Spring Street, Ste 271
Atlanta, GA
Amscan Inc.	32 Leone Lane
Chester, NY
Party City Corporation	25 Green Pond Road
Rockaway, NJ
Factory Card and Party Outlet	2727 Diehl Road
Naperville, IL
Gags & Games, Inc.	35901 Veronica
Livonia, MI
Anagram International, Inc.	7700 Anagram Drive
Eden Prairie, MN2
Am-Source, LLC	261 Narrangansett Industrial Park Drive
Providence, RI
Trisar, Inc. (d/b/a Ampro, Ya Otta Pinata)	804 Town & Country Rd.
Orange, CA
Amscan Inc.	54 Jeanne Drive
Newburgh, NY
Amscan Inc.	47 Elizabeth Drive
Chester, NY
Anagram International, Inc.	5300 West 76th Street
Edina, MN
Amscan Inc.	7623 Anagram Drive
Eden Prairie, MN 55344
Amscan Inc.	5300 W 76th St.
Edina, MN
Amscan Inc.	3715 Oregon Avenue So.
St. Louis Park, MN
Amscan Inc.	1101 Linden Lane
Faribault, MN
Amscan Inc.	1010 W. 6th St.
Shakopee, MN
Amscan Inc.	970 Picket St.
Stillwater, MN
Amscan Inc.	7600 25th St.
Rush City, MN
Amscan Inc.	1010 Lake Shore Drive
Moose Lake, MN

[2]	Owned Property

Company	Address
Amscan Inc.	949 Antler Court
River Falls, WI
Amscan Inc.	16474 Greeno Road
Fairhope, AL
Am-Source, LLC	261 Narragansett Park Dr.
East Providence, RI
Amscan Inc. (Dallas Trade Mart-	2100 Stemmons Freeway, Suite 2325
Grasslands Road)	Dallas, TX
Amscan Inc. (AmericaSmart) Building 2	230 Spring St, Bldg. 2, Suite 1605
Atlanta, GA
Amscan Inc.	7th & Hill Street
Louisville, KY
Amscan Inc. (Pacific Market Center)	6100 4th Ave S., Suite 475
Seattle, WA
Amscan Inc. (L.A. Mart)	1933 S. Broadway, Suite 907
Los Angeles, CA
Amscan Inc.	901 North 3rd St., Suite 350
Minneapolis, MN
Amscan Inc.	110 East 9th St.
Los Angeles, CA
Anagram International, Inc.	5550 Smetana Drive
Minnetonka, MN
Anagram International, Inc.	3715 Oregon Ave S.,
St. Louis Park, MN
Anagram International, Inc.	5300 West 76th Street
Edina, MN
Factory Card Outlet of America, Ltd.	2727 Dielh Road
Naperville, IL
Party America Franchising, Inc.	2450 Alvarado St.
San Leandro, CA
Party City Corporation	2225-2231 South Cooper
Arlington, TX
Party City Corporation	10887 Commerce Way, Unit B
Fontana, CA
Party City Corporation	3822 Arc Street
Houston, TX
Party City Corporation	Plymouth & Middlebelt Road
Livonia, MI
Party City Corporation	7949 Stromesa Court, Suite J
San Diego, CA
Party City Corporation	2900 Highland Drive
Las Vegas, NV
Party City Corporation	940 South Jason St., Unit #5-6
Denver, CO

23

2.	RETAIL STORE LOCATIONS

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5115	Factory Card & Party Outlet Corp.	2103 N Veterans Pkwy #324	Bloomington	McLean	IL
5134	Factory Card & Party Outlet Corp.	676 S Whitney Way Ste H	Madison	Dane	WI
5159	Factory Card & Party Outlet Corp.	2692 Madison Rd	Cincinnati	Hamilton	OH
5185	Factory Card & Party Outlet Corp.	2817 E 3rd St	Bloomington	Monroe	IN
5189	Factory Card & Party Outlet Corp.	4720 N 27th St	Lincoln	Lancaster	NE
5205	Factory Card & Party Outlet Corp.	244 Siemers Dr	Cape Girardeau	Cape Girardeau	MO
5216	Factory Card & Party Outlet Corp.	2020 Gunbarrel Rd Ste D1	Chattanooga	Hamilton	TN
5225	Factory Card & Party Outlet Corp.	190 John F Kennedy Rd	Dubuque	Dubuque	IA
5236	Factory Card & Party Outlet Corp.	8105 Moores Ln Ste 1400	Brentwood	Williamson	TN
5270	Factory Card & Party Outlet Corp.	27309 Kidder Street	Wilkes Barre	Luzerne	PA
5288	Factory Card & Party Outlet Corp.	1030 Hanes Mall Blvd	Winston Salem	Forsyth	NC
5344	Factory Card & Party Outlet Corp.	6404 N 73rd Plz	Omaha	Douglas	NE
5503	Factory Card & Party Outlet Corp.	9958 York Rd	Cockeysville	Baltimore	MD
5522	Factory Card & Party Outlet Corp.	3700 Candlers Mt Rd	Lynchburg	Lynchburg City	VA
5102	Factory Card & Party Outlet Corp.	138 W Roosevelt Rd	Villa Park	DuPage	IL
5105	Factory Card & Party Outlet Corp.	250 364 W Army Trail Rd	Bloomingdale	DuPage	IL
5135	Factory Card & Party Outlet Corp.	5816 Grape Rd	Mishawaka	St Joseph	IN
5136	Factory Card & Party Outlet Corp.	9190 N Green Bay Rd	Brown Deer	Milwaukee	WI
5141	Factory Card & Party Outlet Corp.	6718 W Greenfield Ave	West Allis	Milwaukee	WI
5147	Factory Card & Party Outlet Corp.	5926B Crawfordsville Rd	Speedway	Marion	IN

24

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5149	Factory Card & Party Outlet Corp.	2620 Lake Circle Dr	Indianapolis	Marion	IN
5156	Factory Card & Party Outlet Corp.	6325 SE 14th St	Des Moines	Polk	IA
5169	Factory Card & Party Outlet Corp.	3755 Gateway Dr	Eau Claire	Eau Claire	WI
5171	Factory Card & Party Outlet Corp.	7470 Barrington Rd	Hanover Park	Cook	IL
5181	Factory Card & Party Outlet Corp.	134 Town Center Rd	Matteson	Cook	IL
5194	Factory Card & Party Outlet Corp.	713 1/2 S 72nd St	Omaha	Douglas	NE
5197	Factory Card & Party Outlet Corp.	1595 N State Rte 50	Bourbonnais	Kankakee	IL
5204	Factory Card & Party Outlet Corp.	5101 Frederica St	Owensboro	Daviess	KY
5224	Factory Card & Party Outlet Corp.	2255 E Ridge Rd	Irondequoit	Monroe	NY
5227	Factory Card & Party Outlet Corp.	5605 S Scatterfield Rd	Anderson	Madison	IN
5231	Factory Card & Party Outlet Corp.	21 Conley Rd Ste K	Columbia	Boone	MO
5234	Factory Card & Party Outlet Corp.	1599 Mall Dr Ste A	Benton Harbor	Berrien	MI
5242	Factory Card & Party Outlet Corp.	579 Troy Schenectady Rd	Latham	Albany	NY
5246	Factory Card & Party Outlet Corp.	5819 S Transit Rd	Lockport	Niagara	NY
5258	Factory Card & Party Outlet Corp.	3179 Erie Blvd E	Syracuse	Onondaga	NY
5259	Factory Card & Party Outlet Corp.	831 S Military Ave	Green Bay	Brown	WI
5276	Factory Card & Party Outlet Corp.	1020 E Princeton Ave	Muncie	Delaware	IN
5281	Factory Card & Party Outlet Corp.	4631 Outer Loop	Louisville	Jefferson	KY
5286	Factory Card & Party Outlet Corp.	4305 Franklin St # 4313	Michigan City	La Porte	IN

25

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5290	Factory Card & Party Outlet Corp.	1420 del Prado Blvd S	Cape Coral	Lee	FL
5321	Factory Card & Party Outlet Corp.	10397 E US Highway 36	Avon	Hendricks	IN
5326	Factory Card & Party Outlet Corp.	2132 E Boulevard	Kokomo	Howard	IN
5513	Factory Card & Party Outlet Corp.	2910 Festival Way	Waldorf	Charles	MD
5523	Factory Card & Party Outlet Corp.	7800 Rivers Ave Ste D2	North Charleston	Charleston	SC
2	Party City Corporation	477 Route 10 E	Randolph	Morris	NJ
3	Party City Corporation	418 Route 10	East Hanover	Morris	NJ
4	Party City Corporation	1625 Route 23	Wayne	Passaic	NJ
10	Party City Corporation	4001 Virginia Beach Blvd	Virginia Beach	Virginia Beach City	VA
12	Party City Corporation	1440 Route 46	Parsippany	Morris	NJ
15	Party City Corporation	5415 Touhy Ave	Skokie	Cook	IL
42	Party City Corporation	11747 Princeton Pike	Cincinnati	Hamilton	OH
59	Party City Corporation	501 W Belt Line Rd	Richardson	Dallas	TX
60	Party City Corporation	1515 N Town East Blvd	Mesquite	Dallas	TX
61	Party City Corporation	1701 Preston Rd	Plano	Collin	TX
62	Party City Corporation	1520 W Interstate 20	Arlington	Tarrant	TX
63	Party City Corporation	2540 N Josey Ln	Carrollton	Dallas	TX
64	Party City Corporation	3929 West Airport Freeway	Irving	Dallas	TX
65	Party City Corporation	305 Medallion Ctr	Dallas	Dallas	TX
75	Party City Corporation	24333 Crenshaw Blvd	Torrance	Los Angeles	CA
76	Party City Corporation	3357 S Bristol St	Santa Ana	Orange	CA
102	Party City Corporation	1708 Highway 124 N	Snellville	Gwinnett	GA
115	Party City Corporation	6247 Roswell Rd NE	Atlanta	Fulton	GA
116	Party City Corporation	2189 Hylan Blvd	Staten Island	Richmond	NY
117	Party City Corporation	2350 S Parker Rd	Denver	Denver	CO
135	Party City Corporation	8675 SW 24th St	Miami	Miami-Dade	FL

26

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
137	Party City Corporation	1420 Battlefield Blvd N	Chesapeake	Chesapeake City	VA
139	Party City Corporation	4155 Austell Rd	Austell	Cobb	GA
143	Party City Corporation	3675 Satellite Blvd	Duluth	Gwinnett	GA
144	Party City Corporation	1140 75th St	Downers Grove	DuPage	IL
158	Party City Corporation	1892 Mount Zion Rd	Morrow	Clayton	GA
159	Party City Corporation	50 Barrett Pkwy	Marietta	Cobb	GA
165	Party City Corporation	8063 Montgomery Rd	Cincinnati	Hamilton	OH
166	Party City Corporation	775 W 49th St	Hialeah	Miami-Dade	FL
168	Party City Corporation	227 Skokie Valley Rd	Highland Park	Lake	IL
169	Party City Corporation	2525 Town Center Blvd N	Sugar Land	Fort Bend	TX
171	Party City Corporation	3417 N Western Ave	Chicago	Cook	IL
178	Party City Corporation	2900 Peachtree Road NW	Atlanta	Fulton	GA
183	Party City Corporation	2100-A Henderson Mill Rd NE	Atlanta	Dekalb	GA
189	Party City Corporation	39759 LBJ Freeway	Dallas	Dallas	TX
196	Party City Corporation	111 W Rand Rd	Arlington Heights	Cook	IL
197	Party City Corporation	116 Danada Sq W	Wheaton	DuPage	IL
203	Party City Corporation	735 Hebron Pkwy	Lewisville	Denton	TX
207	Party City Corporation	11865 SW 26th St	Miami	Miami-Dade	FL
210	Party City Corporation	3727 NW 7th St	Miami	Miami-Dade	FL
219	Party City Corporation	3308 North Central Expwy	Plano	Collin	TX
220	Party City Corporation	2955 Cobb Pkwy SE	Atlanta	Snellville	GA
221	Party City Corporation	1390 Dogwood Dr SE	Conyers	Great Falls	GA
222	Party City Corporation	126 Pavilion Pkwy	Fayetteville	Fayette	GA
223	Party City Corporation	679 Dawsonville Hwy	Gainesville	Hall	GA
234	Party City Corporation	2910 Chapel Hill Rd	Douglasville	Douglas	GA
238	Party City Corporation	20831 S Dixie Hwy	Miami	Miami-Dade	FL
239	Party City Corporation	4281 Roswell Rd	Marietta	Cobb	GA
240	Party City Corporation	11720 Medlock Bridge Road	Johns Creek	Gwinnett	GA

27

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
248	Party City Corporation	553 Bullsboro Dr	Newnan	Coweta	GA
264	Party City Corporation	1150 Market Place Blvd	Cumming	Forsyth	GA
266	Party City Corporation	5025 S Cleveland Ave	Ft Myers	Lee	FL
275	Party City Corporation	3658-O Atlanta Hwy	Athens	Clarke	GA
289	Party City Corporation	4666 Presidential Pkwy	Macon	Bibb	GA
292	Party City Corporation	6110 N Point Pkwy	Alpharetta	Fulton	GA
302	Party City Corporation	2134 South University Drive	Davie	Broward	FL
304	Party City Corporation	843 East Commercial Blvd	Oakland Park	Broward	FL
308	Party City Corporation	626 N University Dr	Pembroke Pines	Broward	FL
309	Party City Corporation	20880 Biscayne Blvd	Miami	Miami-Dade	FL
310	Party City Corporation	5555 Whittlesey Blvd	Columbus	Muscogee	GA
315	Party City Corporation	3911 Oakwood Blvd	Hollywood	Broward	FL
316	Party City Corporation	15947 Biscayne Blvd	Miami	Miami-Dade	FL
317	Party City Corporation	13615 South Dixie Hwy	Palmetto Bay	Miami-Dade	FL
319	Party City Corporation	13865 SW 88th St	Kendall	Miami-Dade	FL
323	Party City Corporation	22191 Powerline Rd Ste 23C	Boca Raton	Palm Beach	FL
324	Party City Corporation	14804 Pines Blvd	Pembroke Pines	Broward	FL
326	Party City Corporation	12121 W Sunrise Blvd	Plantation	Broward	FL
327	Party City Corporation	1665 Apalachee Pkwy	Tallahassee	Leon	FL
331	Party City Corporation	520 N State Road 7	Royal Palm Beach	Palm Beach	FL
332	Party City Corporation	1270 N University Dr	Coral Springs	Broward	FL
333	Party City Corporation	10650 NW 19th St	Miami	Miami-Dade	FL
336	Party City Corporation	3628 Marketplace Blvd	East Point	Fulton	GA
337	Party City Corporation	3205 Woodward Crossing Blvd	Buford	Gwinnett	GA
338	Party City Corporation	6929 N 9th Ave	Pensacola	Escambia	FL
348	Party City Corporation	8070 Mediterranean Dr	Estero	Lee	FL
350	Party City Corporation	4189 NW Federal Hwy	Jensen Beach	Martin	FL
357	Party City Corporation	1557 W New Haven Ave	Melbourne	Brevard	FL
367	Party City Corporation	10550 SW 88th St	Miami	Miami-Dade	FL

28

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
373	Party City Corporation	432 Azalea Square Blvd	Summerville	Dorchester	SC
374	Party City Corporation	13550 SW 120th St	Miami	Miami-Dade	FL
376	Party City Corporation	3089 Daniels Rd	Winter Garden	Orange	FL
377	Party City Corporation	2003 W Osceola Pkwy	Kissimmee	Osceola	FL
400	Party City Corporation	3065 N President George Bush Hwy	Garland	Dallas	TX
401	Party City Corporation	3009 S Dogwood Rd	El Centro	Imperial	CA
402	Party City Corporation	455 Green St	Woodbridge	Middlesex	NJ
403	Party City Corporation	2706 Rte 22	Union	Union	NJ
404	Party City Corporation	2183B Ralph Ave	Brooklyn	Kings	NY
406	Party City Corporation	733 Highway 440	Jersey City	Hudson	NJ
407	Party City Corporation	278 Howe Ave	Cuyahoga Falls	Summit	OH
408	Party City Corporation	1684 Route 22 East	Watchung	Somerset	NJ
409	Party City Corporation	3098 Long Beach Rd	Oceanside	Nassau	NY
410	Party City Corporation	5786 Fairmont Pkwy	Pasadena	Harris	TX
411	Party City Corporation	4525 Commercial Dr	New Hartford	Oneida	NY
412	Party City Corporation	10861 Old Halls Ferry Rd	Saint Louis	Saint Louis	MO
413	Party City Corporation	20260-C1 Katy Freeway	Katy	Harris	TX
414	Party City Corporation	3015 N Tegner Rd	Turlock	Stanislaus	CA
416	Party City Corporation	2315 Colorado Blvd	Denton	Denton	TX
418	Party City Corporation	435 Sherry Lane	Fort Worth	Tarrant	TX
419	Party City Corporation	4211 Century Blvd	Pittsburg	Contra Costa	CA
420	Party City Corporation	208 Vintage Way	Novato	Marin	CA
421	Party City Corporation	2097 North Central Expressway	McKinney	Collin	TX
422	Party City Corporation	435 Boston Post Rd	Portchester	Westchester	NY
423	Party City Corporation	80 Nardozzi Place	New Rochelle	Westchester	NY
424	Party City Corporation	4024 Eastgate Drive	Orlando	Orange	FL
425	Party City Corporation	737 W Montauk Hwy	West Babylon	Suffolk	NY
426	Party City Corporation	7751 W Tropical Pkwy	Las Vegas	Clark	NV
427	Party City Corporation	4037 Grand Ave	Chino	San Bernardino	CA

29

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
429	Party City Corporation	520 Marks St	Henderson	Clark	NV
430	Party City Corporation	35745 Warren Rd	Westland	Wayne	MI
431	Party City Corporation	4515 Canal Ave SW	Grandville	Kent	MI
432	Party City Corporation	139 S Weber Rd	Bolingbrook	Will	IL
433	Party City Corporation	795 W Il Route 22	Lake Zurich	Lake	IL
436	Party City Corporation	8620 Washington Blvd	Pico Rivera	Los Angeles	CA
437	Party City Corporation	27835 Santa Margarita Pkwy	Mission Viejo	Orange	CA
438	Party City Corporation	3114 NW Randall Way	Silverdale	Kitsap	WA
439	Party City Corporation	2935 Los Feliz Blvd	Los Angeles	Los Angeles	CA
440	Party City Corporation	732 E Expressway 83	McAllen	Hidalgo	TX
441	Party City Corporation	9850 Mission Gorge Rd	Santee	San Diego	CA
442	Party City Corporation	6559 Fallbrook Ave	West Hills	Los Angeles	CA
443	Party City Corporation	10690 Foothill Blvd	Rancho Cucamonga	San Bernardino	CA
444	Party City Corporation	2470 Sand Creek Rd	Brentwood	Contra Costa	CA
445	Party City Corporation	1270 Auto Park Way Ste A	Escondido	San Diego	CA
446	Party City Corporation	2715 Teller Rd	Thousand Oaks	Ventura	CA
449	Party City Corporation	1692 Arden Way	Sacramento	Sacramento	CA
450	Party City Corporation	1200 Cooper Point Rd SW	Olympia	Thurston	WA
457	Party City Corporation	14160 E Ellsworth Ave	Aurora	Arapahoe	CO
459	Party City Corporation	622 W Huntington Dr	Monrovia	Los Angeles	CA
462	Party City Corporation	8630 Evergreen Way	Everett	Snohomish	WA
463	Party City Corporation	15600 NE 8th St	Bellevue	King	WA
464	Party City Corporation	26225 104th Ave SE	Kent	King	WA
465	Party City Corporation	3721 116th St	Marysville	Snohomish	WA
466	Party City Corporation	10408 156th St. East	Puyallup	Pierce	WA
469	Party City Corporation	6101 Long Prairie Rd	Flower Mound	Denton	TX
470	Party City Corporation	1684 N Main St	Salinas	Monterey	CA
471	Party City Corporation	18027 Garden Way NE	Woodinville	King	WA
472	Party City Corporation	7735 W Long Dr	Littleton	Jefferson	CO

30

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
473	Party City Corporation	1523 132nd St SE	Everett	Snohomish	WA
474	Party City Corporation	147 Cascade Mall Dr	Burlington	Skagit	WA
476	Party City Corporation	29305 Orchard Lake Rd	Farmington Hills	Oakland	MI
477	Party City Corporation	3060 Route 34	Oswego	Kendall	IL
478	Party City Corporation	3541 Hempstead Tpke	Levittown	Nassau	NY
479	Party City Corporation	7620 Denton Hwy	Watauga	Tarrant	TX
480	Party City Corporation	530 Consumer Sq	Mays Landing	Atlantic	NJ
481	Party City Corporation	439 E Fm 1382	Cedar Hill	Dallas	TX
482	Party City Corporation	14906 S La Grange Rd	Orland Park	Cook	IL
485	Party City Corporation	2534 Enterprise Dr	Opelika	Lee	AL
486	Party City Corporation	12339 Limonite Ave	Mira Loma	Riverside	CA
487	Party City Corporation	7285 Arroyo Crossing Pkwy	Las Vegas	Clark	NV
488	Party City Corporation	2800 State Highway 121	Euless	Tarrant	TX
489	Party City Corporation	2215 S Cooper St	Arlington	Tarrant	TX
490	Party City Corporation	3460 Wilkes-Barre Twp Commons	Wilkes Barre	Luzerne	PA
491	Party City Corporation	3000 Pablo Kisel Blvd	Brownsville	Cameron	TX
492	Party City Corporation	420 Frandor Ave	Lansing	Ingham	MI
493	Party City Corporation	5847 W Saginaw Hwy	Lansing	Eaton	MI
495	Party City Corporation	5364 Westpointe Plaza Dr	Columbus	Franklin	OH
496	Party City Corporation	101 Pocono Commons Dr	Stroudsburg	Monroe	PA
497	Party City Corporation	22938 Michigan Ave	Dearborn	Wayne	MI
498	Party City Corporation	1335 Gateway Blvd	Fairfield	Solano	CA
500	Party City Corporation	3220 East Colonial Drive	Orlando	Orange	FL
503	Party City Corporation	6391 W Colonial Dr	Orlando	Orange	FL
504	Party City Corporation	470 Route 211 E	Middletown	Orange	NY
505	Party City Corporation	8141 S Cicero Ave	Chicago	Cook	IL
506	Party City Corporation	418 N Euclid St	Anaheim	Orange	CA
507	Party City Corporation	624 Palomar St	Chula Vista	San Diego	CA
510	Party City Corporation	18452-18538 NW 67th Avenue	Miami	Miami-Dade	FL

31

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
511	Party City Corporation	32469 Gratiot Avenue Macomb Mall	Roseville	Macomb	MI
512	Party City Corporation	3460 48th St	Long Island City	Queens	NY
513	Party City Corporation	23195 Outer Dr	Allen Park	Wayne	MI
514	Party City Corporation	2480 S Sepulveda Blvd	Los Angeles	Los Angeles	CA
515	Party City Corporation	6000 Greenbelt Rd	Greenbelt	Prince Georges	MD
516	Party City Corporation	30979 Woodward Ave	Royal Oak	Oakland	MI
518	Party City Corporation	223 Junction Rd	Madison	Dane	WI
519	Party City Corporation	625 Atlantic Ave	Brooklyn	Kings	NY
520	Party City Corporation	1601 W Imperial Hwy	La Habra	Orange	CA
521	Party City Corporation	3410 Highland Ave	National City	San Diego	CA
522	Party City Corporation	310-320 Baychester Ave	Bronx	Bronx	NY
523	Party City Corporation	8095 Glades Rd	Boca Raton	Palm Beach	FL
524	Party City Corporation	160 N 2nd St	El Cajon	San Diego	CA
525	Party City Corporation	253 Centereach Mall	Centereach	Suffolk	NY
526	Party City Corporation	1006 N El Camino Real Ste E	Encinitas	San Diego	CA
527	Party City Corporation	348 Rockaway Tpke	Lawrence	Nassau	NY
529	Party City Corporation	12220 Hall Rd	Sterling Heights	Macomb	MI
530	Party City Corporation	3797-3849 Nostrand Ave	Brooklyn	Kings	NY
531	Party City Corporation	945 White Plains Rd	Bronx	Bronx	NY
532	Party City Corporation	450 River Oaks West	Calumet City	Cook	IL
533	Party City Corporation	6440 West 95th St	Chicago Ridge	Cook	IL
534	Party City Corporation	1756 Route 46	West Paterson	Passaic	NJ
538	Party City Corporation	4020 S Maryland Pkwy	Las Vegas	Clark	NV
539	Party City Corporation	29350 Plymouth Rd	Livonia	Wayne	MI
540	Party City Corporation	7344 W Commercial Blvd	Lauderhill	Broward	FL
541	Party City Corporation	3060 Baldwin Park Blvd	Baldwin Park	Los Angeles	CA
542	Party City Corporation	13952 Manchester Rd	Ballwin	Saint Louis	MO
544	Party City Corporation	2500 W Commonwealth Ave	Alhambra	Los Angeles	CA
545	Party City Corporation	2255 Summer St	Stamford	Fairfield	CT

32

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
546	Party City Corporation	1600 Saratoga Ave	San Jose	Santa Clara	CA
548	Party City Corporation	13676 Jamboree Rd	Irvine	Orange	CA
549	Party City Corporation	3501 N Federal Hwy	Lighthouse Point	Broward	FL
550	Party City Corporation	2301 N Rainbow Blvd	Las Vegas	Clark	NV
551	Party City Corporation	1328 S Rochester Rd	Rochester Hills	Oakland	MI
552	Party City Corporation	9863 Waterstone Blvd	Cincinnati	Hamilton	OH
555	Party City Corporation	8063 Jericho Tpke	Woodbury	Nassau	NY
556	Party City Corporation	2317 New Hyde Park Rd	New Hyde Park	Nassau	NY
557	Party City Corporation	311 W Calaveras Blvd	Milpitas	Santa Clara	CA
558	Party City Corporation	6272 S Dixie Hwy	South Miami	Miami-Dade	FL
559	Party City Corporation	25670 The Old Rd	Valencia	Los Angeles	CA
560	Party City Corporation	2620 E Workman Ave	West Covina	Los Angeles	CA
561	Party City Corporation	9612 Olive Blvd	Olivette	Saint Louis	MO
562	Party City Corporation	192 Glen Cove Rd	Carle Place	Nassau	NY
563	Party City Corporation	1917 Douglas Blvd	Roseville	Placer	CA
564	Party City Corporation	10790 Sunset Hills Plz	Saint Louis	Saint Louis	MO
565	Party City Corporation	1239 Deer Park Ave (Rte 231)	North Babylon	Suffolk	NY
566	Party City Corporation	2485 E Imperial Hwy	Brea	Orange	CA
567	Party City Corporation	1445 Hempstead Tpke	Elmont	Nassau	NY
569	Party City Corporation	6370 E State St	Rockford	Winnebago	IL
570	Party City Corporation	2924 Council Tree	Fort Collins	Larimer	CO
571	Party City Corporation	317 Gellert Blvd	Daly City	San Mateo	CA
572	Party City Corporation	2130 Vista Way	Oceanside	San Diego	CA
573	Party City Corporation	3353 E Foothill Blvd	Pasadena	Los Angeles	CA
574	Party City Corporation	2565 E 80th Ave	Merrillville	Lake	IN
575	Party City Corporation	192 Kitts Ln	Newington	Hartford	CT
577	Party City Corporation	2334 Pine Ridge Rd	Naples	Collier	FL
578	Party City Corporation	3225 Southwest Fwy	Houston	Harris	TX
580	Party City Corporation	852 W Arrow Hwy	San Dimas	Los Angeles	CA

33

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
581	Party City Corporation	3311-3319 Corridor Marketplace	Laurel	Anne Arundel	MD
582	Party City Corporation	5549 Philadelphia St Ste B	Chino	San Bernardino	CA
583	Party City Corporation	10537 E Washington St	Indianapolis	Marion	IN
584	Party City Corporation	2155 W 22nd St	Oak Brook	DuPage	IL
586	Party City Corporation	11460 Pines Blvd	Pembroke Pines	Broward	FL
587	Party City Corporation	311 N Burkhardt Rd	Evansville	Vanderburgh	IN
588	Party City Corporation	2525 Highway 6 S	Houston	Harris	TX
589	Party City Corporation	8600 E 96th St	Fishers	Hamilton	IN
591	Party City Corporation	292 Boston Post Rd	Orange	New Haven	CT
592	Party City Corporation	2883 Jamacha Rd	El Cajon	San Diego	CA
593	Party City Corporation	6002 Slide Rd	Lubbock	Lubbock	TX
594	Party City Corporation	36315 Euclid Ave	Willoughby	Lake	OH
595	Party City Corporation	3615 S Florida Ave	Lakeland	Polk	FL
597	Party City Corporation	1240 Rte 22	Phillipsburg	Warren	NJ
599	Party City Corporation	991 Freeport Rd	Pittsburgh	Allegheny	PA
600	Party City Corporation	3316 Donnell Dr	Forestville	Prince Georges	MD
601	Party City Corporation	401 N Veterans Pkwy	Bloomington	McLean	IL
602	Party City Corporation	2609 E Main St	Plainfield	Hendricks	IN
603	Party City Corporation	1549 Forest Ave	Staten Island	Richmond	NY
605	Party City Corporation	7401 Carson Blvd	Long Beach	Los Angeles	CA
607	Party City Corporation	7171 Firestone Blvd	Downey	Los Angeles	CA
608	Party City Corporation	1551 Highway 287 North	Mansfield	Dallas	TX
609	Party City Corporation	4962 Monroe St	Toledo	Lucas	OH
610	Party City Corporation	8481 S Yosemite St	Littleton	Douglas	CO
611	Party City Corporation	1217-1229 N Military Hwy	Norfolk	Norfolk City	VA
612	Party City Corporation	3690 Soldano Blvd	Columbus	Franklin	OH
613	Party City Corporation	58 Veterans Memorial Hwy	Commack	Suffolk	NY
614	Party City Corporation	1986 Tully Rd	San Jose	Santa Clara	CA
615	Party City Corporation	5500 Sunrise Hwy	Massapequa	Nassau	NY

34

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
617	Party City Corporation	5468 Warrensville Center Rd	Maple Heights	Cuyahoga	OH
618	Party City Corporation	2172 Sir Barton Way	Lexington	Fayette	KY
619	Party City Corporation	249 Robert C Daniel Jr Pkwy	Augusta	Richmond	GA
621	Party City Corporation	11066 Pecan Park Blvd	Cedar Park	Williamson	TX
622	Party City Corporation	208 Towne Center Drive	Compton	Los Angeles	CA
623	Party City Corporation	339 N Congress Ave	Boynton Beach	Palm Beach	FL
624	Party City Corporation	2425 McHenry Ave	Modesto	Stanislaus	CA
625	Party City Corporation	5638 Johnston St	Lafayette	Lafayette	LA
626	Party City Corporation	3500A Klose Way	Richmond	Contra Costa	CA
627	Party City Corporation	4394 Eastgate Square Dr	Cincinnati	Clermont	OH
628	Party City Corporation	1280 Carl D Silver Pkwy	Fredericksburg	Fredericksburg City	VA
629	Party City Corporation	7123 Cermak Rd Plaza	Berwyn	Cook	IL
631	Party City Corporation	7840 W Tidwell Rd	Houston	Harris	TX
633	Party City Corporation	3140 E Prien Lake Rd	Lake Charles	Calcasieu	LA
634	Party City Corporation	14153 Whittier Blvd	Whittier	Los Angeles	CA
635	Party City Corporation	15584 Hesperian Blvd	San Lorenzo	Alameda	CA
636	Party City Corporation	2200 Mount Holly Rd	Burlington	Burlington	NJ
638	Party City Corporation	863 Blossom Hill Rd	San Jose	Santa Clara	CA
639	Party City Corporation	7882 Van Nuys Blvd	Van Nuys	Los Angeles	CA
641	Party City Corporation	5425 S Spid Dr	Corpus Christi	Nueces	TX
642	Party City Corporation	1730 E Woodmen Rd	Colorado Springs	El Paso	CO
644	Party City Corporation	4922 Dublin Blvd	Dublin	Alameda	CA
645	Party City Corporation	20215-20217 Rte 19	Cranberry Township	Butler	PA
646	Party City Corporation	2825 Northtowne Ln	Reno	Washoe	NV
647	Party City Corporation	3 Main St	Mount Kisco	Westchester	NY
648	Party City Corporation	524 W Interstate 20	Grand Prairie	Dallas	TX
649	Party City Corporation	1297 Polaris Parkway	Columbus	Delaware	OH
650	Party City Corporation	1755 W Fullerton Ave	Chicago	Cook	IL
651	Party City Corporation	4262 Okeechobee Blvd	West Palm Beach	Palm Beach	FL

35

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
652	Party City Corporation	2601 S Ih 35	Round Rock	Williamson	TX
655	Party City Corporation	7153 Narcoosse Road	Orlando	Orange	FL
656	Party City Corporation	6590 Youree Dr	Shreveport	Caddo	LA
661	Party City Corporation	157 South Las Posas Road	San Marcos	San Diego	CA
662	Party City Corporation	420 Clairton (State Hwy Rte 51)	Pleasant Hills	Allegheny	PA
664	Party City Corporation	1514 W 33rd St	Chicago	Cook	IL
665	Party City Corporation	17356 Southcenter Pkwy	Tukwila	King	WA
668	Party City Corporation	610 Broadhollow Rd	Melville	Suffolk	NY
669	Party City Corporation	19670 Hawthorne Blvd	Torrance	Los Angeles	CA
671	Party City Corporation	911 N Homestead Blvd	Homestead	Miami-Dade	FL
672	Party City Corporation	32021 Pacific Hwy S	Federal Way	King	WA
673	Party City Corporation	14299 Clay Terrace Blvd	Carmel	Hamilton	IN
674	Party City Corporation	2795 Richmond Ave	Staten Island	Richmond	NY
675	Party City Corporation	205 Hallock Rd	Stony Brook	Suffolk	NY
679	Party City Corporation	763 S Main St	Orange	Orange	CA
681	Party City Corporation	38 W 14th St	New York	New York	NY
683	Party City Corporation	6705 FM 1960 East	Humble	Harris	TX
685	Party City Corporation	1242 East Main St	Carbondale	Jackson	IL
686	Party City Corporation	128 Bailey Farm Road	Monroe	Orange	NY
687	Party City Corporation	7417 Grand Ave	Elmhurst	Queens	NY
688	Party City Corporation	6721 Frontier Dr	Springfield	Fairfax	VA
689	Party City Corporation	2396 Sunrise Hwy	Islip	Suffolk	NY
690	Party City Corporation	3333 Crompond Rd	Yorktown Heights	Westchester	NY
691	Party City Corporation	1979 Old Fort Prkwy	Murfreesboro	Rutherford	TN
692	Party City Corporation	120 Sunrise Hwy	Patchogue	Suffolk	NY
695	Party City Corporation	1500 Almonesson Rd	Deptford	Gloucester	NJ
697	Party City Corporation	331 N Alafaya Trl	Orlando	Orange	FL
698	Party City Corporation	2076 S Independence Blvd Ste 001	Virginia Beach	Virginia Beach City	VA
699	Party City Corporation	1323 W Pipeline Rd	Hurst	Tarrant	TX

36

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
701	Party City Corporation	950 Miron Lane	Kingston	Ulster	NY
703	Party City Corporation	1685 Bryant St	San Francisco	San Francisco	CA
704	Party City Corporation	3565 West Genesee Street	Syracuse	Onondaga	NY
705	Party City Corporation	3401 N Miami Avenue #126	Miami	Miami-Dade	FL
706	Party City Corporation	143 Market Street	Winchester	Frederick	VA
707	Party City Corporation	2015 Birch Road	Chula Vista	San Diego	CA
708	Party City Corporation	1745 NW St Lucie West Blvd	Port St Lucie	Saint Lucie	FL
709	Party City Corporation	3392 Shoppers Drive	McHenry	McHenry	IL
710	Party City Corporation	385 Route 3	Clifton	Passaic	NJ
711	Party City Corporation	3111 Kennedy Blvd	North Bergen	Hudson	NJ
712	Party City Corporation	2970 US Route 1 North	Lawrenceville	Mercer	NJ
713	Party City Corporation	180 Marketplace Blvd	Hamilton	Mercer	NJ
714	Party City Corporation	1560 Nixon Dr	Moorestown	Burlington	NJ
715	Party City Corporation	2154 N 2nd St	Millville	Cumberland	NJ
716	Party City Corporation	3501 Route 42	Turnersville	Camden	NJ
717	Party City Corporation	79 Route 73 & Cooper Rd	Voorhees	Camden	NJ
718	Party City Corporation	2642 Central Park Ave	Yonkers	Westchester	NY
727	Party City Corporation	2404 Catasauqua Rd	Bethlehem	Lehigh	PA
728	Party City Corporation	2560 Macarthur Rd	Whitehall	Lehigh	PA
734	Party City Corporation	1885 Route 57	Hackettstown	Warren	NJ
735	Party City Corporation	120 Quinn Drive	Pittsburgh	Allegheny	PA
736	Party City Corporation	9661 Chapman Ave	Garden Grove	Orange	CA
737	Party City Corporation	4743-B Ashford Dunwoody Road	Atlanta	Dekalb	GA
738	Party City Corporation	9101 Woodmore Centre Drive	Lanham	Prince Georges	MD
739	Party City Corporation	12640 South Freeway	Burleson	Johnson	TX
740	Party City Corporation	4794 Jimmy Lee Smith Pkwy	Hiram	Paulding	GA
743	Party City Corporation	39451 10th Street West	Palmdale	Los Angeles	CA
745	Party City Corporation	165 W Rt 4	Paramus	Bergen	NJ
746	Party City Corporation	669 N Rt 17	Paramus	Bergen	NJ

37

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
747	Party City Corporation	730 Rte 202	Bridgewater	Somerset	NJ
748	Party City Corporation	509 River Rd	Edgewater	Bergen	NJ
749	Party City Corporation	16100 Beach Blvd	Huntington Beach	Orange	CA
750	Party City Corporation	2550 Canyon Springs Pkwy	Riverside	Riverside	CA
751	Party City Corporation	27110 Alicia Pkwy	Laguna Niguel	Orange	CA
752	Party City Corporation	19389 Victory Blvd	Reseda	Los Angeles	CA
753	Party City Corporation	1736 E. 3rd Street	Williamsport	Lycoming	PA
754	Party City Corporation	2560 Gulf Freeway South	League City	Galveston	TX
755	Party City Corporation	10065 Almeda Genoa Road	Houston	Harris	TX
757	Party City Corporation	5466 West Grand Parkway South	Richmond		TX
758	Party City Corporation	6819 Highway 6 N	Houston	Harris	TX
759	Party City Corporation	3970 Dowlen Rd	Beaumont	Jefferson	TX
760	Party City Corporation	42800 Jackson Ave	Indio	Riverside	CA
761	Party City Corporation	1261 W Bay Area Blvd	Webster	Harris	TX
763	Party City Corporation	6925 Mills Civic Pkwy	West Des Moines	Polk	IA
786	Party City Corporation	5946 East Sam Houston Pkwy North	Houston	Harris	TX
790	Party City Corporation	72 Consumer Center Drive	Chillicothe	Ross	OH
807	Party City Corporation	2608 Smith Ranch Rd	Pearland	Brazoria	TX
808	Party City Corporation	516 Gulfgate Center Mall	Houston	Harris	TX
809	Party City Corporation	1386 E. Main Street	Woodland	Yolo	CA
810	Party City Corporation	20740 Stevens Creek Blvd.	Cupertino	Santa Clara	CA
813	Party City Corporation	1171 N National Avenue	Columbus	Bartholomew	IN
817	Party City Corporation	11325 Lincoln Hwy	Mokena	Will	IL
821	Party City Corporation	223 W 34th St	New York	New York	NY
822	Party City Corporation	610 Porters Vale Blvd	Valparaiso	Porter	IN
838	Party City Corporation	790 Gravois Bluffs Plaza Dr	Fenton	Saint Louis	MO
839	Party City Corporation	15894 Manchester Rd	Ellisville	Saint Louis	MO
841	Party City Corporation	2901 Tazewell Pike	Knoxville	Knox	TN
846	Party City Corporation	100 Rockland Plaza	Nanuet	Rockland	NY

38

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
1065	Party City Corporation	6774 South University Blvd.	Centennial	Arapahoe	CO
1072	Party City Corporation	450 E 120th Ave	Northglenn	Adams	CO
1101	Party City Corporation	2675 Santa Rosa Ave	Santa Rosa	Sonoma	CA
1103	Party City Corporation	14673 W 119th St	Olathe	Johnson	KS
1107	Party City Corporation	305 NE Englewood Rd	Kansas City	Clay	MO
1109	Party City Corporation	20130 E Jackson Dr	Independence	Jackson	MO
1115	Party City Corporation	967 NE Rice Rd	Lees Summit	Jackson	MO
1119	Party City Corporation	8450 Church Rd	Kansas City	Clay	MO
1120	Party City Corporation	2855 Market Pl	Salina	Saline	KS
1121	Party City Corporation	13647 Washington St	Kansas City	Jackson	MO
1161	Party City Corporation	10111 East 71st Street	Tulsa	Tulsa	OK
1162	Party City Corporation	5301 E 41st St	Tulsa	Tulsa	OK
1203	Party City Corporation	545 Contra Costa Blvd	Pleasant Hill	Contra Costa	CA
1204	Party City Corporation	141 Plaza Dr	Vallejo	Solano	CA
1211	Party City Corporation	1289 Veterans Blvd	Redwood City	San Mateo	CA
1213	Party City Corporation	30761 Dyer St	Union City	Alameda	CA
1218	Party City Corporation	1448 Kooser Rd	San Jose	Santa Clara	CA
1219	Party City Corporation	43732 Christy St	Fremont	Alameda	CA
1301	Party City Corporation	6736 Stanford Ranch Rd	Roseville	Placer	CA
1304	Party City Corporation	7440 Laguna Blvd	Elk Grove	Sacramento	CA
1305	Party City Corporation	2780 E Bidwell St	Folsom	Sacramento	CA
1401	Party City Corporation	44426 Valley Central Way	Lancaster	Los Angeles	CA
1504	Party City Corporation	2011 N Hollywood Way	Burbank	Los Angeles	CA
1505	Party City Corporation	12121 W Pico Blvd	Los Angeles	Los Angeles	CA
1506	Party City Corporation	25361 Crenshaw Blvd	Torrance	Los Angeles	CA
1508	Party City Corporation	2415 Tuscany St	Corona	Riverside	CA
1509	Party City Corporation	349 S Mountain Ave	Upland	San Bernardino	CA
1510	Party City Corporation	27588 W Lugonia Ave	Redlands	San Bernardino	CA
1512	Party City Corporation	1521 S Harbor Blvd	Fullerton	Orange	CA

39

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
1513	Party City Corporation	4440 Ontario Mills Pkwy	Ontario	San Bernardino	CA
1514	Party City Corporation	25410 Marguerite Pkwy	Mission Viejo	Orange	CA
1515	Party City Corporation	415 Cochran St	Simi Valley	Ventura	CA
1516	Party City Corporation	211 W Esplanade Dr	Oxnard	Ventura	CA
1517	Party City Corporation	27029 McBean Pkwy	Santa Clarita	Los Angeles	CA
1519	Party City Corporation	12410 Amargosa Rd	Victorville	San Bernardino	CA
1520	Party City Corporation	1500 E Village Way	Orange	Orange	CA
1521	Party City Corporation	12076 Lakewood Blvd	Downey	Los Angeles	CA
2001	Party City Corporation	1225 FINCH AVE W	N YORK		ON
2005	Party City Corporation	40 KINGSTON RD E	AJAX		ON
2006	Party City Corporation	821 GOLF LINKS RD	ANCASTER		ON
2007	Party City Corporation	29 WILLIAM KITCHEN RD	SCARBOROUGH		ON
2008	Party City Corporation	390 ORFUS RD	NORTH YORK		ON
2009	Party City Corporation	227 VODDEN ST E	BRAMPTON		ON
2010	Party City Corporation	5051 HWY 7 E	MARKHAM		ON
2011	Party City Corporation	600 MATHESON BLVD W	MISSISSAUGA		ON
2012	Party City Corporation	7600 WESTON RD	WOODBRIDGE		ON
2013	Party City Corporation	17480 YONGE ST	NEWMARKET		ON
2014	Party City Corporation	400 BAYFIELD ST	BARRIE		ON
2015	Party City Corporation	3537 FAIRVIEW ST	BURLINGTON		ON
2016	Party City Corporation	589 FAIRWAY RD S	KITCHENER		ON
2017	Party City Corporation	9625 YONGE ST	RICHMOND HILL		ON
2019	Party City Corporation	370 SOUTHDALE RD W	LONDON		ON
2020	Party City Corporation	4115 WALKER RD	WINDSOR		ON
2021	Party City Corporation	286 BUNTING RD	ST CATHARINES		ON
2022	Party City Corporation	1872 MERIVALE RD	NEPEAN		ON
2023	Party City Corporation	30 BROADLEAF AVE	WHITBY		ON
2024	Party City Corporation	561 HESPELER RD	CAMBRIDGE		ON
2025	Party City Corporation	70 GREAT LAKES DR	BRAMPTON		ON

40

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
2026	Party City Corporation	2085 TENTH LINE RD	ORLEANS		ON
2100	Party City Corporation	879 MARINE DR	N VANCOUVER		BC
2140	Party City Corporation	9450 137TH AVE	EDMONTON		AB
2141	Party City Corporation	2119 99 ST W	EDMONTON		AB
3201	Party City Corporation	9420 Sheridan Blvd	Westminster	Adams	CO
3202	Party City Corporation	7000 W Alameda Ave	Lakewood	Jefferson	CO
3203	Party City Corporation	7757 E 36th Ave	Denver	Denver	CO
3206	Party City Corporation	23901 E Orchard Rd	Aurora	Arapahoe	CO
3301	Party City Corporation	3036 New Center Pt	Colorado Springs	El Paso	CO
4000	Party City Corporation	5725 South Harvey St	Muskegon	Muskegon	MI
4002	Party City Corporation	4679 W College Ave	Appleton	Outagamie	WI
4005	Party City Corporation	9402 St Hwy 16	Onalaska	La Crosse	WI
4102	Party City Corporation	G3549 Miller Rd	Flint	Genesee	MI
4104	Party City Corporation	3175 Alpine Ave NW	Walker	Kent	MI
4107	Party City Corporation	5114 28th St SE	Grand Rapids	Kent	MI
4109	Party City Corporation	6749 S Westnedge Ave	Portage	Kalamazoo	MI
4110	Party City Corporation	32011 John R Rd	Madison Heights	Oakland	MI
4111	Party City Corporation	2857 Oak Valley Dr	Ann Arbor	Washtenaw	MI
4112	Party City Corporation	3837 Lapeer Rd	Flint	Genesee	MI
4113	Party City Corporation	462 E Edgewood Blvd	Lansing	Ingham	MI
4117	Party City Corporation	14528 Racho Blvd	Taylor	Wayne	MI
4124	Party City Corporation	43741 W Oaks Dr	Novi	Oakland	MI
4133	Party City Corporation	8057 Challis Rd	Brighton	Livingston	MI
4134	Party City Corporation	4846 S Baldwin Rd	Orion Township	Oakland	MI
4135	Party City Corporation	3050 Beeline Rd	Holland	Ottawa	MI
4138	Party City Corporation	6460 Centers Dr	Holland	Lucas	OH
4139	Party City Corporation	8160 Old Troy Pike	Huber Heights	Montgomery	OH
4140	Party City Corporation	137 Springboro Pike	W Carrollton	Montgomery	OH
5113	Party City Corporation	2661 Plainfield Rd	Joliet	Will	IL

41

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5117	Party City Corporation	6560 W Fullerton Ave	Chicago	Cook	IL
5119	Party City Corporation	102 Countryside Plz	Countryside	Cook	IL
5137	Party City Corporation	428 S Route 59	Naperville	DuPage	IL
5139	Party City Corporation	4371 16th St	Moline	Rock Island	IL
5140	Party City Corporation	16900 W Bluemound Rd Ste J	Brookfield	Waukesha	WI
5143	Party City Corporation	15846 S La Grange Rd	Orland Park	Cook	IL
5148	Party City Corporation	906 US Highway 31 N	Greenwood	Johnson	IN
5150	Party City Corporation	283 East Coliseum Blvd	Fort Wayne	Allen	IN
5151	Party City Corporation	1370 Twixt Town Rd	Marion	Linn	IA
5154	Party City Corporation	5201 Washington Ave Ste Q	Racine	Racine	WI
5155	Party City Corporation	4048 Taylorsville Rd	Louisville	Jefferson	KY
5157	Party City Corporation	13439 W Center Rd	Omaha	Douglas	NE
5162	Party City Corporation	10845 Lincoln Trail	Fairview Heights	Saint Clair	IL
5163	Party City Corporation	2560 Lemay Ferry Rd	Saint Louis	Saint Louis	MO
5168	Party City Corporation	10204 Colerain Ave	Cincinnati	Hamilton	OH
5174	Party City Corporation	7150 Green Bay Road	Kenosha	Kenosha	WI
5175	Party City Corporation	9597 Mentor Ave	Mentor	Lake	OH
5177	Party City Corporation	24800 Brookpark Road	North Olmsted	Cuyahoga	OH
5178	Party City Corporation	305 Lewis and Clark Parkway	Clarksville	Clark	IN
5179	Party City Corporation	7646 Mall Rd	Florence	Boone	KY
5180	Party City Corporation	4921-A Dixie Hwy	Louisville	Jefferson	KY
5182	Party City Corporation	1530 Koeller Road	Oshkosh	Winnebago	WI
5184	Party City Corporation	2031 Zeier Rd	Madison	Dane	WI
5187	Party City Corporation	2235 N Webb Rd	Grand Island	Hall	NE
5190	Party City Corporation	2019 N Prospect Ave	Champaign	Champaign	IL
5191	Party City Corporation	1415 Flamming Drive	Waterloo	Black Hawk	IA
5193	Party City Corporation	2630 Bethel Rd	Columbus	Franklin	OH
5198	Party City Corporation	311 Sagamore Pkwy North	Lafayette	Tippecanoe	IN
5199	Party City Corporation	10229 Indianapolis Blvd	Highland	Lake	IN

42

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5202	Party City Corporation	263 Mid Rivers Mall Dr	Saint Peters	Saint Charles	MO
5203	Party City Corporation	5255 Elmore Ave	Davenport	Scott	IA
5207	Party City Corporation	1222 Winston Plz	Melrose Park	Cook	IL
5208	Party City Corporation	5756 Highway 153	Hixson	Hamilton	TN
5209	Party City Corporation	3163 S Veterans Pkwy	Springfield	Sangamon	IL
5210	Party City Corporation	555 East Townline Road	Vernon Hills	Lake	IL
5213	Party City Corporation	50825 Valley Plaza Dr	Saint Clairsville	Belmont	OH
5217	Party City Corporation	6885 Southland Dr	Middleburg Heights	Cuyahoga	OH
5218	Party City Corporation	303 Benner Pike # SR0150	State College	Centre	PA
5219	Party City Corporation	2350 Sycamore Rd Ste C	DeKalb	DeKalb	IL
5220	Party City Corporation	1865 Southpark Blvd	Colonial Heights	Colonial Heights City	VA
5226	Party City Corporation	4615 E Main St	Richmond	Wayne	IN
5228	Party City Corporation	3793 Burbank Rd	Wooster	Wayne	OH
5229	Party City Corporation	801 W Lake Ave Ste 128	Peoria	Peoria	IL
5237	Party City Corporation	5503 S. Williamson Blvd.	Port Orange	Volusia	FL
5245	Party City Corporation	1474 W Granada Blvd Ste 455	Ormond Beach	Volusia	FL
5249	Party City Corporation	15064 N Dale Mabry Hwy	Tampa	Hillsborough	FL
5250	Party City Corporation	7220 Niagara Falls Blvd	Niagara Falls	Niagara	NY
5256	Party City Corporation	10 Golf Ctr Ste 194	Hoffman Estates	Cook	IL
5260	Party City Corporation	430 Rangeline Rd	Joplin	Jasper	MO
5261	Party City Corporation	1601 Penfield Rd Ste 61	Rochester	Monroe	NY
5266	Party City Corporation	9471 N Milwaukee Ave	Niles	Cook	IL
5268	Party City Corporation	630 Commerce Blvd	Dickson City	Lackawanna	PA
5273	Party City Corporation	5557 Dressler Rd NW	North Canton	Stark	OH
5274	Party City Corporation	526 Emily Dr	Clarksburg	Harrison	WV
5275	Party City Corporation	2720 Towne Dr Ste 400	Dayton	Greene	OH
5279	Party City Corporation	3707 Easton Market	Columbus	Franklin	OH
5280	Party City Corporation	12134 Jefferson Ave	Newport News	Newport News City	VA
5283	Party City Corporation	6675 Grand Ave Ste B	Gurnee	Lake	IL

43

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5285	Party City Corporation	845 Cortez Rd W	Bradenton	Manatee	FL
5287	Party City Corporation	937 Hebron Rd # 945	Heath	Licking	OH
5289	Party City Corporation	4286 US Highway 98 N	Lakeland	Polk	FL
5291	Party City Corporation	377 W Jackson St Ste 3B	Cookeville	Putnam	TN
5293	Party City Corporation	5555 Glenway Ave	Cincinnati	Hamilton	OH
5295	Party City Corporation	1548 S Randall Rd	Geneva	Kane	IL
5298	Party City Corporation	1320 River Valley Blvd	Lancaster	Fairfield	OH
5306	Party City Corporation	405 N Center St Ste 30	Westminster	Carroll	MD
5317	Party City Corporation	17160 Mercantile Blvd	Noblesville	Hamilton	IN
5318	Party City Corporation	704 S Randall Rd	Algonquin	McHenry	IL
5320	Party City Corporation	11830 S State Route 59 Ste G	Plainfield	Will	IL
5322	Party City Corporation	34 Thf Blvd	Chesterfield	Saint Louis	MO
5323	Party City Corporation	3859 E Main St	Saint Charles	Kane	IL
5324	Party City Corporation	3841 Evergreen Pkwy	Bowie	Prince Georges	MD
5327	Party City Corporation	3050 W Il Route 60	Mundelein	Lake	IL
5329	Party City Corporation	2010 SE Delaware Ave Ste 214	Ankeny	Polk	IA
5330	Party City Corporation	2935 Highway K	O Fallon	Saint Charles	MO
5331	Party City Corporation	5561 Northwest Hwy Ste B	Crystal Lake	McHenry	IL
5332	Party City Corporation	2171 Wp Ball Blvd	Sanford	Seminole	FL
5334	Party City Corporation	5001 Sergeant Rd Ste 70	Sioux City	Woodbury	IA
5336	Party City Corporation	9705 Skokie Blvd	Skokie	Cook	IL
5337	Party City Corporation	5058 S 74th St	Greenfield	Milwaukee	WI
5338	Party City Corporation	6025 Kruse Dr	Solon	Cuyahoga	OH
5340	Party City Corporation	3431 Princeton Rd # 105	Hamilton	Butler	OH
5341	Party City Corporation	17810 Halsted St	Homewood	Cook	IL
5342	Party City Corporation	2292 W Indian Trl	Aurora	Kane	IL
5343	Party City Corporation	988 Brook Forest Ave	Shorewood	Will	IL
5345	Party City Corporation	6133 N Lincoln Ave	Chicago	Cook	IL
5346	Party City Corporation	10230 Westport Rd	Louisville	Jefferson	KY

44

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5507	Party City Corporation	585 E. Ordiance Road	Glen Burnie	Anne Arundel	MD
5518	Party City Corporation	615 Bel Air Rd	Bel Air	Harford	MD
5520	Party City Corporation	2325H Forest Dr	Annapolis	Anne Arundel	MD
5524	Party City Corporation	2640 N Salisbury Blvd	Salisbury	Wicomico	MD
2004	Party Packagers Inc.	3050 VEGA BLVD	MISSISSAUGA		ON
2027	Party Packagers Inc.	14 LEBOVIC AVE	TORONTO		ON
2095	Party Packagers Inc.	75 ALEXDON RD	NORTH YORK		ON
2145	Party Packagers Inc.	103-3320 20 Ave NE	CALGARY		AB
9839	PA Acquisition Corp.	2377 Corporation Pkwy	Burlington	Alamance	NC
9841	PA Acquisition Corp.	651 HWY 81 East	New Braunfels	Comal	TX
9864	PA Acquisition Corp.	15033 Delaney Rd 5-B	La Marque	Galveston	TX
9917	PA Acquisition Corp.	1863 Gettysburg Village Dr	Gettysburg	Adams	PA
9939	PA Acquisition Corp.	1011 E Southline Rd	Tuscola	Douglas	IL
9946	PA Acquisition Corp.	5226 Outlet Dr	Pasco	Franklin	WA
9957	PA Acquisition Corp.	102 W High St	Centralia	Lewis	WA
9969	PA Acquisition Corp.	1001 Market St	Dalton	Whitfield	GA

45

Schedule 3.15

CAPITALIZATION AND SUBSIDIARIES

Legal Entity	Equity Holder	Percentage Interest	Jurisdiction of Organization	Type of Entity
Party City Holdings Inc.	PC Intermediate Holdings, Inc.	100%	Delaware	corporation
Amscan Holdings, Inc.[3]	Party City Holdings Inc.	100%	Delaware	corporation
Amscan Inc.	Amscan Holdings, Inc.	100%	New York	corporation
Am-Source LLC	Amscan Holdings, Inc.	100%	Rhode Island	limited liability company
JCS Packaging, Inc.	Amscan Holdings, Inc.	100%	New York	corporation
SSY Realty Corp.	Amscan Holdings, Inc.	100%	New York	corporation
Trisar, Inc.	Amscan Holdings, Inc.	100%	New York	corporation
PA Acquisition Corp.	Amscan Holdings, Inc.	100%	Delaware	corporation
Party America Franchising, Corp.	PA Acquisition Corp.	100%	Minnesota	corporation
Party City Corporation	Amscan Holdings, Inc.	100%	Delaware	corporation
Anagram International, Inc.	Amscan Holdings, Inc.	100%	Minnesota	corporation
Anagram International Holdings, Inc.	Anagram International, Inc.	100%	Minnesota	corporation
Anagram Eden Prairie Property Holdings LLC	Amscan Holdings, Inc.		Delaware	limited liability company
Anagram International, LLC	Anagram International, Inc. 98%	98%	Nevada	limited liability company
	Anagram International Holdings, Inc.	2%
Factory Card & Party Outlet Corp.	Amscan Holdings, Inc.	100%	Delaware	corporation
Factory Card Outlet of America Ltd.	Factory Card & Party Outlet Corp.	100%	Illinois	corporation
Gags and Games, Inc.	Amscan Holdings, Inc.	100%	Michigan	corporation
M&D Industries, Inc.	Anagram International, Inc.	100%	Delaware	corporation
Amscan Distributors Canada, Ltd.	Amscan Holdings, Inc.	100%	Canada	corporation
Amscan Holdings Limited (UK)	Amscan Holdings, Inc.	100%	United Kingdom	corporation
Amscan International Limited	Amscan Holdings Limited	100%	United Kingdom	company
Anagram France S.C.S.	Amscan International Limited	100%	France	limited partnership
Amscan Party Goods Pty Ltd	Amscan Holdings, Inc.	100%	Australia	corporation
Christy Asia Limited	Amscan Holdings, Inc.	100%	Hong Kong	corporation
Christy Dressup Limited	Amscan Holdings, Inc.	100%	United Kingdom	corporation
Christy Garments & Accessories Limited	Amscan Holdings, Inc.	100%	United Kingdom	corporation

[3]	To be merged with and into Party City Holdings, Inc. on the Closing Date.

Legal Entity	Equity Holder	Percentage Interest	Jurisdiction of Organization	Type of Entity
Christy’s By Design Limited	Amscan Holdings, Inc.	100%	United Kingdom	corporation
Amscan Asia International Limited	Amscan Holdings, Inc.	100%	Hong Kong	corporation
Amscan Japan Co. Ltd	Amscan Holdings, Inc.	100%	Japan	corporation
Anagram Espana S.L.	Amscan Holdings, Inc.	100%	Spain	corporation
Party Packagers Inc.	Amscan Holdings, Inc.	100%	Canada	corporation
C. Riethmuller GmBh	Amscan Holdings, Inc.	100%	Germany	company
Everts Balloon GmBh	C. Riethmuller GmBh	100%	Germany	company
Everts Balloon GmBh & Co. (KG)	C. Riethmuller GmBh	100%	Germany	company
Party Balloons International GmBh	C. Riethmuller GmBh	100%	Germany	company
Riethmuller GmBh	C. Riethmuller GmBh	100%	Germany	company
Everts International Ltd.	Riethmuller GmBh	100%	United Kingdom	company
Riethmuller (Polska) Sp.z.o.o.	Riethmuller GmBh	100%	Poland	company
Everts Malaysia SDN BHD	Riethmuller GmBh	100%	Malaysia	company

47

Schedule 4.01(b)

LOCAL COUNSEL

Minnesota Counsel:

Gray Plant Mooty

500 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Michigan Counsel:

Miller, Canfield, Paddock and Stone, P.L.C.

840 West Long Lake Road, Suite 200

Troy Michigan 48098

Illinois Counsel:

GoodSmith Gregg & Unruh LLP

150 S. Wacker Drive

Suite 3150

Chicago, Illinois 60606

Schedule 5.13(b)

POST-CLOSING OBLIGATIONS

Part A - Borrowers shall, as promptly as practicable and in no event later than 45 days after the Closing Date (or such later date as the Administrative Agent may reasonably determine in its sole discretion), use commercially reasonable efforts to deliver to the Administrative Agent:

1.	filed and stamped UCC amendments deleting any and all references to “accounts receivable” and/or “proceeds”, with the additional language “Debtor is lessee; Secured Party is lessor”, for the following UCC financing statements:

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date
Amscan Inc.	NY – Department of State	A thru 7/3/12	Canon Financial Services	Various Equipment	9/30/2009	20090930588 0252
Amscan Inc.	NY – Department of State	A thru 7/3/12	Wells Fargo Bank, N.A.	Various Equipment	11/16/2010	20101116612 8411
Amscan Inc.	NY – Department of State	A thru 7/3/12	Wells Fargo Bank, N.A.	Various Equipment	1/27/2011	20110127509 4562
Amscan Inc.	NY – Department of State	A thru 7/3/12	Wells Fargo Bank, N.A.	Various Equipment	2/16/2011	20110216516 8188
Anagram International, Inc.	MN – SOS	A thru 7/5/12	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	20112438100 4
Anagram International, Inc.	MN – SOS	A thru 7/5/12	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	20112438101 6

Party City Corporation	DE – SOS	A thru 6/25/12	Canon Financial Services	Various Equipment	8/6/2010	2010 2749921
Trisar, Inc.	CA – SOS	A thru 6/29/12	General Electric	Various	12/8/2005	05
			Capital Business Asset Funding Corporation FKA MetLife Capital Corporation	Equipment		7051542594

2.	evidence of termination with regard to all Intellectual Property Liens listed in Sections 3(A),(B),(C), (E), (F), (G), (H), (I), (J), (K), (L) of Schedule 6.03; and

3.	evidence of a corrective assignment in connection with the liens listed in Section 3(D) of Schedule 6.03.

4.	evidence of inventor assignment agreements assigning the following patents from the inventor to a granting entity:

Inventor	Patent Title	Patent No.	Application No.
Robert E. Greenwald	COMBINATION NOVELTY BALLOON AND BAG	N/A	12/182243
Dale A. Harris	Toy balloon packaging	5797783	08/674,856
Dale A. Harris	Toy balloon packaging	5514022	08/333,600
John McGrath, Dennis Cope, Scott Harris, Charles Becker	Method of making a balloon with flat film valve	5378299	08/043,441
Garry Kieves	Three-dimensional non-latex balloon	5338243	08/161,972
Gerry Rittenberg	Display rack	D342844	29/003,858
Richard John Kurtz	Method and apparatus for providing securement for toy balloons	5806165	08/823,240

50

Part B—Borrowers shall, as promptly as practicable and in no event later than 60 days after the Closing Date (or such later date as the Administrative Agent may reasonably determine in its sole discretion), deliver to the Administrative Agent:

1.	new stock certificates issued in the current legal name of each entity, and without any restrictions on transfer, for the following certificates:

Issuer	Holder	Cert. No.	No. Shares/Interest
JCS Hong Kong Limited	Amscan Holdings, Inc.	3	65
Amscan Distributors Canada, Ltd.	Amscan Holdings, Inc.	13	1,980
Amscan Holdings Limited	Amscan Holdings, Inc.	21	189,750
Amscan Holdings Limited	Amscan Holdings, Inc.	23	3,300
Party Packagers Inc.	Amscan Holdings, Inc.	C-7	5,592.60
Christy Asia Limited	Amscan Holdings, Inc.	5	650
Christy Garments & Accessories Limited	Amscan Holdings, Inc.	2	65
Christy Dressup Limited	Amscan Holdings, Inc.	2	1,950,000
Christy’s By Design Limited	Amscan Holdings, Inc.	2	490,910

51

Schedule 6.01(i)

EXISTING INDEBTEDNESS

1.	Indebtedness in connection with (i) UCC-1 filings listed on Schedule 6.02 and (ii) the following Capital Leases outstanding as of the Closing Date:

Lessee	Lender	Type of Debt	Outstanding
Amscan, Inc.	Raymond Equipment Co.	Equipment Leases	$1,822,000
Party City Corporation	IBM Credit LLC	Equipment Leases	$594,000

2.	The following Indebtedness of Subsidiaries outstanding as of the Closing Date:

•

C$4.0 million demand operating credit, C$1.0 million demand installment loan and C$700,000 demand credit for foreign exchange contracts, each provided by Canadian Imperial Bank of Commerce to Party Packagers Inc.

•	EUR 1.0 million facility provided by Commerzbank Aktiengesellchaft Filliale Esslingen to C. Riethmuller GmbH

•	EUR 300,000 overdraft facility provided by Kreissparkasse to C. Riethmuller GmbH

•	EUR 500,000 overdraft facility provided by HypoVereinsbank to C. Riethmuller GmbH

•	GBP 3.0 million overdraft facility provided by NatWest to Christys By Design Limited

•	GBP 16.0 million confidential invoice discounting facility provided by Royal Bank of Scotland to Amscan International Limited, Christys By Design Limited and Everts International Limited

•	RM1.0 million overdraft facility, RM500,000 bank guarantee and RM3.5 million import/export line, each provided by HSBC Bank to Everts (Malaysia) SDN BHD

3.	Intercompany Indebtedness among the Loan Parties and non-Loan Parties existing on the Closing Date:

PAYEE	PAYOR	AMOUNTS
Amscan International Limited	Amscan Holdings, Inc.	USD 4,016,000
Amscan International Limited	Amscan Holdings, Inc.	USD 47,069,001
Amscan Inc.	Amscan International Ltd.	USD 46,238,427
Anagram International Inc.	Amscan International Ltd.	USD 25,014,000
C. Riethmuller GmBh	Amscan Holdings, Inc.	Euro 238,000

52

Schedule 6.01(t)

CORPORATE LEASES ASSIGNED/SOLD/TRANSFERRED

Franchise Locations Guaranteed/Assigned by Party City Corporation, as of the Closing Date

Franchise No.	Franchise Store Address	Landlord Name	Landlord Address
16	Party City of Poplar Plaza #16, 3460 Poplar Ave., Memphis, TN 38111	Finard Memphis Realty Ltd.	3 Burlington Woods Drive, Burlington, MA 01803

21	Party City of Memphis (Covington) #21, 1250 North Germantown Pkwy., Suite 106, Memphis, TN 38016	Ford-Lurie Commercial Realty, LLC	700 Colonial Road, Suite 100, Memphis, TN 38117

180	Party City of Bayside, Inc. #180, 213-02 Northern Blvd., Bayside NY 11361	Mixed Foursome LLC	c/o Laurence R. Levy, 342 Madison avenue, Suite 803, New York, NY 10173

206	Party City of Edgewater #206, 509 River Rd., Edgewater, NJ 07020	FB Oceanside, LLC	810 Seventh Avenue, 28th Floor, New York, NY 10019

226	Party City, 820 East Rector Dr, Ste 100, San Antonio, TX 78216	Concourse 410 Ltd.	200 Concord Plaza, Ste 710, San Antonia, TX 78216

227	Party City, 8226 Agora Pkwy, Selma, TX 78154	Kimco Forum at Olympia, L.P.	3333 New Hyde Park Rd, New Hyde Park, NY 11042

246	Party City #246, 2801 East market Street, Suite L2, York, PA 17402	THF York Development	955 Executive Parkway, Suite 210, St. Louis, MO 63141

257	Party City of Temecula, Inc. #257, 40486 Winchester Rd., Temecula, CA 92591	Starwood Wasserman Temecula, LLC	174 Wickenden Street, Providence, RI 02903

396	Party City, 3501 Rt 42, Units 1a-2a, Tunersville, NJ 08012	ACP Cross Keys Assoc.	400 Park Ave., New York, NY 10022

398	Party City of Spanish Trail, 9620 E 22nd St, Tucson, AZ 85748	Brown Tucson, LLC-WM Grace Development	7575 N 16th Street, Suite 1, Phoenix, AZ 85020

484	5031 East Ray Road, Unit 6, Phoenix, AZ 85044	DDRA Ahwatukee Foothills, LLC, c/o Developers Diversified	3300 3300 Enterprise Parkway, Beachwood, OH 44122

536	Party City of Towson (Anneslie) #536, 6311 York Rd., Baltimore, MD 21212	KR Trust	128 Fayette Street, Conshohocken, PA 19428

553	JC’s Party City #553, Tops Market Plaza, 2141 Elmwood Ave., Buffalo, NY 14207	Randall Benderson 1993-1 Trust	570 Delaware Avenue, Buffalo, NY 14202

579	NN and LN DBA Party City #579, 7000 Hadley Rd., South Plainfield, NJ 07080	FB Plainfield LLC	810 Seventh Avenue, 28th Floor, New York, NY 10019

604	Party City of Merriam #604, Merriam town Center, 5808 Antioch Rd., Merriam, KS 66202	Merriam Town Center, Ltd.	34555 Chagrin Blvd., Chagrin Falls, OH 44022

616	Party City of Wilmington #616, 4715F New Centre Dr., Wilmington, NC 28405	JDN Realty Corp.	3340 Peachtree Street, N.E. Suite1530, Atlanta, GA 30326

53

Franchise No.	Franchise Store Address	Landlord Name	Landlord Address
630	Party City of Voorhees #630, Eagle Plaza Shopping Center, 700-3 Haddonfield-Berlin Rd., Voorhees, NJ 08043	Eagle Plaza Associates	234 North James Street, Newport, DE 19804
653	Party City of Fayetteville #653, 2065-4 Skibo Rd., Fayetteville, NC 28314	Fourth Quarter Properties, IX, Inc.	300 Village Green Circle, Smyrna, GA 30080
658	Party City of Lancaster #658, Red Rose Commons Shopping Center, 1700C Fruitville Pike, Store S3 Lancaster, PA 17601	Red Rose Commons Associates, LP	c/o The Goldenberg Group, 350 Sentry Pkwy., Building 630, Suite 300, Blue Bell, PA 19422
659	Party City of North Syracuse #659, 256 Northern Lights Shopping Center, North Syracuse, NY 13212	Norwill Associates	c/o Reisman Property Interests, Inc. 340 West Passaic Streets, Rochelle Park, NJ 07662
676	Party City of Blasdell #676, 4408 Milestrip rd., Unit 8, Blasdell, NY 14219	The Benderson 85-1 Trust	570 Delaware Avenue, Buffalo, NY 14202
724	Party City, 201 W. Lincoln Hwy, Space 400, Exton, PA 19341	Whiteland Investors LP	770 Township Line Rd, Suite 150, Yardley, PA 19003
725	10500 Roosevelt Blvd, Philadelphia, PA 19116	MCE Assoc.	44 W Lancaster Ave, Ste 210, Ardmore, PA 19003
770	3360 124th Ave NW, Coon Rapids, MN 55433	Ryan Companies US, Inc	700 International Centre, 900 2nd Ave S, Minneapolis, MN 55402
771	1630 New Brighton Blvd, Minneapolis, MN 55413	Ryan Companies US, Inc	700 International Centre, 900 2nd Ave S, Minneapolis, MN 55402
772	7365 153rd St W, Apple Valley, MN 55124	HTW Investment Partners Inc	527 Marquette Ave S, Ste 400, Minneapolis, MN 55402
773	7989 1/2 Southtown Ctr, Bloomington, MN 55431	Kraus-Anderson Inc.	4220 West Old Shakopee Rd, Ste 200, Bloomington, MN 55437

54

Schedule 6.02

EXISTING LIENS

1.	Liens related to the Indebtedness listed on item 1 of Schedule 6.01 and the Liens evidenced by the following UCC filings or judgment search results:

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Business Solutions Northeast	Lease Transaction for Notification Purposes	7/31/2002	176927
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-3 – Continuatio n	Canon Business Solutions Northeast		7/31/2002	176927	6/27/2012	200706275625 104
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Key Equipment Finance Inc.	Collateral obtained by leases, loans, or other agreements with the Secured Party	6/8/2006	200606085560 370
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-3 – Continuatio n	Key Equipment Finance Inc.		6/8/2006	200606085560 370	3/30/2011	201103305330 250
Amscan Inc. Department of State	NY –	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/3/2007	200708030627 688
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/3/2007	200708030628 349
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/3/2007	200708030628 351
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	IBM Credit LLC	Various Equipment	8/20/2007	200708205810 905

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/22/2007	200708220677 289
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/22/2007	200708220677 304
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/22/2007	200708220677 316
Amscan Inc.	NY –Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	9/14/2007	200709140736 230
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	10/1/2007	200710015958 419
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/2/2008	200801025000 275
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/2/2008	200801025005 376
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/3/2008	200801035012 018
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	7/1/2008	200807015744 853
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	7/3/2008	200807035759 086
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	8/7/2008	200808075891 531
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Citicorp Leasing, Inc.	Various Equipment	9/9/2008	200809095999 701

56

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Citicorp Leasing, Inc.	Various Equipment	9/9/2008	200809095999 701
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Citicorp Leasing, Inc.	Various Equipment	9/9/2008	200809096000 682
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	IBM Credit LLC	Various Equipment	12/18/2008	200812186345 082
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Financial Services	Various Equipment	12/23/2008	200812230844 554
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	5/28/2009	200905285495 098
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Financial Services	Various Equipment	9/30/2009	200909305880 252[4]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/4/2010	201001045004 979
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	1/8/2010	201001085023 345
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	5/5/2010	201005055418 659
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	5/17/2010	201005175466 150
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	6/1/2010	201006015518 960

[4]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.

57

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Financial Services	Various Equipment	6/22/2010	201006225604 208
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	8/6/2010	201008065773 356
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	11/4/2010	201011046089 486
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	11/16/2010	201011166128 411[5]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	1/27/2011	201101275094 562[6]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	2/16/2011	201102165168 188[7]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	3/18/2011	201103185283 570
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	U.S. Bancorp Equipment Finance, Inc.	Various Equipment	6/16/2011	201106165658 729

[5]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.
[6]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.
[7]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.

58

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Toyota Motor Credit Corporation (Assignee); Summit Handling Systems, Inc. (Assignor)	Various Equipment	6/23/2011	201106235683 626
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Crown Credit Company	Various Equipment	8/26/2011	201108265934 617[8]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/26/2011	201108265934 681
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	11/26/2011	201111266319 003
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	11/26/2011	201111266319 015
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	12/7/2011	201112076367 260
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	IBM Credit LLC	Various Equipment	1/25/2012	201201255100 452
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	U.S. Bank Equipment Finance	Various Equipment	3/16/2012	201203165312 088
Amscan Inc.	NY – U.S. Southern District Court at White Plains	D thru 7/10/12	Consent Decree	The State of New York et al	$4,987,595.0[9] 3	5/15/2007	07cv00715

[8]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.

59

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Anagram International, Inc.	MN – SOS	A thru 7/5/12	UCC-1	U.S. Bancorp Equipment Finance, Inc.	Various Equipment	5/18/2011	201124301274
Anagram International, Inc.	MN – SOS	A thru 7/5/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381004[10]
Anagram International, Inc.	MN – SOS	A thru 7/5/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381016[11]
Gags and Games, Inc.	MI – Department of State	A thru 7/8/12	UCC-1	US Bancorp	Various Equipment	1/28/2010	2010013696-1
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	IBM Credit LLC	Various Equipment	8/3/2007	2007 2952165
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	IBM Credit LLC	Various Equipment	9/10/2007	2007 3421400
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	IBM Credit LLC	Various Equipment	9/19/2007	2007 3542163
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	4/9/2009	2009 1145371
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	4/5/2010	2010 1158983
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Canon Financial Services	Various Equipment	8/6/2010	2010 2749921[12]

[9]	In relation to an environmental judgment in which the entire town was sued, Amscan Inc.’s potion equal to about $140,000.00.
[10]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.
[11]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.
[12]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.13 of the Agreement.

60

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Canon Financial Services	Various Equipment	9/21/2011	2011 3633982
Party City Corporation	NJ – New Jersey Superior Court	D thru 7/5/12	Local Judgment	Stacy A. Miller	$1,485.74	11/21/2005	DC 006742
Party City Corporation	NJ – New Jersey Superior Court	D thru 7/5/12	Local Judgment	Division of Wage & Hour Compliance	$1,328.69	4/24/2006	32 890905
Trisar, Inc.	CA – SOS	A thru 6/29/12	UCC-1	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation	Various Equipment	12/8/2005	05 7051542594[13]
Trisar, Inc.	CA – SOS	A thru 6/29/12	UCC-3 – Continuation	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation		12/8/2005	05 7051542594	8/30/2010	10 72432321

[13]	To use commercially reasonable efforts to terminate, in accordance with Section 5.13 of the Agreement.

61

2.	Liens existing on the Chester Distribution Collateral in connection with the Chester Distribution Center Permanent Financing

3.	Liens existing on the following intellectual property[14]:

A)	Liens in connection with the following Patents recorded at Reel/Frame Number 012841/0513 in favor of Fleet National Bank:

Owner	Patent Title	Patent No.	Application No.
M&D Balloons, Inc.	Method and apparatus for providing securement for toy balloons	5857636	08/523,652

Anagram International, Inc.	Card-and-balloon novelty device	5819448	08/582,330

Richard John Kurtz	Method and apparatus for providing securement for toy balloons	5806165	08/823,240

M & D Flexographic Printers, Inc. (Illinois)	Toy balloon packaging	5797783	08/674,856

M&D Balloons, Inc.	Method and apparatus for folding toy balloons	5779614	08/523,235

M&D Balloons, Inc.	Manufacture of valves for inflatable articles	5733406	08/537,592

M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5595521	08/475,422

Dale A. Harris	Toy balloon packaging	5514022	08/333,600

M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5482492	08/179,308

John McGrath, Dennis Cope, Scott Harris, Charles Becker	Method of making a balloon with flat film valve	5378299	08/043,441

[14]	In connection with Liens where the underlying security interests have been released, to use commercially reasonable efforts to have releases filed with the USPTO or USCO, as applicable.

62

Owner	Patent Title	Patent No.	Application No.
M&D Balloons, Inc.	Balloon assembly connected by tab and encircling collar	5378186	08/179,114

M & D Flexographic Printers, Inc. (Illinois)	Balloon with flat film valve and method of manufacture	5248275	07/702,790

B)	Liens in connection with the following Patents recorded at Reel/Frame Number 009547/0101 in favor of Fleet National Bank:

Owner	Patent Title	Patent No.	Application No.
Anagram International Inc.	Non-latex inflatable hand puppet	5713777	08/675,382

Garry Kieves	Three-dimensional non-latex balloon	5338243	08/161,972

Anagram International, Inc.	Stabilized appendage for a novelty balloon product	5259805	07/882,313

Anagram International, Inc.	Self-sealing refillable plastic balloon valve	5188558	07/787,772

Anagram International, Inc.	Mechanism and method for interlocking two non-latex balloons	5169353	07/683,308

Anagram International, Inc.	Non-latex inflatable toy	5108339	07/571,089

63

Owner	Patent Title	Patent No.	Application No.
Anagram International, Inc.	Self-sealing valve, a self-sealing, non-latex balloon, and a method for producing such a balloon	4917646	07/233,156

C)	Liens in connection with the following Patent recorded at Reel/Frame Number 019489/0462 in favor of Bank of America:

Owner	Patent Title	Patent No.	Application No.
Anagram International, Inc.	Card-and-balloon novelty device	5819448	08/582,330

D)	Liens in connection with the following Patents recorded at Reel/Frame Number 007656/0805 in favor of Balloon Zone Wholesale Inc.:

Owner	Patent Title	Patent No.	Application No.
M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5595521	08/475,422

Dale A. Harris	Toy balloon packaging	5514022	08/333,600

M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5482492	08/179,308

John McGrath, Dennis Cope, Scott Harris, Charles Becker	Method of making a balloon with flat film valve	5378299	08/043,441

M&D Balloons, Inc.	Balloon assembly connected by tab and encircling collar	5378186	08/179,114

M & D Flexographic Printers, Inc. (Illinois)	Balloon with flat film valve and method of manufacture	5248275	07/702,790

64

E)	Liens in connection with the following Patent recorded at Reel/Frame Number 008604/0412 in favor of Rick Keives:

Owner	Patent Title	Patent No.	Application No.
Anagram International, Inc.	Self-sealing valve, a self-sealing, non-latex balloon, and a method for producing such a balloon	4917646	07/233,156

F)	Liens in connection with the following Patent recorded at Reel/Frame Number 007764/0696 in favor of Chase Manhattan Bank, N.A.:

Owner	Patent Title	Patent No.	Application No.
Amscan, Inc.	Display rack	D342844	29/003,858

G)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 0764/0509 in favor of Chase Manhattan Bank:

Owner	Trademark	Application Number	Registration Number
Amscan, Inc.	AMSCAN	73173018	1146105

Amscan Inc.	TREND SETTERS	74089587	1670058

65

H)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 1429/0223 in favor of Chase Manhattan Bank:

Owner	Trademark	Application Number	Registration Number
Amscan, Inc.	AMSCAN	73173018	1146105

Amscan Inc.	TREND SETTERS	74089587	1670058

Amscan Inc.	TREND SETTERS	74096302	1833020

I)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 1802/0914 in favor of Fleet National Bank:

Owner	Trademark	Application Number	Registration Number
Anagram International, Inc.	ANAGRAM	74457658	1905750

Anagram International, Inc.	Design Only	75087368	2052521

Anagram International, Inc.	ANAGRAM	75087374	2052522

M & D Balloons, Inc.	DYNAFLOAT	76230811	2519999

66

J)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 3699/0875 in favor of Bank of America:

Owner	Trademark	Database	Application Number	Registration Number
Factory Card Outlet of America Ltd.	PARTY MANIA	U.S. Federal	74801544	1834213

Factory Card Outlet of America Ltd.	FACTORY CARD OUTLET	U.S. Federal	75179338	2093234

Factory Card Outlet of America Ltd.	FACTORY CARD & PARTY OUTLET	U.S. Federal	76380142	2668943

Factory Card & Party Outlet Corp.	MORE PARTY FOR YOUR DOLLAR	U.S. Federal	78617151	3370294

K)	Liens in connection with the following copyrights recorded at V3516 P857 in favor of General Electric Capital Corporation and were not on the release of General Electric’s interests recorded at V3532 P017:

Copyright Title	Registration Number	Owner
Amscan.	TX 2-123-948.	Amscan, Inc.
Amscan.	TX 2-123-949.	Amscan, Inc.
Autumn’s bounty.	VA 887-113.	Amscan, Inc.
Balloons II.	VA 900-250.	Amscan, Inc.
Balloons.	VA 887-105.	Amscan, Inc.
Bridal garden.		Amscan Holdings Inc.
Donny the dolphin.	VA 224-442.	Anagram International, Inc.
Flag impressionist.		Amscan Holdings, Inc.
Party goods & decorations.	TX 2-133-681.	Amscan, Inc.
Persian tapestry.		Amscan Holdings, Inc.
Summer garden.		Amscan Holdings, Inc.
Terracotta roses.	VA 900-246.	Anagram International, Inc.
Wild west.		Amscan Holdings, Inc.
You are a special friend.		Anagram International, Inc.
Country meadow.		Amscan, Inc.

67

L)	Liens in connection with the following copyrights recorded at V3494 D182 and V3496 D730 in favor of General Electric Capital Corporation. Only some of the copyrights were released on the document filed at V3510 D606. The following lists the copyrights that were not released:

Copyright Title	Registration Number	Owner
Donny the dolphin.	VA 224-422	Anagram International, Inc.

68

Schedule 6.04

NEGATIVE PLEDGES

None.

Schedule 6.06

RESTRICTIVE AGREEMENTS

None.

70

Schedule 6.07

EXISTING INVESTMENTS

1.	Existing Investments of the Subsidiaries in the entities listed on Schedule 3.15

2.	Investments made by any Loan Party or any of their Subsidiaries in connection with the intercompany Indebtedness listed on item 3 of Schedule 6.01(i).

71

Schedule 6.11

TRANSACTIONS WITH AFFILIATES

1.	Employment Agreement between Party City Holdings, Inc. and James M. Harrison dated as of June 1, 2011

2.	Employment Agreement between Party City Holdings, Inc. and Gerald Rittenberg dated as of June 1, 2011

3.	The Basic and Performance Stock Options issued to employees

4.	Severance agreements (or severance provisions in employment agreements), made by Amscan Holdings Inc. or its Subsidiaries with the following management employees: Bill Finch, John Conlon, Robert Ashey, Brent Schlosser, Chris Bearss, John McIntire, John Kupsch, Thomas Liu, Bill Goodwin and Michael Correale.

5.	License Agreement among Pretty Ugly LLC, Amscan Inc. David Horvath and Sun-Min Kim dated February 14, 2011, as amended August 16, 2011 for the license of the Ugly Dolls characters. James Harrison and Gerry Rittenberg are members of Pretty Ugly LLC.

6.	License Agreement among Pretty Ugly LLC, Grassland Road, a division of Amscan Inc., David Horvath and Sun-Min Kim dated November 9, 2011, as amended April 5, 2012 for the license of the Ugly Dolls characters. James Harrison and Gerry Rittenberg are members of Pretty Ugly LLC.

7.	The lease by Gags & Games Inc. of offices and warehouse in Livonia Michigan from Twin Kids LLC. Twin Kids LLC is a company owned by Chris Bearss and John McIntire.

72

Schedule 9.01

BORROWER’S WEBSITE ADDRESS FOR ELECTRONIC DELIVERY

•	http://www.amscan.com

EXHIBIT A

[Reserved]

EXHIBIT B

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(iv) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender][1]

1	Select as applicable.

2

3.	Borrowers:	Party City Holdings Inc. and Party City Corporation

4.	Administrative Agent:	Deutsche Bank Trust Company Americas, as administrative agent under the Credit Agreement

5.	Credit Agreement:	The ABL Credit Agreement dated as of July 27, 2012, among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time thereto, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under Relevant Class[2]	CUSIP Number
$		$	%
$		$	%
$		$	%

Effective Date:                     ,     201     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent and Swingline Lender

By:
Name:
Title:

By:
Name:
Title:

[ISSUING BANK][1], as Borrower Agent

By:
Name:
Title:

[Consented to:][2]

PARTY CITY HOLDINGS, INC., as Borrower Agent

By:
Name:
Title:

[1]	Pursuant to Section 9.05, each Issuing Bank is required to consent to an assignment under the Credit Agreement.
[2]	To be added only if the consent of the Borrower Agent is required by the terms of the Credit Agreement.

5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any Collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

2

EXHIBIT C

[FORM OF] BORROWING BASE CERTIFICATE

[insert date]

The undersigned hereby certifies that:

(1) I am the duly elected                      of PARTY CITY HOLDINGS INC., a Delaware corporation (the “Borrower Agent”).

(2) In accordance with subsection 5.01(q) of that certain ABL Credit Agreement, dated as of July 27, 2012 (said ABL Credit Agreement, as it may be amended, restated, amended and restated, modified and/or supplemented, being the “Credit Agreement”, the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), by and among, inter alia, the Borrower Agent, Party City Corporation, a Delaware corporation, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of                     , 20        , determined in accordance with the requirements of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the date first written above.

PARTY CITY HOLDINGS INC.

By:
Name:
Title:

ANNEX 1 TO

BORROWING BASE CERTIFICATE

[Attach in reasonable detail the respective components of clauses (a), (b), (c) and (d) of the definition of Borrowing Base and the respective calculations of the foregoing and of the aggregate Borrowing Base under clauses (a), (b), (c) and (d)]

[SEE ATTACHED]

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[            , 20__]

To:	The Administrative Agent and each of the Lenders party to the

Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings, Inc., the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A FINANCIAL OFFICER OF THE BORROWER AGENT, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected                  of Borrower Agent and a Financial Officer of Borrower Agent;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower Agent and its Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached as Schedule I hereto being delivered pursuant to [Section 5.01[(b)][(c)]1] of the Credit Agreement;

3. [Except as set forth below, the] [The] examinations described in paragraph 2 did not disclose, and I have no knowledge of [(i)] the existence of any condition or event which constitutes a Default or Event of Default as of the date of this Compliance Certificate [and (ii) the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto];

4. Schedule II attached hereto sets forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio as of the end of the most recently completed four consecutive Fiscal Quarters for which financial statements have been required to be delivered;

5. [Schedule III attached hereto sets forth the Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement];

6. Attached as Schedule IV hereto are pro forma financial statements reflecting adjustments to the attached financial statements necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;

[1]	Select quarterly or annually as applicable.

7. [Attached as Schedule V hereto is a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date hereof] [There is no change in the list of Subsidiaries or Unrestricted Subsidiaries since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement.]

8. The description below sets forth the exceptions to paragraph 3 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the actions which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

[insert description as applicable]

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

PARTY CITY HOLDINGS INC., as Borrower Agent

By:
Name:
Title:

2

SCHEDULE I

[Financial Statements]

SCHEDULE II

Calculation of the Fixed Charge Coverage Ratio

SCHEDULE III

Consolidated Total Assets Calculation

SCHEDULE IV

Pro Forma Financial Statement Adjustments

SCHEDULE V

List of Subsidiaries

EXHIBIT E

[FORM OF] SUBSIDIARY GUARANTOR JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                  201  , is entered into by and among             , a             (the “New Subsidiary”), and Deutsche Bank Trust Company Americas, a Delaware limited liability company as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), under that certain ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

WHEREAS, the New Subsidiary is a Domestic Subsidiary required by Section 5.12 of the Credit Agreement to become a Loan Guarantor under the Credit Agreement and be joined to as a party to the Pledge and Security Agreement; and

WHEREAS, the New Subsidiary will materially benefit from the credit facilities made available and to be made available to the Borrowers by the Lenders under the Credit Agreement;

NOW, THEREFORE, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders and the Issuing Banks:

1. Joinder. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all of the rights, benefits, duties and obligations of a Loan Party and a Loan Guarantor under the Credit Agreement as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement (to the extent made or deemed made on or after the effective date hereof), (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article X of the Credit Agreement.

2. Guaranty. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

3. Security. Attached hereto as Schedule A is the information required under Schedules 2.21(a) and 2.21(b) of the Credit Agreement and such Schedules to the Credit Agreement are hereby supplemented to include the information attached hereto as Schedule A. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents as requested by the Administrative Agent in accordance with the Credit Agreement.

4. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Administrative Agent, the Lenders, the Issuing Banks and the New Subsidiary with respect to the matters referred to herein and therein.

(b) Successors and Assigns. This Agreement and all obligations of the new Subsidiary hereunder shall be binding upon the successors and assigns of the New Subsidiary (including any debtor-in-possession on behalf of the New Subsidiary) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, hereunder, inure to the benefit of the Administrative Agent, the Lenders and the Issuing Banks, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

(d) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(e) Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer and the Administrative Agent, for the benefit of the Lenders and the Issuing Banks, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

[FORM OF]

LETTER OF CREDIT REQUEST

[Applicable Issuing Bank],1

as Issuing Bank

Attention:	[Name]
[Address] Fax: [•]

with a copy to:	Deutsche Bank Trust Company Americas,
as Administrative Agent for the Lenders referred to below

Attention:	Sheila Lee—Deal Administrator
5022 Gate Parkway
Jacksonville, FL 32256
Tel: 904-520-5449

[Date]

Ladies and Gentlemen:

We hereby request that[•]2, as an Issuing Bank, in its individual capacity, [issue, amend, renew, extend] a [existing][Standby][Commercial] Letter of Credit on [•]3, which Letter of Credit shall be denominated in United States Dollars, shall be in the aggregate amount of [•]4 and shall be for the account of [•]5. The beneficiary of the requested Letter of Credit is [•.]6, and such Letter of Credit will be in support of [•]7 and will have a stated expiration date of [•]8. For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (“Party City” and together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (“Administrative Agent”), shall have the respective meaning assigned to such terms in the Credit Agreement.

[1]	Insert name and address of the applicable Issuing Bank.
[2]	Insert name of the applicable Issuing Bank.
[3]	Insert date of issuance, which must be a Business Day at least two Business Days in advance of requested action.
[4]	Insert aggregate initial amount of the Letter of Credit.
[5]	Insert name of account party, which must be a Borrower or, so long as a Borrower is a joint and several co-applicant, a Subsidiary of a Borrower.
[6]	Insert name and address of beneficiary.
[7]	Insert brief description of obligations(s) to be supported by the Letter of Credit.
[8]	Date may not be later than the date referred to in Section 2.06(c) of the Credit Agreement.

The undersigned hereby certifies that:

(a) [the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date of [issuance/amendment/renewal/extension] of the Letter of Credit, both before and after giving effect to the [issuance/amendment/renewal/extension] of the Letter of Credit requested hereby; provided that to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date;1]

(b) no Default or Event of Default has occurred and is continuing, or would result from such the [issuance/amendment/renewal/extension] of the Letter of Credit requested hereby;

(c) after giving effect to the [issuance/amendment/renewal/extension] requested hereunder, the aggregate LC Exposure will, subject to Sections 2.09(b) and 2.23(f) of the Credit Agreement, not exceed $50,000,000; and

(d) after giving effect to the [issuance/amendment/renewal/extension] requested hereunder, the aggregate amount of Credit Extensions shall not exceed the Line Cap.

PARTY CITY HOLDINGS INC., as Borrower Agent

By:
Name:
Title:

[1]	No representations are required if such amendment, modification, extension or renewal does not increase the stated amount of the Letter of Credit.

EXHIBIT G

[FORM OF] BORROWING REQUEST

Deutsche Bank Trust Company Americas,

as Administrative Agent for the Lenders referred to below

60 Wall Street

New York, NY 10005

Attention: Dusan Lasarov/Jeremy Hyatt

Fax: (212) 797-5695

[•], 200[•]1

Ladies and Gentlemen:

Reference is made to the ABL Credit Agreement dated as of July 27, 2012, among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (“Administrative Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing (which shall be a Business Day)

(B)	Principal Amount of Borrowing[2]

(C)	Type of Borrowing[3]

(D)	Interest Period (in the case of a LIBO Rate Borrowing)[4]

(E)	Account Number and Location

[1]

Must be notified in writing or by telephone (with such telephonic notification to be confirmed promptly in writing) (i) in the case of a LIBO Rate Borrowing, not later than 12:00 pm., New York City time, three (3) Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, two (2) Business Days) before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing.

[2]	Not less than an aggregate amount as indicated in Section 2.02(c) of the Credit Agreement and in an integral multiple as indicated therein.
[3]	Specify a LIBO Rate Borrowing or an ABR Borrowing.
[4]	The initial Interest Period applicable to a LIBO Rate Borrowing shall be subject to the definition of “Interest Period”.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing:

(A) The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date of the Borrowing, in each case with the same effect as though such representations and warranties had been made on and as of the date of the Borrowing; provided that to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date;

(B) no Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds thereof; and

(C) after giving effect to the Borrowing requested hereunder, the aggregate Revolving Exposure will not exceed the Line Cap.

[INSERT BORROWER]

By:
Name:
Title:

EXHIBIT H

[FORM OF] PROMISSORY NOTE

$[            ]

New York, New York

[], 201[.]

FOR VALUE RECEIVED, the undersigned, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), hereby unconditionally, jointly and severally in accordance with Section 2.24 of the Credit Agreement, promise to pay on demand to [            ] (the “Lender”) or its registered assigns, at the office of Deutsche Bank Trust Company Americas (the “Administrative Agent”) at 60 Wall Street, New York, New York 10005, the principal sum of $[ ] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the ABL Credit Agreement dated as of July 27, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrowers, PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, in lawful money of the United States of America. Each Borrower also promises (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Each Borrower promises (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from the due dates in each case, in the manner and at a rate or rates provided in the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this Note.

This promissory note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

PARTY CITY CORPORATION

By:
Name:
Title:

PARTY CITY HOLDINGS INC.

By:
Name:
Title:

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Note

LOANS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and Adjusted LIBO with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

EXHIBIT I

[FORM OF]

INTEREST ELECTION REQUEST

Deutsche Bank Trust Company Americas,

as Administrative Agent for the

Lenders referred to below

60 Wall Street

New York, New York 10005

Attention: Dusan Lasarov/Jeremy Hyatt

[                 ], 201[_]1

Ladies and Gentlemen:

Reference is made to the ABL Credit Agreement dated as of July 27, 2012, among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A) on [date] (which is a Business Day) convert $[ ]2 of the aggregate outstanding principal amount of the Revolving Loans, bearing interest at the [            ] Rate, into a(n) [            ] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [            ] month(s)];

(B) on [ date ] (which is a Business Day) continue $[            ]2 of the aggregate outstanding principal amount of the Revolving Loans, bearing interest at the LIBO Rate, as LIBO Loans having an Interest Period of [            ] month(s)].

[1]

Must be notified in writing or by telephone (with such telephonic notification to be confirmed promptly in writing) (i) in the case of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, two (2) Business Days) before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing.

[2]	Not less than an aggregate principal amount as indicated in Section 2.02(c) and in an integral multiple as indicated therein.

PARTY CITY HOLDINGS INC., as Borrower Agent

By:
Name:
Title:

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

July 27, 2012

This Revolving Loan Agreement Solvency Certificate (“Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(j) of that certain Revolving Loan Agreement, dated as of the date hereof (the “Credit Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), to be merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company” and together with Merger Sub, the “Borrower Agent”), PC FINANCE SUB, INC., a Delaware corporation, to be merged with and into PARTY CITY CORPORATION, a Delaware corporation, PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation, the subsidiaries of the Borrower Agent from time to time party thereto, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent for the Lenders, DBTCA and BANK OF AMERICA, N.A. as co-collateral agent for the Lenders, and the other agents party thereto.

I, [Michael A. Correale], the [Chief Financial Officer] of the Borrower Agent, in such capacity and not in an individual capacity, hereby certify as follows:

I am generally familiar with the businesses and assets of the Borrower Agent and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower Agent pursuant to the Credit Agreement; and

1.	As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower Agent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have hereunto set my hand to this Solvency Certificate as of the date first above written.

PC MERGER SUB, INC.

By:
Name:
Title:

PARTY CITY HOLDINGS INC.

By:
Name:
Title:

EXHIBIT K

[FORM OF] SUBSIDIARY BORROWER JOINDER

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                  201  , is entered into by and among             , a              (the “New Subsidiary”), Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), and Deutsche Bank Trust Company Americas, a Delaware limited liability company as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), under that certain ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, the Borrowers, PC Intermediate Holdings, Inc. a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

WHEREAS, the New Subsidiary is a Domestic Subsidiary required by Section 5.12 of the Credit Agreement to become a Subsidiary Borrower under the Credit Agreement and be joined to as a party to the Pledge and Security Agreement; and

WHEREAS, the New Subsidiary will materially benefit from the credit facilities made available and to be made available to the Borrowers by the Lenders under the Credit Agreement;

NOW, THEREFORE, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders and the Issuing Banks:

1. Joinder. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Subsidiary Borrower under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all of the rights, benefits, duties and obligations of a Subsidiary Borrower and a Loan Guarantor under the Credit Agreement as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement (to the extent made or deemed made on or after the effective date hereof), (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article X of the Credit Agreement.

2. Guaranty. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

3. Security. Attached hereto as Schedule A is the information required under Schedules 2.21(a) and 2.21(b) of the Credit Agreement, and such Schedules to the Credit Agreement are hereby supplemented to include the information attached hereto as Schedule A. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents as requested by the Administrative Agent in accordance with the Credit Agreement.

4. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Administrative Agent, the Lenders, the Issuing Banks and the New Subsidiary with respect to the matters referred to herein and therein.

(b) Successors and Assigns. This Agreement and all obligations of the new Subsidiary hereunder shall be binding upon the successors and assigns of the New Subsidiary (including any debtor-in-possession on behalf of the New Subsidiary) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, hereunder, inure to the benefit of the Administrative Agent, the Lenders and the Issuing Banks, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

(d) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(e) Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer and the Administrative Agent, for the benefit of the Lenders and the Issuing Banks, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

EXHIBIT L-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(e)(i)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Borrower Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished each of the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT L-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(c)(i)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

2

EXHIBIT L-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(c)(i)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

3

EXHIBIT L-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(c)(i)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Notes(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

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